UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Essential Utilities, Inc.

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GROW WITH US

Essential Utilities, Inc. 2021 Annual Meeting of Shareholders

Essential™
Providing natural resources for life.

NYSE: WTRG

GROW WITH US Essential Utilities, Inc. 2021 Annual Meeting of Shareholders NYSE: WTRG

OUR KEY PILLARS Infrastructure We are committed to thoughtful and continuous investment in the infrastructure that delivers water and wastewater service and natural gas to our customers safely and reliably. Environment We take our role as a provider of water and natural gas very seriously, and we return wastewater safely back to the environment. We are committed to sustainable business practices that protect these valuable natural resources and work to ensure the environment is safeguarded for future generations. Operations We are committed to responsibly leveraging our industry expertise, purchasing power, economies of scale and efficiencies and to operational excellence benefiting our customers and shareholders. Safety We are committed to creating a culture that empowers employees to prioritize their safety and well-being and the safety of others above all else. We strive for safe treatment and delivery of water and gas to each customer we serve.

March 22, 2021

Christopher H. Franklin

For 135 years, it has been our mission to be the best possible provider of essential resources by serving the needs and expectations of our customers, shareholders, employees and the communities we serve — both today and for future generations.

To Our Shareholders

On behalf of your Board of Directors, I am pleased to invite you to attend the 2021 Annual Meeting of the Shareholders of Essential Utilities, Inc. to be held virtually on Wednesday, May 5, 2021.

I’m sure you will agree that 2020 was a transformative year for the company, as well as the country. Just as the COVID-19 pandemic began to sweep the U.S. and the country started to shut down and begin social distancing, Essential completed our momentous acquisition of Peoples Natural Gas. Despite the challenges of the pandemic, I am pleased to report that the new combined company performed admirably, and we continued providing a high-level of service to more than 5 million people and invested nearly $900 million in new infrastructure.

Our first priorities during the pandemic were to ensure the health and safety of our employees, and to continue delivering utility services to our customers. Essential activated a work from home model in mid-March. For those who needed to be physically present on job sites, we provided personal protective equipment (PPE), adjusted our operations to limit employee and customer interactions and increased cleaning and sanitation practices in our open facilities.

As a vital partner in the communities we serve, we could not sit idly by while so many of our neighbors suffered. In April, we donated $290,000 to food banks in each of the 10 states we serve customers, ensuring the donations were felt on a local level. Understanding how the pandemic financially impacted our customers, we expanded our low-income assistance programs to help customers continue to receive our services. Through the Essential Foundation we were able to provide over $4 million of assistance to the communities we serve.

While addressing safety and continuous services was a priority during COVID-19, Essential continued to grow. With the acquisition of Peoples, we welcomed 740,000 customers and more than 1,500 employees in Pennsylvania, West Virginia and Kentucky. We also closed six water and wastewater system acquisitions in Ohio, North Carolina, Pennsylvania and Illinois. These acquisitions totaled nearly 4,000 water customers, more than 8,000 wastewater customers and an opening rate base of nearly $63 million.

Essential is committed to being responsible stewards of our environment, maintaining a safe, diverse, and respectful culture, and overseeing the governance of Essential with the utmost transparency. To that purpose, we have added a Diversity metric to our 2021 Short-term Incentive Plan to tie executive compensation to our diversity goals.

In the Fall of 2020, we expanded our formal Environmental, Social and Governance (ESG) reporting. Our ESG report, which can be found at www.ESG.Essential.co, details our progress on our goals, including our intention to use 100% renewable energy to power water and wastewater operations in four states by 2022, and our company-wide PFAS standard of 13 ppt in drinking water. By 2035, our goal is to reduce our emissions by 60% from our 2019 baseline. We also amplified our diversity, equity, and inclusion efforts by formalizing our commitments in a multi-year plan to nearly double our diverse supplier spend to 15% of our spend and increase employee diversity by 20% in the coming years, reflecting the diversity of the communities in which we work.

I am proud of the work we accomplished during such a challenging year. In 2021 we will proudly celebrate the 135th anniversary of our company and we look forward to all we can accomplish during the next 135 years. We hope you’ll join us to hear more about Essential’s bright future on May 5th.

Thank you for your confidence in Essential!

Sincerely,

Christopher H. Franklin

Chairman, President and Chief Executive Officer

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   1

Notice of Annual Meeting of Shareholders	Essential Utilities, Inc. 762 W. Lancaster Avenue Bryn Mawr, Pennsylvania 19010

Virtual Annual Meeting of Shareholders

Wednesday, May 5, 2021 8:00am Local Time

Record Date

March 8, 2021

Due to public health concerns about COVID-19 and to support the health and safety of our shareholders and employees, this year’s Annual Meeting will be conducted virtually, entirely by live audio broadcast.

To attend, go to: www. virtualshareholdermeeting.com/ WTRG2021 and log in using the control number on your Notice of Internet Availability, proxy card or voting instruction form.

The list of shareholders will be available for inspection upon request, by contacting us at www.essential.co/investor-relations

Shareholders will have the same opportunities to participate as they would at an in-person meeting, with the opportunity to vote and ask questions on the matters discussed in this proxy statement.

Purpose

The Annual Meeting of Shareholders of Essential Utilities, Inc. (the Company) will be held for the following purposes:

1  To elect eight nominees for directors;

2  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2021 fiscal year;

3  To approve an advisory vote on the compensation paid to the Company’s named executive officers for 2020;

4  To ratify the Amendment to the Company’s Bylaws to permit shareholder access to the Company’s proxy statement; and

5  To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Who can vote

Only shareholders of record at the close of business on March 8, 2021 will be entitled to notice of, and to vote at, the meeting.

Your vote is important

We urge each shareholder to promptly sign and return the enclosed proxy card, or to use telephone or internet voting.

See our Questions and Answers about the Annual Meeting and the voting section of the proxy statement for information about voting by telephone or internet, how to revoke a proxy and how to vote your shares at the virtual annual meeting.

How to vote

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 5, 2021.

The Notice of Annual Meeting, Proxy Statement and 2020 Annual Report to Shareholders are available at: www.essential.co/investor-relations

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

Online before the meeting* www.proxyvote.com Online at the meeting Attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/WTRG2021 and follow the instructions for voting	By phone* In the U.S. or Canada dial toll-free 1-800-690-6903	By mail Return your proxy card in the postage-paid envelope provided

* You have until 11:59 p.m. (ET) on May 4, 2021 to vote through the internet or by phone, and if you are a plan participant you have until 11:59 p.m. (ET) on May 2, 2021 to vote through the internet or by phone. If you vote by Internet or by Phone, you do not need to mail back your proxy card.

By Order of the Board of Directors, Christopher P. Luning Secretary March 22, 2021

2   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Forward-looking statements are based on management’s beliefs and assumptions. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements. Accordingly, there is no assurance that such results will be realized. For details on the uncertainties that may cause the Company’s actual future results to be materially different than those expressed in our forward-looking statements, see our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made. Essential Utilities, Inc. expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   3

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2020 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Summary of Matters to be Voted upon at the Annual Meeting

The following table summarizes the items that shareholders are being asked to vote on at the 2021 Annual Meeting:

Proposal	Description	Vote Recommendation	Page Reference
Proposal 1 Election of Directors	The Board of Directors of the Company (the Board of Directors or the Board) and the Corporate Governance Committee believe that the eight director nominees possess the necessary qualifications, attributes, skills, and experience to provide advice and counsel to the Company’s management and effectively oversee the business and the long-term interests of our shareholders.	FOR each Director Nominee	10
Proposal 2 Ratification of Independent Accounting Firm	The Board believes the retention of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP.	FOR	38
Proposal 3 Advisory Vote to Approve Named Executive Officers’ Compensation	The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers for 2020 as described in the Compensation Discussion and Analysis (CD&A) and the compensation tables and narrative discussion. The Board values shareholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.	FOR	40
Proposal 4 Ratification of an Amendment to the Bylaws establishing a standard for inclusion of shareholder nominees in the Company’s proxy statement	The Board believes that its decision to amend the Company’s Amended and Restated Bylaws, as amended, (the Bylaws) to establish a standard for proxy access for shareholders with the power to nominate a number of director candidates for inclusion in the Company’s proxy statement aligns the shareholders’ interests and allows for greater accountability of the directors. As a matter of good corporate governance, shareholders are being asked to ratify this Amendment.	FOR	85

What’s New We continued to enhance our disclosures to make our proxy statement easier to read and understand. We responded to COVID-19 challenges. See disclosures throughout this proxy statement. We focused on our employees’ health, safety, diversity and inclusion programs We integrated Peoples Natural Gas into our overall operations. The Executive Compensation Committee held in-depth discussions on the Company’s strategy and compensation program, assessing the peer group, and evaluating each component of the package including base salaries, short term incentives, and long-term incentives. New metrics in our 2021 compensation program are aimed at incenting management to support diversity, equity, and inclusion in our organization. See pages 64 through 67 for a summary of the extensive new compensation program changes.

4   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Proxy Summary

Director Nominees

Director Nominees

The following table provides summary information about each of the Company’s eight director nominees. Each director will serve a one-year term if elected.

All directors are independent except for Mr. Franklin.

					Current and Proposed Committee Memberships
Director Nominee	Age	Director Since	Principal Occupation	Other Public Company Boards	Executive	Executive Compensation	Audit	Risk Mitigation & Investment Policy**	Corporate Governance
Elizabeth B. Amato	64	2018	Former Executive Vice President and Chief Human Resources Officer United Technologies Corporation	0	●	●			CHAIR
Christopher H. Franklin Chairman	55	2015	Chairman, President and Chief Executive Officer Essential Utilities, Inc.	0	●			●
Daniel J. Hilferty Lead Independent Director	64	2017	Former President and Chief Executive Officer Independence Health Group	0	●	CHAIR			●
Francis O. Idehen	43	2019	Chief Operating Officer GCM Grosvenor	0			●		●
Edwina Kelly	34	Nominee	Senior Principal Canada Pension Plan Investment Board	0			●*	●*
Ellen T. Ruff	72	2006	Former President Duke Energy	0		●			●
Lee C. Stewart	72	2018	Private Financial Consultant	1	●	●	CHAIR
Christopher C. Womack	63	2019	President, Georgia Power	0				●	●
Committee Meetings held in 2020					0	6	8	5	5

*	If Ms. Kelly is elected as a Director, it is anticipated that she will be a member of the Company’s Audit and Risk Mitigation & Investment Policy Committees.
**	The present Chair of the Risk Mitigation & Investment Policy Committee, Nicholas DeBenedictis is retiring. The new Chair will be appointed following the annual meeting.

Board Nominees from left to right Christopher H. Franklin Ellen T. Ruff Francis O. Idehen Elizabeth B. Amato Lee C. Stewart Christopher C. Womack Daniel J. Hilferty Edwina Kelly

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   5

Proxy Summary

Board Composition

Corporate Governance Highlights

We are committed to maintaining strong standards of corporate governance, which promote the long-term interests of our shareholders, strengthen Board and management accountability, and help build public trust in our Company. The Corporate Governance section beginning on page 17 describes our corporate governance framework.

Board Accountability	• Annual election of directors • 15 year term limit for directors who were elected after 2015 • Mandatory retirement age of 75 for directors
Board Independence	• Seven out of eight director nominees are independent • Independent audit, compensation, and governance committees
Lead Independent Director	• Lead Independent Director with clearly defined and robust responsibilities
Board and Committee Evaluations	• Peer evaluations of the Directors, the Board, and its committees
Board Diversity	• Over 62% of the Board is diverse • Over 37% of the Board is comprised of female directors
Board Refreshment	• Since 2015, 87.5% of the directors are newly appointed or elected
Board Oversight	• Risk oversight by full Board and all committees • Robust oversight of cybersecurity measures by full Board and Risk Mitigation & Investment Policy Committee
Stock Ownership Guidelines	• Robust director and management stock ownership guidelines – Directors: 5x annual base cash retainer – CEO: 5x midpoint of average base salary – Other NEOs/EVPs: 3x midpoint of average base salary
Shareholder Engagement	• Comprehensive shareholder outreach conducted in 2020 with more than 300 meetings held with investors

6   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Proxy Summary

2020 Performance Highlights

2020 Performance Highlights

During 2020, our leadership team remained focused on growing our customer base through acquisitions, prudently investing capital to renew our aging infrastructure, obtaining regulatory approval for the Peoples Natural Gas acquisition, successfully executing our first public offering of equity securities since 2006 and creating efficiencies across the organization. We see great opportunities ahead and remain focused on investing in infrastructure and delivering sustainable growth for our investors. We do this while building on our core values of respect, integrity, and the pursuit of excellence.

•  In 2020, we invested approximately $900 million in infrastructure projects across the water and gas utilities, helping to ensure safe and reliable service for all customers.

•  Revenues were $1.46 billion in 2020, an increase of 64.4 percent over 2019. Adjusted (non-GAAP) revenues were $1.49 billion.*

•  Earnings per share were $1.12 in 2020, including items from the Peoples transaction. Excluding these items, adjusted (non-GAAP) earnings per share were $1.58 compared to adjusted earnings per share of $1.47 in 2019.*

•  We added approximately 12,000 water and wastewater customer equivalents through acquisition in 2020 and increased water and wastewater customers served by 2 percent, which includes customers from organic growth and acquisitions. Our acquisitions in 2020 added approximately $62.9 million in rate base.

•  We continued the approval process for the DELCORA acquisition, a $276.5 million acquisition of a wastewater authority which provides service to over half a million people. DELCORA has the equivalent of 198,000 retail customers.

•  From January 1, 2018 to December 31, 2020, the total return to our shareholders, including share price appreciation and dividends paid, shows 29.08 percent growth.

•  In August 2020, the Board of Directors approved a 7 percent increase in the quarterly dividend to an annualized rate of $1.0028 per share.

•  We continued to enhance our ESG program with commitments to renewable power at our water utility and to PFAS treatment announced in February 2020. In October 2020 we published what we believe to be an industry-leading, award-winning, and expanded ESG report on our interactive ESG microsite ESG.Essential.co.

•  In early 2021, we made a greenhouse gas emissions reduction commitment that the entire Company, by 2035, will reduce Scope 1 and 2 emissions by 60% from our 2019 baseline.

•  Additionally, we set commitments related to supplier diversity and employee diversity. You can read more about these ESG initiatives on our ESG microsite at ESG.Essential.co.

*	See Appendix B for a reconciliation of non-GAAP financial measures to GAAP financial measures.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   7

Proxy Summary

Compensation Highlights

2018–2020 Pay for Performance Alignment

Our pay programs are designed to reflect the Company’s performance. The following table shows the relationship between financial performance goals and executive performance-based payouts over the past three years:

Target EPS (adjusted for comp plan)		EPS (adjusted for comp plan)	STI Payout %	3 Year TSR Return	PSU Payout %
2018	$1.39	Achieved	136.34%	23.32%	70.68%
2019	$1.47	Achieved	126.45%	67.75%	159.91%
2020	$1.55	Achieved	137.10%	29.08%	175.00%

Comparison of Five Year Cumulative Total Return*

Below is a chart showing our Total Return to our shareholders over the past five years as compared to the S&P 500 Index and the S&P MidCap 400 Utilities Index.

*	$100 invested on 12/31/15 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

Compensation Highlights

Highlights of our executive compensation program include:

•   Shareholder outreach designed to align compensation practices with shareholder interests

•   Compensation program highly correlated to total shareholder return, adjusted earnings per share, and other financial metrics

•   Continued emphasis on performance-based compensation

•   Significant portion of compensation is variable and at risk

•   Reasonable change-in-control agreements with double-trigger termination

•   Clawback policies in place

•   Anti-hedging and anti-pledging policy continued

•   No tax gross ups

•   Shareholding requirements ensure that executives are aligned with shareholders

•   Reasonable severance arrangements in line with market practices

•   Modest perquisites

•   New elements to the 2021 compensation program aimed at incenting management to support diversity, equity, and inclusion in the organization

8   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Proxy Summary

2020 Pay for Performance Compensation Program

2020 Pay for Performance Compensation Program

Our goal is to continue our pay-for-performance culture throughout our Company. Our compensation program for named executive officers is designed to:

•	Provide compensation that is competitive with our industry peers and appropriately correlates incentive compensation to the achievement of the Company’s short- and long-term performance for customers and shareholders.
•	Provide a total compensation package that is aligned with industry standards and enhances our ability to:
–	Motivate and reward our named executive officers for contributions to our financial success;
–	Attract and retain talented and experienced named executive officers; and
–	Ensure a significant portion of pay is performance based to better align pay with the successful achievement of our business objectives.
•	Reward our named executive officers for leadership excellence and contribution to the organization’s success.
•	Maintain an important focus on environmental, social, and governance issues while building shareholder value.

2020 NEO Total Compensation Pay Mix

Shareholder Outreach and Results of 2020 Advisory Vote to Approve Executive Compensation

At our 2020 annual meeting of shareholders, our shareholders overwhelmingly supported our compensation program, with 96% in agreement with the Company’s compensation design. We believe the high level of support recognized the thoughtfulness and consideration the Executive Compensation Committee and the management team spent in redesigning the program to more closely align with driving shareholder value.

Over the course of 2020, management held over 300 meetings with investors. We engaged with every shareholder who accepted our offer to meet. During these meetings and calls, we discussed numerous topics, including strategic, executive compensation, and environmental, social and governance issues.

As a direct result of these meetings and calls, the Company incorporated their feedback and moved to include supplier and employee diversity metrics in the short-term incentive program.

For more information on our shareholder engagement program, investor feedback and the actions taken in response to that feedback, please see page 45 in this proxy statement.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   9

Proposal 1:

Election of Directors

All of the director nominees who are elected, will be elected for a one-year term expiring at the 2022 Annual Meeting of Shareholders, and until their successors are duly elected and qualified. The Corporate Governance Committee reviewed the qualifications of the directors in relation to the candidate nomination criteria under the Company’s Corporate Governance Guidelines. The Corporate Governance Committee voted to recommend to the Board of Directors, and the Board of Directors approved, the nomination of Ms. Amato, Mr. Franklin, Mr. Hilferty, Mr. Idehen, Ms. Kelly, Ms. Ruff, Mr. Stewart, and Mr. Womack for election as directors at the 2021 Annual Meeting, with each nominee abstaining from the vote with respect to his or her nomination, as applicable.

Therefore, eight nominees will stand for election by a plurality of the votes cast at the 2021 Annual Meeting. At the Annual Meeting, proxies in the accompanying form, properly executed, will be voted for the election of the eight nominees listed below, unless authority to do so has been withheld in the manner specified in the instructions on the proxy card or the record holder does not have discretionary voting power under NYSE rules. Discretionary authority is reserved to cast votes for the election of a substitute should any nominee be unable or become unwilling to serve as a director. Each nominee has stated his or her willingness to serve and the Company believes that the nominees will be available to serve.

Director Independence

Based on a review applying the standards in the Company’s Corporate Governance Guidelines, including a review of the applicable NYSE, SEC, and Company standards, and considering the relevant facts and circumstances of any transactions, relationships, and arrangements between the directors and the Company, the Board of Directors has affirmatively determined that each director and nominee for director is independent, other than Mr. Franklin, the Company’s Chairman, President, and Chief Executive Officer. For more information, see Governance Practices & Policies beginning on page 31 for our Director Independence Standards and Related Persons Transaction Policy.

Age and Term Limits

The Board believes that term limits are an important element of good governance. However, it also believes that it must strike the appropriate balance between the contribution of directors who have developed, over a period, meaningful insight into the Company and its operations, and therefore can provide an increasing contribution to the Board as a whole. In 2015, the Board established that upon the fifteenth anniversary of a director accepting an initial appointment or election to the Board of Directors, the director will tender his or her resignation to the Board (the Term Limit Policy). The Term Limit Policy does not apply to directors who were elected on or before December 1, 2015. As of the date of this proxy statement, only two directors, including our CEO, were first elected prior to or in 2015.

Following extensive research, including conducting an outreach program to the Company’s largest shareholders to seek their opinion, the Board determined that 75 years of age was the appropriate age for a director to submit his or her resignation from the Board of Directors. All directors are now required to submit their resignation from the Board effective as of their 75th birthday.

Information About Our Director Nominees

For each of the eight nominees for election as directors at the 2021 Annual Meeting, we have included information on the following pages about the positions and offices with the Company held by each, the principal occupation of each during at least the past five years, the directorships of public companies and other organizations held by each and the experience, qualifications, attributes or skills that, in the opinion of the Corporate Governance Committee and the Board of Directors, make the individual qualified to serve as a director of the Company.

10   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Proposal 1: Election of Directors

Information About Our Director Nominees

Director Experience, Qualifications, Attributes and Skills Criteria

The chart below summarizes the experience, qualifications, attributes, and skills of each of the nominees:

Experience, Qualifications, Attributes and Skills	Utility Industry	Regulatory	Financial	Legal/ Government	Leadership	Mergers & Acquisitions	Geographic Diversity	C-Suite Experience
Amato				●	●	●	●	●
Franklin	●	●	●	●	●	●		●
Hilferty		●	●		●	●		●
Idehen	●	●	●		●	●	●	●
Kelly	●		●		●	●	●	●
Ruff	●	●		●	●	●	●	●
Stewart	●	●	●		●	●	●	●
Womack	●	●		●	●	●	●	●

Based upon these qualifications, attributes, and skills, the Board of Directors determined that the following members are best suited for service on the following Committees:

Committee	Chair	Other Members
Audit	Lee C. Stewart*	Francis O. Idehen*, Edwina Kelly**
Corporate Governance	Elizabeth B. Amato	Daniel J. Hilferty, Francis O. Idehen, Ellen T. Ruff, Christopher C. Womack
Executive Compensation	Daniel J. Hilferty	Elizabeth B. Amato, Ellen T. Ruff, Lee C. Stewart
Executive	Christopher H. Franklin	Daniel J. Hilferty, Lee C. Stewart, Ellen T. Ruff
Risk Mitigation and Investment Policy	Nicholas DeBenedictis***	Christopher H. Franklin, Edwina Kelly**, Christopher C. Womack

*	Audit Committee Financial Expert
**	Currently, Wendy Franks serves on our Audit and Risk Mitigation & Investment Policy Committees. If Ms. Kelly is elected as a Director, it is anticipated that she will replace Ms. Franks as a member of the Company’s Audit and Risk Mitigation and Investment Policy Committees.
***	The present Chair of the Risk Mitigation and Investment Policy Committee, Nicholas DeBenedictis is retiring. The New Chair will be appointed following the Annual Meeting.

Annually, the Corporate Governance Committee and the Board of Directors review the membership of the individuals on the Committees and re-organize the Committees, if necessary.

The Board of Directors unanimously recommends a vote FOR the election of each of these nominees as director.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   11

Proposal 1: Election of Directors

Nominees for Election at the 2021 Annual Meeting

Nominees for Election at the 2021 Annual Meeting

Board Committees

•  Chair, Corporate
Governance Committee

•  Executive Compensation
Committee

Key Skills

•  Legal/Government

•  Leadership

•  Mergers & Acquisitions

•  Geographic Diversity

•  C-Suite Experience

Elizabeth B. Amato Former Executive Vice President and Chief Human Resources Officer, United Technologies Corp.	Director since 2018 Age 64 Independent Director

Experience

•  Executive Vice President & Chief Human Resources Officer of United Technologies Corp. (UTC) 2015 to 2020.

•  Senior Vice President, Human Resources and Organization of UTC with global responsibility for UTC’s Human Resources and Communications functions 2012-2015.

•  Ms. Amato joined UTC in 1985 at Pratt & Whitney and has held a variety of the most senior human resources leadership positions across the corporation in both aerospace and commercial building systems, including UTC Climate, Controls & Security (2011-2012), Carrier (2010-2011), Pratt & Whitney (2006-2009) and Sikorsky (1997-2006).

Ms. Amato is a recipient of the YWCA Women Achievers Award and is currently a member of the Human Resources Policy Association, the CHRO Board Academy and is a member of the Board of Directors for Children’s Healthcare Charity, Inc. Ms. Amato holds a bachelor’s degree in political science from Davidson College and a law degree from the University of Connecticut.

Qualifications:

Ms. Amato has over 30 years of experience in various roles with responsibilities ranging from integrating acquisitions to human resources to executive compensation. The Board of Directors views Ms. Amato’s independence, her broad experience, and her leadership roles within the industry as important qualifications, skills and experience that support the Board of Directors’ conclusion that Ms. Amato should serve as a director of the Company.

Other current public company directorships (0).

12   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Proposal 1: Election of Directors

Nominees for Election at the 2021 Annual Meeting

Board Committees

•  Chair, Executive Committee

•  Risk Mitigation and
Investment Policy
Committee

Key Skills

•  Utility Industry

•  Regulatory

•  Financial

•  Legal/ Government

•  Leadership

•  Mergers & Acquisition

•  C-Suite Experience

Christopher H. Franklin Chairman, President, and Chief Executive Officer, Essential Utilities, Inc.	Director since 2015 Age 55

Experience Chairman, President, and Chief Executive Officer of the Company.
• Mr. Franklin has worked for the Company for 28 years in a variety of leadership positions: President and Chief Executive Officer since July 2015; Executive Vice President, and President and Chief Operating Officer, Regulated Operations 2012 to 2015; Regional President—Midwest and Southern Operations and Senior Vice President, Public Affairs 2010 to 2012; Regional	President—Southern Operations and Senior Vice President, Public Affairs and Customer Relations 2007 to 2010); Vice President, Public Affairs and Customer Operations 2005 to 2007; Vice President, Corporate and Public Affairs 1997 to 2005); and Manager Corporate & Public Affairs 1992 to 1997.

Mr. Franklin earned his B.S. from West Chester University and his M.B.A. from Villanova University.

Qualifications:

Since 2015, under Mr. Franklin’s leadership as CEO, the Company’s customer base has nearly doubled by completing over 60 acquisitions and increased its market capitalization from $4.4 billion to $11.6 billion at the end of 2020. During the same period, total shareholder return has been in excess of 100%. During his long tenure at the Company, Mr. Franklin has held a series of roles. Among his accomplishments in public affairs was the passage of key legislation designed to provide customers with improved water quality and better water and wastewater systems while allowing a fair and reasonable return for shareholders; as vice president of customer operations, Mr. Franklin lead the implementation of a single-customer information system and the creation of three central call centers; as operating president, he integrated the acquisition of AquaSource and brought the utility back to full profitability.

The Board of Directors views Mr. Franklin’s extensive experience with the Company, capabilities, and his demonstrated leadership roles with the Company and in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. Franklin should serve as a director of the Company.

Other current public company directorships (0).

Other current and past directorships:

Past Board member of ITC Holdings (which was sold in 2016). Mr. Franklin is active in the community and serves on a number of nonprofit and higher education boards including the University of Pennsylvania Board of Trustees and the Franklin Institute of Philadelphia.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   13

Proposal 1: Election of Directors

Nominees for Election at the 2021 Annual Meeting

Lead Independent Director

Board Committees

•  Chair, Executive Compensation Committee

•  Executive Committee

•  Corporate Governance Committee

Key Skills

•  Regulatory

•  Financial

•  Leadership

•  Mergers & Acquisitions

•  C-Suite Experience

Daniel J. Hilferty Lead Independent Director, Essential Utilities, Inc. Former President and CEO, Independence Health Group	Director since 2017 Age 64 Independent Director

Experience

•  Former President and Chief Executive Officer of Independence Health Group (IHG), one of the nation’s leading health insurers serving nine million customers in 25 states and Washington D.C. 2010 - 2020.

Prior to 2010, Mr. Hilferty was:

•  President and Chief Executive Officer of the AmeriHealth Mercy Family of Companies

• Executive Director of PennPORTS in the administration of Pennsylvania Governor Robert P. Casey • Assistant Vice President overseeing community and media relations for Saint Joseph’s University

Qualifications:

Mr. Hilferty has extensive knowledge and experience in the areas of mergers and acquisitions, the health care field, and government relations and regulation. Based on Mr. Hilferty’s experience, qualifications, and knowledge, in 2017, the Board of Directors determined that Mr. Hilferty should serve as its Lead Independent Director. The Board of Directors views Mr. Hilferty’s independence, his experience with regulation, his reputation in the healthcare industry, and his leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. Hilferty should serve as a director of the Company.

Other current public company directorships (0).

Other current and past directorships:

Mr. Hilferty serves on several industry-based and nonprofit boards, including America’s Health Insurance Plans (serves on the Executive Committee), Greater Philadelphia Chamber of Commerce (serves on the Executive Committee), and on a fund board of FS Investments. In 2015, he served as co-chair on the Executive Leadership Cabinet of the World Meeting of Families; and, was the past Chairman of the Board of Directors for the Blue Cross and Blue Shield Association.

Board Committees

•  Audit Committee

•  Risk Mitigation and
Investment Policy Committee

Key Skills

•  Utility Industry

•  Regulatory

•  Financial

•  Leadership

•  Mergers & Acquisitions

•  Geographic Diversity

•  C-Suite Experience

Francis O. Idehen Chief Operating Officer, GCM Grosvenor	Director since 2019 Age 43 Independent Director

Experience • Chief Operating Officer for GCM Grosvenor, an independent alternative asset management firm since May 2017.	• Served in senior roles at Exelon Corporation from 2011 to 2017, serving as its treasurer, head of investor relations, and managing director of its investment office.

Mr. Idehen has a bachelor’s degree in economics from Yale University and an MBA from Harvard Business School.

Qualifications:

Mr. Idehen has extensive experience with large and complex businesses, including a major utility Company, in various management and financial positions. Mr. Idehen has lived and worked in Illinois, an important area of the Company’s operations, for many years. The Board of Directors views Mr. Idehen’s independence, his experience with various aspects of the utility industry, and his experience as a chief operating officer charged with making prudent financial investments as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. Idehen should serve as a director of the Company.

Other current public company directorships (0).

14   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Proposal 1: Election of Directors

Nominees for Election at the 2021 Annual Meeting

Board Nominee Key Skills • Utility Industry • Financial • Leadership • Mergers & Acquisitions • Geographic Diversity • C-Suite Experience	Edwina Kelly Senior Principal, Canada Pension Plan Investment Board	Nominee Age 34 Independent Director

Experience

•  Senior Principal, Canada Pension Plan Investment Board (CPPIB) 2019 to present; responsible for originating new investments, transaction management and asset management for investments in the Company’s global Power & Renewables group.

• Director at EFG Hermes UAE, where she helped manage the renewable energy platform, led solar portfolio acquisitions, and equity restructuring of wind farm investments.
Ms. Kelly has a bachelor’s degree in philosophy, politics and economics from the University of Oxford and is an associated chartered accountant member of the Institute of Chartered Accountants in England and Wales.

Ms. Kelly is nominated to the Board as designated by CPPIB under the terms of the Company’s private placement transaction with CPPIB.

Qualifications:

The Board has determined, based on her abilities, qualifications, knowledge, judgment, character, leadership skills, education, background and experience in fields and disciplines relevant to the Company, including her financial expertise, that Ms. Kelly is qualified to serve on the Board and will make a positive contribution to the Board. The Board of Directors views Ms. Kelly’s extensive experience with US renewable energy, mergers and acquisitions, her auditing and evaluation of financial statements and complex accounting issues, her capabilities, and her demonstrated leadership roles as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Ms. Kelly should serve as a director of the Company.

Other current public company directorships (0).

Other current directorships:

Canterra, a Canadian farmland portfolio.
VTRM Energia, a joint venture between CPPIB and Votorantim investing in renewable energy in Brazil.

Board Committees

•  Executive Compensation Committee

•  Executive Committee

•  Corporate Governance Committee

Key Skills

•  Utility Industry

•  Regulatory

•  Legal Government

•  Leadership

•  Mergers & Acquisitions

•  Geographic Diversity

•  C-Suite Experience

Ellen T. Ruff Former President, Duke Energy	Director since 2006 Age 72 Independent Director

Experience • President, Office of Nuclear Development, for Duke Energy Corporation, 2008 until her retirement in January 2011. • Partner at the law firm of McGuire Woods LLP from 2011 to 2018.	• President of Duke Energy Carolinas, an electric utility that provides electricity and other services to customers in North Carolina and South Carolina from 2006 to 2008.

Ms. Ruff joined Duke Energy in 1978 and during her career held a number of key positions, including: Vice President and General Counsel of Corporate, Gas and Electric Operations; Senior Vice President and General Counsel for Duke Energy; Senior Vice President of Asset Management for Duke Power; Senior Vice President of Power Policy and Planning; and Group Vice President of Planning and External Affairs.

Qualifications:

Ms. Ruff has over 30 years of experience with a major utility company in various management, operations, legal planning and public affairs positions. Ms. Ruff has lived and worked in North Carolina, an important area of the Company’s operations, for many years.

The Board of Directors views Ms. Ruff’s independence, her experience with various aspects of the utility industry, her knowledge of North Carolina and her demonstrated leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Ms. Ruff should serve as a director of the Company.

Other current public company directorships (0).

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   15

Proposal 1: Election of Directors

Nominees for Election at the 2021 Annual Meeting

Board Committees

•  Chair, Audit Committee

•  Risk Mitigation and
Investment Policy
Committee

Key Skills

•  Utility Industry

•  Regulatory

•  Financial

•  Leadership

•  Mergers & Acquisitions

•  Geographic Diversity

•  C-Suite Experience

Lee C. Stewart Private Financial Consultant	Director since 2018 Age 72 Independent Director

Experience

•  Mr. Stewart is a private financial consultant with over 25 years of experience as an investment banker.

•  Vice President at Union Carbide Corporation from 1996 to 2001, responsible for various treasury and finance functions.

• Chief Financial Officer of Foamex International, Inc. 2001 to 2002.

Qualifications:

Mr. Stewart has over 25 years of experience as an investment banker and over 25 years of experience as a director of a public company. Mr. Stewart possesses significant experience with financial services, finance and banking, public Company accounting and financial reporting, strategic planning, operations and risk management, and corporate governance. The Board of Directors has determined that Mr. Stewart is an independent director. The Board of Directors views Mr. Stewart’s independence and his experience as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. Stewart should serve as a director of the Company.

Other current public company directorships (1).

Currently serves on the board of P. H. Glatfelter Company, a New York Stock Exchange-listed global supplier of specialty papers and engineered materials.

Board Committees

•  Corporate Governance Committee

•  Risk Mitigation and
Investment Policy Committee

Key Skills

•  Utility Industry

•  Regulatory

•  Legal/Government

•  Mergers & Acquisitions

•  Leadership

•  Geographic Diversity

•  C-Suite Experience

Christopher C. Womack President, Georgia Power	Director since 2019 Age 63 Independent Director

Experience

•  President, Georgia Power, a leading American gas and electric utility holding company based in Atlanta, Georgia, 2020 to present.

•  He worked in various executive leadership positions at Southern Company since 1988, including President of External Affairs and Executive Vice President, Georgia Power

Company from 2006 to 2008; Senior Vice President, Fossil & Hydro Power, Georgia Power Company from 2001 to 2006; and Senior Vice President, Human Resources from 1998 to 2001.

•  From 1979 to 1987 he served as a legislative aide in the U.S. House of Representatives.

Qualifications:

Mr. Womack has over 20 years of experience as an executive of a gas and electric utility. Mr. Womack possesses significant experience with utility operations, human resources and governmental affairs. The Board of Directors views Mr. Womack’s independence and his experience as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. Womack should serve as a director of the Company.

Other current public company directorships (0).

The Board of Directors unanimously recommends a vote FOR the election of each of these nominees as director.

16   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Corporate Governance

The Board sets high standards for our employees, officers, and directors. Implicit in this philosophy is the importance of sound corporate governance. Following the principles of our Corporate Governance Guidelines, the Board serves as a prudent fiduciary for shareholders and oversees the management of our business.

Governance Materials Available on our Website Corporate Governance Guidelines provide the principles governing the Board. Developed by the Corporate Governance Committee, the Committee annually reviews these Guidelines and recommends any necessary changes to the full Board. Board Committee Charters Each of the standing Committees of the Board of Directors operates under a written Committee Charter. Code of Ethical Business Conduct applies to our directors, officers, and employees and covers a number of important subjects, including: conflicts of interest; corporate opportunities; fair dealing; confidentiality; protection and proper use of Company assets; compliance with laws, rules and regulations (including insider trading laws); and encouraging the reporting of illegal or unethical behavior. In 2019, it was updated to reflect changes in our leadership structure and to stress our Core Values of Respect, Integrity, and the pursuit of Excellence. The Company intends to post amendments to or waivers from the Code of Ethical Business Conduct (to the extent applicable to the Company’s executive officers, senior financial officer, or directors) on its website. Copies of our Corporate Guidelines, Code of Ethical Business Conduct, Committee Charters and other governance materials can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website: www.essential.co. Our ESG Report is available at ESG.Essential.co. For additional information see pages 25 through 30 in this proxy statement.

Board Leadership Structure

Mr. Franklin serves as Chairman of the Board and Chief Executive Officer. The Board of Directors deliberately and intentionally determined that the structure of the combined Chairman and Chief Executive Officer along with the position of a strong lead independent director and independent Committee Chairs to be the most appropriate and efficient approach to managing the Company, while providing clear accountability to the execution of the Company’s strategy and its results.

Lead Independent Director

The Board of Directors annually elects the lead independent director to execute the following clear and specific duties:

•  Preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

•  Serve as liaison between the independent directors and the Chairman of the Board;

•  Consult with the Chairman of the Board, reviewing and approving meeting agendas and information provided to the Board for meetings, including the authority to add items to the agendas for any Board meeting;

•  Review and approve meeting schedules to assure there is sufficient time for discussion of all agenda items;

•  Possess the authority to call executive sessions of the independent directors and to prepare the agendas for the executive sessions;

•  If requested by major shareholders, ensure that he is available for consultation and direct communications;

•  Serve as a member of the Executive Committee;

•  In the event of the death or incapacity of the Chairman, become the acting Chairman of the Board until a new Chairman is selected; and

•  Has the authority (with the approval of at least the majority of the directors) to engage legal, financial or other advisors as the independent directors deem appropriate at the Company’s expense and without consultation or the need to obtain approval from any officer of the Company.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   17

Corporate Governance

Board Committee Membership, Meetings and Director Attendance

Board Committee Membership, Meetings and Director Attendance

Under our Bylaws, the Board of Directors may designate an Executive Committee and one or more other committees, with each committee to consist of two or more directors except for the Audit Committee and Executive Compensation Committee, which must have at least three members. The Board of Directors annually elects from its members the Executive, Audit, Executive Compensation, Risk Mitigation and Investment Policy, and Corporate Governance Committees. The Board may also appoint ad hoc committees. The Retirement and Employee Benefits Committee, which is comprised of senior management of the Company, reports periodically to the Board of Directors.

The Board of Directors held 12 meetings in 2020

•	In 2020, each director attended at least 75% of the aggregate of all meetings of the Board and the Committees on which each director served.
•	All of the directors who were elected at the 2020 Annual Meeting of Shareholders attended the 2020 Annual Meeting of Shareholders.

Board Committees

Chair

Lee C. Stewart

Members

Wendy A. Franks*

Francis O. Idehen

All members are independent under NYSE listing requirements and SEC rules.

All members are financially literate and two members of the Committee are financial experts within the meaning of applicable SEC rules.

* If Ms. Kelly is elected as a Director, it is anticipated that she will replace Wendy Franks as a member of the Company’s Audit and Risk Mitigation & Investment Policy Committees.

Audit	Meetings Required: 4 2020 Meetings Held: 8

The Committee’s primary responsibilities are to:

•  monitor the integrity of the Company’s financial reporting process and systems of internal controls, including the review of the Company’s annual audited financial statements; and

•  monitor the independence of our independent registered public accounting firm.

The Committee has the exclusive authority to select, evaluate and, where appropriate, replace the Company’s independent registered public accounting firm.

The Committee has considered the extent and scope of non-audit services provided to the Company by its independent registered public accounting firm and has determined that these services are compatible with maintaining its independence.

18   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Corporate Governance

Board Committee Membership, Meetings and Director Attendance

Chair Daniel J. Hilferty Members Elizabeth B. Amato Ellen T. Ruff Lee C. Stewart All members are independent under NYSE listing requirements	Executive Compensation	2020 Meetings Held: 6

The Committee is responsible for administering our equity compensation plans and determining executive compensation each year.

As part of its annual compensation-setting process, the Committee:

•  reviews the recommendations of the Chief Executive Officer as to appropriate compensation of the Company’s executive officers (other than the Chief Executive Officer) and determines the compensation of these executive officers; and

•  reviews and recommends to the Board of Directors the compensation for the Chief Executive Officer, which is subject to final approval by the independent members of the Board of Directors.

The Committee has retained an independent compensation consultant, Pay Governance LLC, to assist in designing our executive compensation program and assessing its competitiveness through benchmarking peer analysis and other methodologies.

The Committee has the power to delegate aspects of its work to subcommittees, with the approval of the Board of Directors.

Chair Elizabeth B. Amato Members Daniel J. Hilferty Francis O. Idehen Ellen T. Ruff Christopher C. Womack All members are independent under NYSE listing requirements	Corporate Governance	2020 Meetings Held: 5

The Committee’s primary responsibilities include:

•  identifying and considering qualified nominees for directors;

•  developing and periodically reviewing the Corporate Governance Guidelines;

•  advising the Board of Directors on director nominees, executive selections and succession planning, including a succession plan for the CEO and other senior executives; and

•  implementing and overseeing the comprehensive Board, Committee and peer review process.

The Committee also reviews and approves, ratifies or rejects related person transactions under the Company’s written policy.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   19

Corporate Governance

Board Committee Membership, Meetings and Director Attendance

Chair* Nicholas DeBenedictis Members Christopher H. Franklin Christopher C. Womack Wendy Franks**	Risk Mitigation and Investment Policy	2020 Meetings Held: 5

The Committee oversees the Company’s risk management process, policies, and procedures for identifying, managing and monitoring critical risks, including cyber-related risks, and its compliance with legal and regulatory requirements.

•  The Committee also oversees the Company’s acquisition process in which it is briefed on all potential transactions in excess of $10 million, and reviews all acquisitions valued in excess of $20 million and all transactions that involve the Company’s stock.

•  The Committee’s Chairperson communicates with other Board of Directors Committees to avoid overlap and potential gaps in overseeing the Company’s risks.

•  The Committee advises the Board of Directors in its performance of its oversight of enterprise risk management.

*The present Chair of the Risk Mitigation & Investment Policy Committee, Nicholas DeBenedictis is retiring. The New Chair will be appointed following the Annual Meeting.

**If Ms. Kelly is elected as a Director, it is anticipated that she will replace Wendy Franks as a member of the Company’s Audit and Risk Mitigation & Investment Policy Committees.

Chair Christopher H. Franklin Members Elizabeth B. Amato Daniel J. Hilferty Lee C. Stewart	Executive Committee	2020 Meetings Held: 0

The Committee has and exercises all the authority of the Board in the management of the business and affairs of the Company, with certain specified exceptions.

•  The Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board, or at a time when convening a meeting of the entire Board is not practical, and to make recommendations to the entire Board with respect to various matters.

•  The Chairman of the Board of Directors serves as Chairman of the Committee.

20   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Corporate Governance

Board and Committee Evaluations

Board and Committee Evaluations

Each year, the directors complete a targeted questionnaire that is administered by a neutral, non-affiliated entity to assess the performance of the Board and each of the standing Committees. Every second year, directors complete a targeted questionnaire to assess the performance of the directors individually. Both questionnaires elicit quantitative and qualitative ratings in key areas of Board operation and function. Each Committee member completes questions to evaluate how well the Committees on which he or she serves are functioning and to provide suggestions for improvement.

In 2020, the Lead Independent Director and the Chairman met with each director, provided the results of the evaluations to each director, and discussed the director’s participation, preparation, and performance.

Board Refreshment

In 2015, the Board of Directors undertook a multi-year program aimed at refreshing the Board to encourage new ideas, expertise, and oversight while maintaining the institutional experience of the then-current directors. As a result, the Board of Directors now consists of eight directors, with seven of those directors having been newly appointed or elected since 2015. Each of these directors brings his or her own level of expertise and experience.

-2

Departed

directors in 2021

+1

New

directors in 2021

8

Current

director nominees

7

new directors

since 2015

Director Onboarding and Continuing Education

As part of the 2020 equity investment by CPPIB, Ms. Kelly has been nominated by CPPIB to serve as a director of the Company. In addition to informal meetings with the existing directors, and in conjunction with her appointment, Ms. Kelly will participate in an onboarding process that includes in-depth meetings with the executive officers focused on items such as:

• merger and acquisition strategy; • regulatory matters; • utility accounting and financing;	• water, wastewater, and natural gas operations; • ESG; • board governance functions;	• Pennsylvania law; and • a review of the Company’s Articles of Incorporation, its Bylaws, its Corporate Governance Guidelines, and other policies.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   21

Corporate Governance

Board Oversight of Risk Management

Board Oversight of Risk Management

Full Board The Board believes that the present leadership structure, along with the important risk oversight functions performed by management, the Audit Committee, the Risk Mitigation and Investment Policy Committee, the Executive Compensation Committee, and the full Board, permits the Board to effectively perform its role in the risk oversight of the Company. Management In addition to updates at each Board meeting by operating management regarding any significant operational, acquisition, or environmental matters, management provides the Board with an annual update on: environmental matters by our Chief Environmental Officer; the Company’s proposed capital spending plans by our Vice President, Corporate Engineering; and the Company’s Enterprise Risk Management program by our Executive Vice President, General Counsel, and Secretary. Audit Committee The Audit Committee, in consultation with management, the independent registered public accountants and the internal auditors, discusses the Company’s policies and guidelines regarding risk assessment and risk management as well as its significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee meets in executive session with the Director of Internal Audit and with the independent registered public accountants at the end of each Audit Committee meeting. The Company’s General Counsel reports to the Audit Committee quarterly regarding any significant litigation involving the Company and his opinion of the adequacy of the Company’s reserves for such litigation. The Company’s Internal Audit department reports directly to the Chair of the Audit Committee. Corporate Governance Committee The Committee leads an annual discussion by the Board of Directors regarding the Company’s strategic plans and management’s performance with respect to these plans. The Committee also has direct oversight over most ESG matters and provides guidance on ESG decisions. Executive Compensation Committee The Committee reviews the Company’s overall compensation program in the context of the various behaviors that the program may encourage and the risks to the Company as a result of the program. At least annually, the Executive Compensation Committee considers the risks that may be presented by the structure of the Company’s compensation programs and the metrics used to determine individual compensation under that program. Risk Mitigation and Investment Policy Committee The Committee’s primary purpose is to assist the Board of Directors in fulfilling its oversight responsibilities for the Company’s: risk management practices; compliance with legal and regulatory requirements; potential investments in acquisitions and growth vehicles; cybersecurity risks; and to review and approve the Company’s risk management framework. Management receives approval from the Risk Management and Investment Policy Committee on all potential acquisitions valued in excess of $20 million, and the Board approves every acquisition valued in excess of $50 million or which involves the issuance of the Company’s common stock as part of the consideration. A company-wide Enterprise Risk Management (ERM) process is used to identify, prioritize and monitor key risks that may affect the Company. The Committee regularly reviews the results of the Company’s ERM process, and management presents to the Board a report on the status of the risks and the metrics used to monitor those risks. Each risk tracked as part of the ERM process has a member of the Company’s management who serves as the owner and monitor for that risk. The risk owners and monitors report on the status of their respective risks at the quarterly meeting of management’s Compliance Committee. The Information discussed at the Compliance Committee meeting is then reviewed by the Disclosure Committee composed of the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Accounting Officer, Director of Internal Audit, and Chief of Staff. The results of the Disclosure Committee’s meetings are presented to the Risk Mitigation and Investment Policy Committee or the Audit Committee each quarter, as appropriate.

22   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Corporate Governance

Succession Planning

Spotlight on Cybersecurity Management Beginning in 2019 and continuing in 2020, the Board of Directors oversees the Company’s cybersecurity risk assessment and security measures. By receiving at least quarterly reports, the Board of Directors and the Risk Mitigation and Investment Policy Committee ensure that the Company is devoting the appropriate amount of time and resources to ensure that the risk of a cybersecurity breach is mitigated and that there is a clear response plan in the event of a breach. The Board of Directors annually reviews and approves the capital and operating budgets, ultimately reviewing and approving the amount of spending that the Company is to spend on cybersecurity measures.

Board Oversight of Compensation Risk

In administering the executive compensation program, the Executive Compensation Committee aims to strike an appropriate balance among the elements of our compensation program to achieve the program’s objectives. Each of the elements of the program is discussed in greater detail in this proxy statement. As a result of its review of the Company’s overall compensation program in the context of the risks identified in the Company’s enterprise risk management processes, the Executive Compensation Committee does not believe that the risks the Company faces are materially increased by the Company’s compensation programs. Therefore, the Executive Compensation Committee believes that the compensation program does not create the reasonable likelihood of a material adverse effect on the Company.

Board Oversight of Human Rights Risk Management

The Board of Directors is responsible for overseeing human rights risk management. In 2019 it enacted a Human Rights Policy that underscores the Company’s commitment to conducting business in a way that minimizes the adverse effects our operations may have on people and the communities that we serve. As more fully described on page 32, at a minimum, the Company and its vendors will:

• make efforts to avoid causing or contributing to human rights violations; • mitigate and/or remediate adverse human rights impacts of our operations where possible;	• prohibit the use of child labor, forced labor, or human trafficking; and • be transparent in our efforts, successes and challenges.

Succession Planning

The Board of Directors is responsible for the development and periodic review of a management succession plan for the Chief Executive Officer and other executives. At least annually and at a special meeting held to only discuss succession planning, including in 2020, the Board of Directors reviews the Company’s succession planning process for the Chief Executive Officer and the named executive officers. During this review, the directors review succession candidates on an immediate basis and more developmental candidates so that the Company is well-prepared for the future.

In 2020, due to the pandemic, the Board conducted an additional review of the Company’s succession plan to ensure leadership oversight in the event of COVID-19 impacting the executive leadership team.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   23

Corporate Governance

Shareholder Outreach

Shareholder Outreach

At our 2020 annual meeting of shareholders, our shareholders overwhelmingly agreed with the Company’s compensation program, with 96% in agreement with our compensation design. We believe the high level of support recognized the thoughtfulness and consideration the management team spent in redesigning the program to more closely align with driving shareholder value.

Over the course of 2020, management held over 300 meetings with investors. We engaged with every shareholder who accepted our offer to meet. During these meetings and calls, we discussed numerous topics, including strategic, executive compensation, and environmental, social and governance issues.

As a direct result of these meetings and calls, the Company incorporated their feedback, and as an example, moved to include a diversity component to the short-term incentive program.

2020 Shareholder Feedback and Actions Taken

Board Response to Shareholder Feedback	2020 Actions Taken
Continued Performance-driven executive compensation

Focus on performance

Following 2020 shareholder outreach, we continued our focus on creating performance-driven compensation opportunities for our named executive officers, including adding new elements to incentivize management to support diversity, equity, and inclusion in the organization. We are continuing the use of our peer group developed in 2019 for 2020. 79% of our CEO’s compensation is performance-based and/or stock-based.

Reviewed our proxy access standard

Ratification of Shareholder Proxy Access

As a direct result of shareholder feedback, the Board of Directors voted to amend the Company’s Amended and Restated Bylaws, as amended, (the Bylaws) to establish a standard for Proxy access for shareholders with the power to nominate a number of director candidates for inclusion in the Company’s proxy statement aligns the shareholders’ interests and allows for greater accountability of the directors. This change is being presented to shareholders for ratification at the 2021 Annual Meeting.

Completed a review of our environmental and social programs and disclosures.

Expanded ESG Disclosure

Based upon our review and shareholder feedback, we have committed to expanding the disclosures of our environmental and social policies in a renewed CSR report, and make it easier to locate these policies. Our CSR report can be found at: www.esg.essential.co and other relevant policies can be found at www. essential.co/investor-relations.

The Company’s commitment to ensuring diversity and inclusion in the workplace continues to evolve with the insertion of diversity metrics into the Company’s short-term incentive plan in 2021.

24   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Corporate Governance

Environmental Stewardship and Corporate Responsibility

Environmental Stewardship and Corporate Responsibility

Essential’s ESG Program Objectives

At Essential, looking to the future is ingrained in our corporate responsibility and in how we conduct our business with environmental, social and governance (ESG) initiatives. For 135 years, it has been our mission to be the best possible provider of essential resources by serving the needs and expectations of our customers, shareholders, employees and the communities we serve both today and for future generations. We are committed to being responsible stewards of our environment, maintaining a safe, diverse, cooperative and respectful culture, and overseeing the governance of Essential with the utmost transparency and ethical responsibility.

Our water, wastewater, and gas utilities have been investing in the infrastructure and resiliency of local communities across America for 135 years. We share a like-minded culture of sustainability and a recognition of the responsibility that comes with providing resources for life in our communities. Our employees often live in the very neighborhoods we serve and this lends an awareness that our business actions should build resiliency and positive relationships locally.

Each year, we deliver more than 86 billion gallons of water, the Earth’s single most essential resource, to approximately 3 million people across eight states. We treat over 12 billion gallons of wastewater from about 150,000 customer connections. We supply natural gas to approximately 750,000 homes and businesses across three states. Over 3,000 Essential employees dedicate themselves to safe treatment and delivery of these resources and do so using the most environmentally sustainable methods available.

This would not be possible without our significant investment in rebuilding aging infrastructure across each of our state operations. As the troubling state of US infrastructure becomes more acute and threatens the health and safety of its citizens, we believe our role is to be part of the solution to address this crisis.

ESG Reporting

Our 2019 ESG report, published in October 2020, integrated best practices across the industry and incorporated various reporting frameworks, namely the Sustainability Accounting Standards Board (SASB) and Task Force on Climate-related Financial Disclosures (TCFD). It also incorporated United Nations Sustainable Development Goals (SDGs) to center our efforts around these important global goals. We are proud to be among the only utilities in our peer group to report through CDP (formerly Carbon Disclosure Project) for three consecutive years, most recently receiving a score of B-.

2020 Update Over the past year, we hired a full-time ESG Manager and have expanded and refreshed our ESG reporting to cover a wider range of topics in more detail and in line with best reporting practices All our ESG reporting was redesigned for centralized inclusion and presentation through an innovative and award-winning new microsite format. Later in 2021, we will expand all of our ESG reporting once again, most notably to fully incorporate our newly-acquired Peoples operation. Our goal is to feature ESG reporting that serves the needs of all our stakeholders and stands out as among the most transparent and comprehensive in the utility industry. We encourage you to visit www.ESG.Essential.co to explore this new form of reporting and learn more about Essential’s ESG program.

Oversight Responsibility

In 2020, Essential also strengthened and expanded its ESG oversight and governance:

Board of Directors: The Corporate Governance Committee now has direct oversight of most ESG matters. At each committee meeting, the ESG manager presents updates on ESG projects, trends and developments. The Full Board also receives written reports and updates from company executives at regularly scheduled meetings on ESG matters including safety, sustainability, environmental stewardship, diversity and human capital management.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   25

Corporate Governance

Environmental Stewardship and Corporate Responsibility

CEO and Executive Management Team: Company Management is responsible for designing, implementing, and executing a strong and comprehensive program as well as reporting to stakeholders on our ESG performance and progress. Additionally, a significant portion of our performance-based executive compensation goals focus on these important ESG issues.

Essential has also formed the ESG Oversight Committee, which meets at least quarterly to discuss ESG matters, strategy, and technical planning to achieve various goals. This committee is comprised of almost a dozen senior leaders from different functional areas and backgrounds who offer varying perspectives. These leaders are expected to extend these discussions and culture of sustainability to their teams across the organization. We believe a critical part of ESG and ethical excellence is setting a strong tone at the top on such issues.

Environmental Stewardship

Climate Change and Greenhouse Gas Emissions

Within the first year of the Peoples Acquisition, we have put substantial work and consideration into emissions reduction and we recently announced our commitment to substantially reduce Scope 1 and 2 greenhouse gas emissions. By 2035, we pledge to achieve a 60% reduction over our 2019 baseline. All of our utilities- gas, water, and wastewater- across all 10 of our states will be contributing to this enterprise-wide target and building on important work and progress in recent years. Transparency is at the center of our ESG program and a core value of our company, so we will report on our progress toward this goal twice a year until we meet the target.

Our Goals:

By 2035, Essential will reduce annual emissions by 350,045 Metric Tons CO2 e compared to its 2019 baseline. This figure is roughly equivalent to any one of the following activities taking place over one year:

•	Emissions from 76,000 cars on the road
•	Emissions from 59,000 homes’ electricity usage
•	CO2 sequestered by over 457,000 acres of U.S. forest, roughly the massive size of Sequoia National Park

The two most significant actions that will lead to such deep reductions are the following:

•	Gas Operations: Aggressive Long-Term Infrastructure Improvement Plan, which has a stated goal to replace 3,000 miles of leak- prone bare steel and cast-iron pipe through 2034
•	Water and Wastewater Operations: Beginning in 2022, moving to 100% renewable electricity supply in our Pennsylvania, New Jersey, Illinois, and Ohio operations

This year, Essential will release its fourth consecutive CDP filing as well as its second Task Force on Climate-Related Financial Disclosure (TCFD) report. Each will be expanded to include our recently acquired Peoples operations.

Excellence in Providing Safe Drinking Water

Lack of infrastructure investment, increasingly costly and complex environmental regulations, and a fractured landscape of many thousands of water systems have plagued America’s drinking water supply. According to the EPA, about one in 10 U.S. community water systems have health-based violations.

•	Essential consistently and widely outperforms the national average for percentage of community water systems with health-based violations, typically smaller by a factor about 6 to 8 times.

Providing safe drinking water to our customers is our paramount priority, guiding every single one of our actions and forming the bedrock of our operational culture. All water utilities seek to promote safety, but not all have the resources and expertise we are able to leverage. We are not only better able to supply safe water today than many municipal water utilities, but we are also often better prepared for difficult or unforeseen challenges that tomorrow may bring.

Consider one of the most widely discussed and alarming issues in drinking water today: PFAS. Per and poly-fluoro alkyl substances (PFAS – PFOA, PFOS, etc.) are a health concern in communities across the country where groundwater is believed to have been contaminated by nearby military bases or other causes. They have been used in the manufacturing of many common products we all use each day.

•	Essential took an industry leadership position in early 2020 by setting a company-wide standard of 13 parts-per-trillion (ppt), well below the EPA’s non-enforceable health advisory level of 70 ppt. This will enable Essential to address the contaminant uniformly across our footprint.

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Corporate Governance

Environmental Stewardship and Corporate Responsibility

Scientific Testing. We also committed to testing every single water source across our footprint for PFAS, a promise we believe to be unprecedented in our industry. We are building a new, state-of-the-art laboratory in Bryn Mawr, Pennsylvania which will be the only utility-owned facility in the state that is both certified and accredited to test for PFAS substances.

Essential is also fortunate to have a talented and dedicated staff of scientists to examine water samples from across our footprint and study best practices to address emerging contaminants. We are putting the full scale of our resources, size, and capabilities behind the effort to address PFAS to a degree beyond what many other utilities, especially those municipally managed, are unfortunately unable to match. The health and safety of our customers, which include our employees themselves and their families, is too vital to do any less.

Water as a Human Right

In 2019, the Board of Directors considered the Company’s responsibility to its customers and its ongoing commitment to the betterment of the societies in which we serve. It reviewed various policies and objectives. Following a review and recommendation by its Corporate Governance Committee, the Board of Directors unanimously adopted the following resolution:

Right to Water Resolution In November 2002, the United Nations Committee on Economic, Social and Cultural Rights adopted a resolution on the right to water. The resolution states that the human right to water is indispensable for leading a life in human dignity. It is a prerequisite for the realization of other human rights. Further, the right to water was defined as the right of everyone to sufficient, safe, acceptable and physically accessible and affordable water for personal and domestic uses. Essential Utilities, Inc. recognizes and agrees with the United Nations Resolutions. Essential’s mission is to deliver exceptional quality water and service to customers and communities while protecting the environment and providing a fair return to shareholders; It is the policy of all Essential’s water utilities to provide a reliable supply of safe, clean, affordable, and accessible water adequate for human consumption, cooking, and sanitary purposes in accordance with State and Federal statutes, laws and regulations at rates established by our governing Public Utility Commissions.

Human Capital Management

Growth and Development

We believe that strategic workforce planning and investments to develop and train our people are important to the Company’s success. We have a regular, disciplined workforce review process and link hiring plans and training needs to business objectives. We offer a learning and development curriculum, which incorporates multi-modes of education to enhancing employees’ skills and enable their growth. Our water and gas technical training supports the workforce to maintain job qualifications or reskill as technology and other factors change job requirements. We emphasize and promote continued education for our water and gas employees to keep abreast of new developments in our industries. We utilize talent analytics that enable us to project the Company’s future workforce needs and allow us to identify and mitigate talent risks proactively.

Communication and Engagement

We believe that our success depends on employees understanding how their work contributes to the Company’s overall strategy. We use a variety of communications channels to facilitate open and direct communication, including:

• Open forums with our executives; • Monthly Town Halls;	• Regular engagement surveys; and • Employee resource groups.

COVID-19 Communications

Since 2020, with the impact of COVID and our move to have more than 30% of our employees working from home, our communications became even more critical to ensure continuity of services for our customers. We conducted employee surveys throughout 2020 to ensure we had the pulse on employees’ thoughts and concerns. Our survey results told us employees felt:

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Corporate Governance

Environmental Stewardship and Corporate Responsibility

•   Supported by the Company during the pandemic;

•   Supported by their managers and know what their priorities were for the job;

•   Have the resources needed to work safely in the field or work remotely from home;

• Company has taken appropriate steps to keep them safe; and • Dedicated in delivering excellent service to our customers despite the pandemic.

Diversity, Equity, and Inclusion

We are committed to expanding our diversity, promoting equity, and building a culture of inclusion. Essential plays an elemental role in every community across our footprint; we provide natural resources for life. Doing so is rooted in a firm belief that our employees, our most valuable internal resource, should reflect the communities we live and serve each day.

Our suppliers, many of which are locally based and small businesses, should have ownership reflective of the communities we live and serve each day. Diversity, equity, and inclusion do not just enrich and strengthen local neighborhoods and economies. They make our company stronger, more resilient, and help us create greater value for our stakeholders.

Industry Leadership Water and Natural Gas utilities have traditionally lagged other industries when it comes to gender and race diversity of their employee populations. For Essential, we have been focused on a diversity, equity, and inclusion strategy that includes leadership accountability, supporting an inclusive culture, building a diverse talent pipeline and promoting business and community diversity. To that end, we do not accept this as a static reality and challenge ourselves to make marked progress. In pursuit of our Diversity, Equity and Inclusion Strategy, in 2020 we: Initiated a multi-year DE &I strategy to support a more inclusive workforce; Formed a DE&I Advisory Council, led by senior executives; and Committed to diverse candidates for searches for leadership roles within the organization. Essential is among the first utilities in our peer group to publicly announce both employee and supplier diversity goals in our incentive plan that span all of our state operations and all of our utilities. Over the coming years, we will nearly double our diverse supplier controllable spend and increase the percentage of our employees of color by 20%, a figure based on a detailed assessment of the demographics of the communities where we operate.

Building a Diverse and Inclusive Culture

To help us achieve our goals, we have been building and expanding our program and actions in this area to create an environment where our differences are valued, every person feels a sense of belonging, and engagement supports a thriving organization.

Essential Employee Programs

Education	We hold education and unconscious bias workshops and action planning sessions for employees across our company footprint to improve the dialogue and build on an inclusive culture. These sessions explore the perspectives and pre-conceived notions individuals bring to work each day that impact others.
Diverse New Talent Recruitment	Our diversity recruitment is supported through diversity associations and job boards for employees of color, veterans and women; we also recruit new talent from local community colleges and city-based universities.
Employee Resource Groups	We host several employee resource groups across the organization to help ensure our employees feel supported in their professional growth at all levels, including Black Resource Group, Women’s Resource Group, Peoples’ Diversity Council, and Essential Diversity, Equity and Inclusion Advisory Council.

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Corporate Governance

Environmental Stewardship and Corporate Responsibility

Supplier Diversity. To promote supplier diversity, we have taken various steps internally to increase our work with diverse suppliers in the procurement process, including regular review of controllable spend categories to expand the use of diverse suppliers, updating our internal purchasing website to encourage greater use of qualified diverse suppliers, working with a leading provider of supplier diversity data and enhancing reporting to better recognize our work with such suppliers.

More than 62% of the board is diverse, including 37% female directors. Diverse leadership at the highest levels of our company is vital and we seek to promote career advancement and opportunities for all individuals, regardless of background.

Safety & Wellness

Safety is not just a topic we talk about — it is our top priority, the foundation of our business and what guides all our employees’ actions. We continue to invest in safety improvements, implement policies and procedures, develop technical training and guidelines for our employees, and leverage new tools and technology to improve our maps, records and infrastructure performance. We are focused on identifying and mitigating risk and safeguarding our plants and distribution lines.

Our employees take actions each day to keep themselves, one another, our customers and our communities safe. Our teams make safety a focus on the job, in meetings, and our surrounding work environments to ensure employees and our customers’ safety is treated with the highest level of concern.

COVID-19 Actions Essential’s continued focus on safety took many forms in 2020. Not only did we rise to the challenges that COVID-19 has brought us by establishing a rigorous program of employee and office safety protocols, local outbreak monitoring, and workplace modifications, we have focused on the alignment and integration of safety in the gas and water businesses. This integration was supported through the creation of the Essential Strategic Safety process, which included the establishment of a tiered safety committee structure that focuses on leveraging safety experience across the organization. In response to the COVID-19 pandemic, we implemented significant changes determined to be in the best interest for the safety of our employees, as well as for the safety of our customers, and which complied with government regulations. This included having the vast majority of our non-field employees work from home during times in the year where hospitalization rates were high and COVID-19 infections continued to climb, while implementing additional safety measures for field employees to mitigate the risk of infection at our work sites. Since March 2020, we held weekly CEO townhalls and direct messages to ensure employees heard directly from leadership on actions to keep staff safe and customers served. Additionally, in 2020, we conducted semi-annual engagement surveys to ensure management was close to employees’ perspective on their work environment in such a critical time. We believe our attention to safety, communication, and flexibility were key in keeping our employees feeling safe while being mission-focused. In November 2020, in recognition of the sacrifices that our front-line essential workers were making during the COVID-19 pandemic, we issued special bonuses to all non-manager employees. We were successful in our safety and communications endeavors, resulting in minimal workplace related infection spread and high employee satisfaction results.

2020 Safety Culture Survey

Additionally, Essential took advantage of the timing of the Company’s acquisition of Peoples to set a baseline for our respective safety cultures by conducting a Safety Culture Survey. This survey was conducted by a third party and provided us an opportunity to obtain feedback on safety from our employees, which have assisted us in obtaining clear insight into our strengths and opportunities for improvement. 77% of our workforce participated in the survey and of their responses, 89% showed positive perceptions of our safety programs, leadership and employee engagement.

In fact, our workplace is safer. Since 2015, our safety record has improved significantly. Our lost time and restricted incidents are down 52% and our responsible vehicle accidents have declined by 30%. To incentivize managers to promote a safe environment, these metrics, among others, are incorporated in management’s incentive compensation plans and are further discussed in the CD&A Section beginning on page 52 of this proxy statement.

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Corporate Governance

Environmental Stewardship and Corporate Responsibility

The health of our employees is just as important to us as is their safety. We provide access to a variety of innovative, flexible, and convenient employee health and wellness programs. We proactively conduct communications outreach to our employees and their family members on health topics that are relevant to them. With the focus on mental health becoming more of a central part of an employee’s well-being, we have added additional resources and counseling access for employees and their families to utilize and ensure employees and their dependents take care of themselves.

Customer Satisfaction

We are focused on improving the customer experience. Our capital investments are designed to enhance our customers’ experience and ensure smooth interaction with our utilities. Over the past year, the Company has been hard at work developing and implementing a formal customer experience (CX) program with the goal of improving customer service across all states and sectors. At the end of 2019, the Company formally launched the CX program and has taken several steps in identifying and implementing important operational changes to improve customer service across Essential.

In an effort to better understand how the Company perceives customer experience through an internal lens and identify areas of success and improvement opportunities, we mapped every touchpoint residential water customers have with the Company from the time they start service, turn on their faucet, pay a bill and every other possible interaction they may have with us. In early 2020, we released a customer survey across all states to directly hear from customers about their experiences with the Company’s service. With this enlightening feedback, we are determined to improve water quality communication and education, to better communicate emergency and outage events and to provide better scheduling options for our customers.

As a result of our customer’s feedback, the Company launched a number of cross-functional working groups focused on improving communication with our customers regarding outage and boil water notices, implementing proactive customer appointment confirmations, providing education about water quality concerns and exploring technologies we can leverage to better communicate with our customers.

New 2020 Customer Satisfaction Initiatives

Contact Center Survey	The Survey measures customer experience based on a specific interaction with our contact center or field services. With this survey, we can respond to customer concerns in an efficient and customer-centric manner, helping us communicate with customers during the COVID-19 pandemic.
Customer Voice program	This initiative builds on the already strong service we provide our customers and will ensure that we all keep customers’ perspectives in mind during decision making. Under the initiative, employees are asked to designate one co-worker in each meeting to represent the customer’s voice.
Launched ChatBot	ChatBot gives customers the opportunity to text instead of using voice. Customers can check their account balance, make a payment, enroll in Budget Billing, request a duplicate bill, request a statement of account or report a meter reading. To ensure a seamless experience, these options are the same regardless of the channel they choose

In conjunction with our customer engagement project, we participated in several J.D. Power customer satisfaction reports which provide industry standards in customer satisfaction. During 2020, the Company was ranked #2 in the Northeast and #3 in the South and Midwest achieving higher performance as compared to 2019.

An important piece to providing excellent service is having the right tools and performance to meet and/or exceed customer expectations. In 2020 we began rolling out a system enhancement to our front-end users. These enhancements were designed to reduce clicks and make maneuvering easier for our Customer Service Representatives, which in turn increases customer satisfaction.

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Corporate Governance

Governance Policies and Practices

Governance Policies and Practices

Anti-Hedging and Anti-Pledging Policy

We believe that issuance of incentive and compensatory equity awards to our directors and named executive officers along with our stock ownership guidelines help to align their interests with our shareholders. As part of our insider trading policy, we prohibit all directors and employees from engaging in hedging or pledging activities with respect to any owned shares or outstanding equity awards. The policy specifically prohibits all insiders from engaging in any short sales of the Company’s securities, buying or selling puts, calls or other derivative securities relating to the Company’s securities, or pledging the Company’s securities as collateral for a loan. None of our directors nor any of our named executive officers engaged in any hedging or pledging activities with respect to the Company stock during 2020.

Director Independence Standards

The Board of Directors is responsible for determining whether each of the directors is independent. The Board has adopted Corporate Governance Guidelines that contain categorical standards of director independence that are consistent with the listing standards of the NYSE. Under the Company’s Corporate Governance Guidelines, a director will not be deemed independent if:

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;
•	the director (A) or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (B) is a current employee of such a firm, (C) has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit, or (D) or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time;
•	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another Company where any of the Company’s present executive officers at the same time serves or served on that Company’s compensation committee;
•	the director has received, or has an immediate family member who has received, during any twelve month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and, in the case of an immediate family member who is not an executive officer, other than compensation for service as an employee of the Company;
•	the director is an executive officer or employee, or someone in her/his immediate family is an executive officer, of another Company that, during any of the other Company’s past three fiscal years made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year of the other Company, exceeded the greater of $1 million or 2% of the other Company’s consolidated gross revenues; or
•	the director serves as an executive officer of a charitable organization and, during any of the charitable organization’s past three fiscal years, the Company made charitable contributions to the charitable organization in any single fiscal year of the charitable organization that exceeded the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues.

For purposes of the categorical standards above:

(a)	a person’s immediate family includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares such person’s home,

(b)	the term executive officer has the same meaning specified for the term officer in Rule 16a-1(f) under the Exchange Act, and

(c)	the Company includes Essential and its consolidated subsidiaries.

In addition to these categorical standards, no director will be considered independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly, or as a partner, shareholder, director or officer, of an organization that has a relationship with the Company). When making independence determinations, the Board of Directors broadly considers all relevant facts and circumstances surrounding any relationship between a director or nominee and the Company. Transactions, relationships and arrangements between directors or members of their immediate family and the Company that are not addressed by the categorical standards may be material depending on the relevant facts and circumstances of such transactions, relationships and arrangements.

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Corporate Governance

Governance Policies and Practices

Equal Employment Opportunity and Anti-Harassment Policy

This policy provides that all employees are entitled to a work environment in which they are treated with dignity and respect and which is free of harassment and discrimination of any kind, including discriminatory, emotional, physical and sexual.

The policy states that the Company will not tolerate any form of harassment on the job by managers, other employees, or by non-employees, such as customers, vendors or contractors and clearly defines harassment as including verbal comments that are offensive or unwelcome regarding a person’s national origin, race, color, religion, gender, sexual orientation, age, body, disability or appearance, including epithets, slurs and negative stereotyping and nonverbal harassment to include distribution, display or discussion of any written or graphic material that ridicules, denigrates, insults, belittles or shows hostility, aversion or disrespect toward an individual or group because of national origin, race, color, religion, age, gender, sexual orientation, pregnancy, appearance, disability, sexual identity, marital status or other protected status.

Human Rights Policy

The Board of Directors is responsible for overseeing human rights risk management. In 2019, it enacted a Human Rights Policy that underscores the Company’s commitment to conducting business in a way that minimizes the adverse effects our operations may have on people and the communities that we serve. At a minimum, the Company and its vendors will:

•	make efforts to avoid causing or contributing to human rights violations;
•	mitigate and/or remediate adverse human rights impacts of our operations where possible;
•	prohibit the use of child labor, forced labor, or human trafficking; and
•	be transparent in our efforts, successes and challenges.

Together, these policies ensure that that the Company is committed to providing all of its employees with a work environment in which they are treated with dignity and respect and which is free of harassment of any kind, and affirmatively commits the Company to making efforts to avoid causing or contributing to human rights violations. Copies of these policies can be found at www.essential.co/investor-relations or at ESG.Essential.co.

Related Person Transactions and Determination of Director Independence

Review of Transactions for Director Independence Determination

The Board of Directors considered the following transactions, relationships and arrangements in connection with making the independence determinations for the current Board of Directors:

1.	During 2020, the Company made contributions to charitable or civic organizations for which the following directors serve as directors, trustees or executive officers: Mr. Franklin, and Mr. Hilferty. None of the Company’s contributions exceeded the greater of $1 million or 2% of the recipient organization’s consolidated gross revenues.

2.	During 2020, the Company provided water service at normal tariff rates to IHG or its affiliates. During the majority of 2020, Mr. Hilferty served as President and Chief Executive Officer of IHG. Southern Company or its affiliates provides electric service at tariff rates to the Company. Mr. Womack serves as President of Georgia Power, a subsidiary of Southern Company. United Technologies Corp. or its affiliates sold elevators and related services to the Company under contractually negotiated terms and conditions. During part of 2020, Ms. Amato served as the Executive Vice President, Chief Human Resources Officer of United Technologies. The amounts paid to the Company by these other entities and paid by the Company to Southern Company are pursuant to tariff rates, and are not material to these entities or the Company.

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Corporate Governance

Governance Policies and Practices

3.	The Company has insurance arrangements with IHG or its affiliates. The Company contracts with IHG to serve as the administrator of the Company’s self-insured medical plans for the Company’s employees. As a benefit of employment, the Company offers its employees medical insurance benefits through plans established by IHG. The Company is self-insured for all of these plans, and has contracted with IHG to serve as the administrator of the Company’s medical plans. As compensation for these administrative services, the Company paid fees to IHG. For each of the last three fiscal years, the fees paid to IHG, IHG’s gross revenues, and the fees as a percentage of IHG’s gross revenues were as follows:

Fiscal Year	Fees Paid to IHG	IHG Gross Revenues	Fees Paid as a Percentage of IHG Gross Revenues
2018	$2,125,045	$17,000,000,000	0.013%
2019	$2,205,381	$19,200,000,000	0.011%
2020	$2,499,580	$21,000,000,000*	0.012%

* Revenues are estimated.

Under the self-insured nature of the medical plans, the Company also submitted payments to IHG to maintain the necessary insurance reserves and to pay medical claims made for such years. As administrator, these payments were pass through payments and do not represent compensation to, or revenue of, IHG. The following pass through payments were made to IHG in the last three fiscal years:

Fiscal Year	Pass Through Payments
2018	$14,303,630
2019	$13,711,289
2020	$14,557,659

The amounts paid by the Company to IHG are not material to IHG or to the Company.

4.	Ms. Kelly’s role as Senior Principal of CPPIB.

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Corporate Governance

Governance Policies and Practices

Related Person Transactions

Additionally, the Board has a written policy for related person transactions to document procedures for reviewing, approving or ratifying these transactions. The policy applies to any transaction in which: (1) the Company is a participant, (2) any related person has a direct or indirect material interest, and the annual amount involved exceeds $120,000, but excludes certain types of transactions in which the related person is deemed not to have a material interest.

Under this policy, a related person means:

(a)	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, an executive officer or a director nominee;

(b)	any person known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

(c)	any immediate family member of a person identified in items (a) or (b) above, meaning such person’s spouse, parent, stepparent, child, stepchild, sibling, mother- or father-in-law, son- or daughter-in-law, brother- or sister-in-law or any other individual (other than a tenant or employee) who shares the person’s household; or

(d)	any entity that employs any person identified in (a), (b) or (c) or in which any person identified in (a), (b) or (c) directly or indirectly owns or otherwise has a material interest.

The Corporate Governance Committee, with assistance from the Company’s General Counsel, is responsible for reviewing and approving any related person transaction. In its review and approval of related person transactions (including its determination as to whether the related person has a material interest in a transaction), the Corporate Governance Committee will consider, among other factors:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, an executive officer or a director nominee;
•	any person known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
•	any immediate family member of a person identified in items (a) or (b) above, meaning such person’s spouse, parent, stepparent, child, stepchild, sibling, mother- or father-in-law, son- or daughter-in-law, brother- or sister-in-law or any other individual (other than a tenant or employee) who shares the person’s household; or
•	any entity that employs any person identified in (a), (b) or (c) or in which any person identified in (a), (b) or (c) directly or indirectly owns or otherwise has a material interest.

The Corporate Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

There were no related person transactions in 2020.

Based on a review applying the standards in the Company’s Corporate Governance Guidelines, including a review of the applicable NYSE, SEC, and Company standards, and considering the relevant facts and circumstances of the transactions, relationships, and arrangements between the directors and the Company described above, the Board of Directors has affirmatively determined that each director and nominee for director is independent, other than Mr. Franklin, the Company’s Chairman, President, and Chief Executive Officer.

Director Independence Determination All directors are independent except Mr. Franklin, the Company’s Chairman, President, and Chief Executive Officer.

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Director Compensation

In late 2019, as part of its annual review, the Executive Compensation Committee retained Pay Governance, LLC (Pay Governance) to review and benchmark the Board of Directors’ compensation. As a result of this review, the Board of Directors did not change its compensation for 2020 and voted that its compensation remain the same:

2020 Director Compensation Program

Role	Annual Cash Compensation	Annual Equity Compensation
Each Non-Employee Director	$100,000	Stock grant equal to $100,000 in value
Chair, Audit Committee	+ $12,500	—
Chair, Executive Compensation Committee	+ $12,500	—
Chair, Corporate Governance Committee	+ $10,000	—
Chair, Risk Mitigation and Investment Policy Committee	+ $10,000	—
Lead Independent Director	+ $25,000	—

Similarly, in late 2020, the Executive Compensation Committee retained Pay Governance to review and benchmark the Board of Directors’ compensation. Pay Governance compared the directors’ compensation to the Company’s peers, including the impact of COVID-19 on the economy, and made certain suggestions and recommendations to the Executive Compensation Committee and to the Company’s Corporate Governance Committee.

As a result, upon the recommendation of its Executive Compensation Committee and the Corporate Governance Committee, the Board of Directors agreed not to increase the Directors’ compensation program for 2021.

Ms. Kelly, nominee for CPPIB, has elected to designate CPPIB as the recipient of the annual cash compensation and to waive the annual equity compensation awarded to directors should she be elected in 2021 to serve as a Director for the Company.

All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board or Committee meetings.

Director Stock Ownership Guidelines

Each director is required to own shares of Company common stock having a value equal to five times the annual base cash retainer for directors. Directors have up to five years from appointment to attain the stock ownership requirement. The Board of Directors also prohibits a director from selling Company common stock until the director has attained the required stock ownership. Once the required stock ownership level is attained, the director must maintain the level of stock ownership for the duration of the director’s service.

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Director Compensation

2020 Director Stock Ownership

2020 Director Stock Ownership

Shares to be held based upon December 31, 2020 share price 10,573 Amato3 5,642 DeBenedictis 25,817 Franklin1 Franks2 NA NA Hilferty3 20,117 Idehen3 3,895 Ruff 31,637 Stewart3 15,642 Womack3 3,895

(1)	Mr. Franklin is a management Director and his Stock ownership guidelines and current shareholdings are detailed on pages 68 and 69.
(2)	Because Ms. Franks elected to waive the annual equity compensation awarded to directors, the Board of Directors exempted Ms. Franks from the director stock ownership guidelines.
(3)	These directors have up to five years to attain the required stock ownership level.

Total 2020 Director Compensation

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Amato	99,166	99,949	—	—	—	—	199,115
DeBenedictis	105,000	99,949	—	—	—	—	204,949
Franklin(2)	—	—	—	—	—	—	—
Franks(3)	50,000	—	—	—	—	—	50,000
Hilferty	131,042	99,949	—	—	—	—	230,991
Idehen	95,000	99,949	—	—	—	—	194,949
Ruff	102,292	99,949	—	—	—	—	202,241
Stewart	104,375	99,949	—	—	—	—	204,324
Womack	95,000	99,949	—	—	—	—	194,949

(1)	The grant date fair value per share of the stock awards, which are paid quarterly, were: March 31, 2020 – $40.75; June 30, 2020 – $42.01; September 30, 2020 – $40.05; and December 31, 2020 – $46.86.
(2)	As an officer of the Company, Mr. Franklin does not receive any compensation for his service on the Board of Directors.
(3)	As a designate of CPPIB, Ms. Franks directed her cash compensation be paid to CPPIB and does not receive any stock awards

36   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Ownership of Common Stock

The table below shows the number of shares of our common stock beneficially owned (as of the close of business on March 8, 2021). by: (1) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (2) each director, nominee for director and executive officer named in the Summary Compensation Table; and (3) all directors, nominees and executive officers of the Company as a group. This information has been provided by each of the directors, executive officers and nominees at the request of the Company or derived from statements filed with the SEC under Section 13(d) or 13(g) of the Exchange Act. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the SEC. Beneficial ownership includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). Unless otherwise indicated, the address of the beneficial owners is Essential Utilities, Inc., 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010.

Certain Beneficial Owners	Sole Voting and/or Sole Investment Power(1)	Shared Voting and/or Investment Power	Total	Percentage of Class Outstanding(2)
The Vanguard Group(3) 100 Vanguard Blvd., Malvern, PA 19355	24,362,076	523,124	24,885,200	10.13%
BlackRock, Inc.(4) 55 East 52nd Street, New York, NY 10055	24,435,519	—	24,435,519	9.95%
Canada Pension Plan Investment Board(5) One Queen Street East, Suite 2500, Toronto, Ontario M5C 2W5 Canada	—	21,661,095	21,661,095	8.82%
Directors, Nominees and Named Executive Officers
Elizabeth B. Amato	5,642	—	5,642	*
Nicholas DeBenedictis	25,817	—	25,817	*
Richard S. Fox	23,665	—	23,665	*
Christopher H. Franklin	131,567	—	131,567	*
Wendy A. Franks	—	—	—	*
Daniel J. Hilferty	20,117	—	20,117	*
Francis O. Idehen	3,895	—	3,895	*
Edwina Kelly(6)	—	—	—
Christopher P. Luning	43,932	—	43,932	*
Matthew R. Rhodes	14,167	—	14,167	*
Ellen T. Ruff	31,637	—	31,637	*
Daniel J. Schuller	30,508	—	30,508	*
Lee C. Stewart	15,642	—	15,642	*
Christopher C. Womack	3,895	—	3,895	*
All Directors, Nominees and Named Executive Officers as a Group (15 persons)
	413,218	26,995(7)	440,213
*	less than one percent.
(1)	Includes shares held under the Company 401(k) plan.
(2)	Percentage of ownership for each person or group based on 245,614,099 shares of Common Stock outstanding as of March 8, 2021 and includes all shares issuable to such person or group upon exercise of outstanding stock options exercisable, or other equity awards vesting, within 60 days of that date.
(3)	The information from The Vanguard Group was obtained from the Schedule 13G/A filed by The Vanguard Group with the SEC on February 8, 2021.
(4)	The information from BlackRock, Inc. was obtained from the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 5, 2021.
(5)	The information from Canada Pension Plan Investment Board (CPPIB) was obtained from the Schedule 13D filed by CPPIB with the SEC on March 24, 2020.
(6)	Ms. Kelly is nominated to the Board as designated by CPPIB under the terms of the Company’s private placement transaction with CPPIB.
(7)	The shareholdings indicated include 26,995 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children, (iii) owned by family members, or (iv) in trusts for adult children.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   37

Proposal 2:

Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for Fiscal 2021

The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm for the Company for the 2021 fiscal year. PwC has been the Company’s independent registered public accountants since 2000. The Board of Directors recommends that shareholders ratify the appointment.

Although shareholder ratification of the appointment of PwC is not required by law or the Company’s Bylaws, the Board of Directors believes that it is desirable to give our shareholders the opportunity to ratify the appointment. If the shareholders do not ratify the appointment of PwC, then the Audit Committee will take this into consideration and may or may not consider the appointment of another independent registered public accounting firm for the Company for future years. Even if the appointment of PwC is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm during the year if the Audit Committee determines such a change would be in the best interests of the Company. Representatives of PwC are expected to be present at the 2021 Annual Meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

PwC has informed us that they are not aware of any independence-related relationships between their firm and the Company other than the professional services discussed in Services and Fees below. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As a result, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that such services do not impair the auditor’s independence from the Company. The Audit Committee has established a procedure to pre-approve all auditing and non-auditing fees proposed to be provided by the Company’s independent registered public accounting firm prior to engaging the accountants for that purpose. Consideration and approval of such services occurs at the Audit Committee’s regularly scheduled meetings, or by unanimous consent of all the Audit Committee members between meetings. All fees and services were pre-approved by the Audit Committee for the 2020 fiscal year.

Services and Fees

The following table presents the fees paid to PwC for professional services rendered with respect to the 2020 fiscal year and 2019 fiscal years:

	Fiscal Year
	2020	2019
Audit Fees(1)	$2,911,500	$2,032,000
Audit-Related Fees(2)	$ 25,000	$ 50,000
Tax Fees(3)	$ 70,000	$ 35,752
All Other Fees(4)	$ 10,000	$ 5,000
TOTAL	$3,016,500	$2,122,752

(1)	Represents fees for any professional services provided in connection with the audit of the Company’s annual financial statements (including the audit of internal control over financial reporting), non-recurring audit fees of $622,500, reviews of the Company’s interim financial statements included in Form 10-Qs, audits of the Company’s subsidiaries, issuance of consents, and comfort letter procedures.
(2)	Represents fees for services in connection with accounting consultations of acquisitions, consultation concerning implementation of auditing standards and regulator required workpaper reviews.
(3)	Represents fees for any professional services in connection with the review of the Company’s federal and state tax returns.
(4)	Represents fees for software licensing for accounting research, a utility and technical accounting seminar, and out-of-pocket expenses

The Board of Directors unanimously recommends a vote FOR ratifying the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2021 fiscal year.

38   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Proposal 2: Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for Fiscal 2021

Audit Committee Report

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report, including:

•	the quality of the accounting principles, practices and judgments;
•	the reasonableness of significant judgments; the clarity of disclosures in the financial statements; and
•	the integrity of the Company’s financial reporting processes and controls.

The Committee also discussed the selection and evaluation of the independent registered public accounting firm, including the review of all relationships between the independent registered public accounting firm and the Company.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States of America, their judgments as to the quality of the Company’s accounting principles and such other matters as required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee has discussed with the independent registered public accounting firm, the firm’s independence from management and the Company, including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the accountants’ independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm, the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Respectfully submitted,

Lee C. Stewart, Chairman
Francis O. Idehen

Wendy A. Franks

February 23, 2021

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   39

Proposal 3:

Advisory Vote to Approve Named Executive Officers’ 2020 Compensation

Shareholders are entitled to an advisory (non-binding) vote on the executive compensation as described in this proxy statement for our named executive officers (sometimes referred to as Say on Pay). Currently, this vote is conducted every year. Accordingly, the following resolution is being presented by the Board of Directors at the 2021 Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers for 2020, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

This vote is non-binding. The Board of Directors and the Executive Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Before you vote

Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.

As described in detail under our Compensation Discussion and Analysis on pages 41 through 69 of this proxy statement, our executive compensation program is designed to motivate our executives to achieve our primary goals of providing our customers with quality, cost-effective and reliable water and wastewater services and providing our shareholders with a long-term, positive return on their investment.

We believe that our executive compensation program, with its balance of short-term incentives and long-term incentives and share ownership guidelines, reward sustained performance that is aligned with the interests of our customers, employees and long-term shareholders.

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory basis, of the 2020 compensation of the Company’s named executive officers.

40   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Executive Compensation

Compensation
Discussion and
Analysis

In this Compensation Discussion and Analysis (“CD&A”), we address our compensation philosophy and program, and compensation paid or earned by the following executive officers:

Christopher H. Franklin Chairman, President, and Chief Executive Officer Daniel J. Schuller Executive Vice President, and Chief Financial Officer Richard S. Fox Executive Vice President, and Chief Operating Officer Matthew Rhodes Executive Vice President, and Chief Strategy & Corporate Development Officer Christopher P. Luning Executive Vice President, General Counsel, and Secretary

We refer to these executive officers as our “named executive officers” or “NEOs”.

As used in this CD&A,

•	“Total cash compensation” is referred to as the total of base salary and annual cash incentive compensation; and
•	“Total direct compensation” is referred to as the total of base salary, annual cash incentive compensation and equity incentive compensation

The purpose of the CD&A is to explain the elements of compensation; why the Executive Compensation Committee (the “Compensation Committee”) selects these elements; and how the Compensation Committee determines the relative size of each element of compensation.

Compensation decisions for Messrs. Schuller, Fox, Rhodes, and Luning were made by the Compensation Committee.

Compensation decisions for Mr. Franklin were made by the independent members of our Board of Directors based on the recommendation of the Compensation Committee.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   41

Executive Compensation

Executive Summary

Executive Summary

Introduction

Essential Utilities, Inc.’s mission is to improve quality of life and economic prosperity by safely and reliably delivering life’s most essential resources. We are uniquely positioned to play an important role in solving today’s water and natural gas infrastructure challenges by renewing and improving infrastructure through thoughtful capital investment, operational excellence, environmental stewardship and rigorous safety standards. Through the work of more than 3,000 employees across ten states, we help strengthen communities, improve service and enhance economic development, enabling people to live better lives. This vital work empowers us to grow as an organization and as individuals. We believe that, together, we will make a difference for generations to come.

Our executive compensation program is designed to promote this mission and strategy. Our compensation program does so by providing market-based pay and by rewarding the achievement of our strategic objectives. The principles and components of our compensation strategy are regularly reviewed by our Executive Compensation Committee, our Chief Executive Officer, and the Executive Compensation Committee’s independent compensation consultant, Pay Governance, to ensure that they meet the objectives of the program, the Company, and its stakeholders.

Navigating Disruption

2020 began with the opportunity to build on the momentum of a strong 2019 performance. It ended in the turmoil of a global pandemic and economic crisis, and widespread civil unrest in the United States. Despite these unexpected and unprecedented events, Mr. Franklin and Essential’s executive team led the Company to another year of strong financial performance, while successfully adapting to quickly changing circumstances and demonstrating the resilience needed to ensure our customers have access to their natural resources.

Responding to the pandemic involved both maintaining the reliability and safety of our own operations and accelerating our digital transformations. We took action early to enable remote work and adopt other measures to protect the health and well-being of our workforce and ensure the continuity of our operations. The safety of our front-line employees was and is paramount to ensure our customers reliably receive clean water and gas to their homes and businesses. This was particularly acute in 2020 and now, with the large number of the general workforce suddenly pivoting from working in offices to working in their homes. Through the pandemic, we prioritized the health and well-being of our employees.

Impact of Peoples Natural Gas Acquisition and Shareholder Feedback on Executive Compensation

In 2020, we introduced a revised compensation program design for our Essential executives based on an extensive study of industry best practices which was validated by a high say on pay performance rating of 96.2% at the 2020 Shareholders Meeting. In March 2020, the acquisition of Peoples Natural Gas closed which increased the Company’s rate base by 45% and broadened the executive roles to encompass gas and water responsibilities. There were associated changes in the Executive pay levels to reflect their new roles.

The timing of the acquisition occurred simultaneously with the escalation of the COVID-19 situation across the United States. While the Utilities industry was not as severely affected as most public companies by the pandemic, we are proud to say that we did not make any pandemic-related changes to the executive compensation plan. In fact, we are raising the bar on our executives by including equity, diversity and inclusion measures in our short-term incentive plans moving forward as well as becoming an environmental leader with aggressive environmental standards. In February 2020, we announced that we will, over several years, install mitigation technology at water treatment facilities where source water exceeds 13 parts per trillion (ppt) for any Poly-fluoro alkyl substances (PFAS). This is well below the EPA’s non-enforceable health advisory level of 70 ppt. These initiatives are reflected in our incentive plan goals. Pay Governance LLC (Pay Governance or the consultant), the independent compensation consultant retained by the Compensation Committee, provided advice and guidance throughout the compensation design process.

42   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Executive Compensation

Executive Summary

Annually, the Committee incorporates investor feedback on the compensation program design into their review of the plans to ensure alignment with market expectations about our compensation and performance. The peer group adopted by the Committee for 2020 was unchanged. The performance measures for each element of the program were examined to ensure they aligned with the interests of our shareholders, customers, and employees as well as being competitive with the compensation practices of our industry peer group. The program design, types of compensation vehicles, and the relative proportion of the named executive officers’ total direct compensation represented by these vehicles is consistent with current competitive compensation practices in the utility industry

The 2020 compensation program’s performance measures align the interests of our stakeholders and our named executive officers by correlating the amount of the named executive officer’s pay with the short-term and long-term performance of the Company and its stock price.

2020 Performance Highlights

While 2020 was an unprecedented year given the completion of the transformation acquisition of Peoples Gas and the COVID- 19 pandemic, we remained focused and continued to fulfill our mission to be the best possible provider of essential resources by serving the needs and expectations of our customers, shareholders, employees and the communities we serve. This multi-stakeholder approach is underpinned by a continued focus on growing our customer base through acquisitions, prudent investment of capital to renew our aging infrastructure, and the creation efficiencies across the organization. We continue to see great opportunities ahead and remain focused on investing in infrastructure and delivering sustainable growth for our investors.

•   In 2020, we invested approximately $900 million in infrastructure projects across the water and gas utilities, helping to ensure safe and reliable service for all customers.

•   Revenues were $1.46 billion in 2020, an increase of 64.4 percent over 2019. Adjusted (non-GAAP) revenues were $1.49 billion.*

•   Earnings per share were $1.12 in 2020, including items from the Peoples transaction. Excluding these items, adjusted (non-GAAP) earnings per share were $1.58 compared to adjusted earnings per share of $1.47 in 2019.*

•   We added approximately 12,000 water and wastewater customer equivalents through acquisition in 2020 and increased water and wastewater customers served by 2 percent, which includes customers from organic growth and acquisitions. Our acquisitions in 2020 added approximately $62.9 million in rate base.

•   We continued the approval process for the DELCORA acquisition, a $276.5 million acquisition of a wastewater authority which provides service to over half a million people. DELCORA has the equivalent of 198,000 retail customers.

•   From January 1, 2018 to December 31, 2020, the total return to our shareholders, including share price appreciation and dividends paid, shows 29.08 percent growth.

•   In August 2020, the Board of Directors approved a 7 percent increase in the quarterly dividend to an annualized rate of $1.0028 per share.

•   We continued to enhance our ESG program with commitments to renewable power at our water utility and to PFAS treatment announced in February 2020. In October 2020 we published what we believe to be an industry-leading, award-winning, and expanded ESG report which you can find on our interactive ESG microsite ESG.Essential.co.

•   In early 2021, we made a greenhouse gas emissions reduction commitment that the entire Company, by 2035, will reduce Scope 1 and 2 emissions by 60% from our 2019 baseline.

•   Additionally, we set commitments related to supplier diversity and employee diversity. You can read more about these ESG initiatives on our ESG microsite at ESG.Essential.co.

Revenues $1.46B Up 64.4% Adjusted EPS* $1.58 vs $1.47 Up 7.5% TSR 29.08% Growth since 2018 Dividends to Shareholders 7.0% Increase

*	See Appendix B for a reconciliation of non-GAAP financial measures to GAAP financial measures.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   43

Executive Compensation

Executive Summary

2018-2020 Pay for Performance Alignment

Our pay programs are designed to reflect the Company’s performance. The following table shows the relationship between financial performance goals and executive performance-based payouts over the past three years:

Target EPS (adjusted for comp plan)		EPS (adjusted for comp plan)	STI Payout %	3 Year TSR Return	PSU Payout %
2018	$1.39	Achieved	136.34%	23.32%	70.68%
2019	$1.47	Achieved	126.45%	67.75%	159.91%
2020	$1.55	Achieved	137.10%	29.08%	175.00%

Our Pay for Performance Compensation Program

Our compensation program for named executive officers is designed to:

•	Provide compensation that is competitive with our industry peers and appropriately correlates incentive compensation to the achievement of the Company’s short- and long-term performance for customers and shareholders;
•	Provide a total compensation package that is aligned with industry standards and enhances our ability to:
–	Motivate and reward our named executive officers for contributions to our financial success;
–	Attract and retain talented and experienced named executive officers; and
−	Ensure a significant portion of pay is performance based to better align pay with the successful achievement of our business objectives;

•	Reward our named executive officers for leadership excellence and contribution to the organization’s success; and
•	Maintain an important focus on environmental, social, and governance issues while building shareholder value.

Highlights of our Compensation Policies

What We Do Tie a high ratio of our executives’ pay to Company performance Require significant stock ownership for Directors and NEOs Tie incentive compensation to a clawback polity Use an independent compensation consultant Engage with shareholders on compensation and governance What We Don’t Do Provide golden parachute tax gross ups Permit pledging or hedging of Company securities Provide a single trigger vesting cash and equity severance upon a change of control Provide employment agreements to a broad group Encourage excessive or inappropriate risk taking through our compensation programs

44   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Executive Compensation

Executive Summary

Pay for Performance and Results of the 2020 Advisory Vote to Approve Executive Compensation

Our goal is to instill a pay for performance culture throughout the Company. At our 2020 Annual Meeting, we submitted a proposal to our shareholders for a non-binding advisory vote on our 2019 compensation awarded to our named executive officers. Our shareholders approved the proposal at a 96.2% approval rate. This approval level validated the new compensation design structure which we believe will propel us into the future. No changes to the overall design of the plan are being made in 2021, although the short and long term programs’ targets and performance measures are changing to reflect the larger Essential Utilities entity.

Aligning Interests of NEOs and Shareholders

Annually, we solicit the opinions of our top shareholders on several items, including our executive compensation program design. We do this to ensure that the pay balance and alignment is viewed as driving long-term high performance of our named executive officers and other members of management.

As a result of these meetings and conversations, and other analysis, the Compensation Committee has taken the following actions.

Compensation Committee Actions Continued with a highly competitive peer group based on Essential’s post-acquisition revenue and market cap scope as well as business mix. Since the industry peer group was substantially modified in 2020, no changes will be made for 2021. For 2020, the number of peer group companies was reduced to 15 and encompass both the gas and water utilities industry to reflect the Peoples acquisition. The revised peer group provides a more representative comparison between Essential, the relative utility industry, and those companies used as comparators by institutional investors Revised the individual performance portion of our short-term incentive plan to metrics focused on diversity, equity, and inclusion metrics for 2021 as Essential seeks to strengthen its talent, enhance its workplace environment and support the supply chain. Essential is taking a leadership role relative to the utilities industry who focus mainly on environmental measures for their plans out of the ESG areas. Maintained long-term incentives to drive Company Value through performance share units and promote retention of key employees through RSUs. For 2021, our long-term incentive mix will continue to weigh heavier on PSUs at 65% and RSUs at 35%. No COVID-19 compensation changes in 2020. Our Compensation Committee did not make any adjustments to our compensation program in relation to COVID-19 (or for any other reason). Talent acquisition and succession planning were at the forefront of our human resources agenda for this year, which includes developing plans for key executive roles to ensure a strong internal talent pipeline for the future.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   45

Executive Compensation

Section 1 Our Compensation Philosophy

Section 1

Our Compensation Philosophy

Our compensation program for named executive officers is designed to:

•	Provide compensation that is competitive with our industry peers and appropriately correlates incentive compensation to the achievement of the Company’s short- and long-term performance for customers and shareholders;
•	Provide a total compensation package that is aligned with industry standards and enhances our ability to:
–	Motivate and reward our named executive officers for contributions to our financial success;
–	Attract and retain talented and experienced named executive officers; and
–	Ensure a significant portion of pay is performance based to better align pay with the successful achievement of our business objectives;
•	Reward our named executive officers for leadership excellence and contributions to the organization’s success; and
•	Maintain an important focus on environmental, social, and governance issues while building shareholder value.

Components of Compensation for Named Executive Officers

The following chart provides a brief summary of the principal elements of our executive compensation program for 2020. We describe these elements, as well as retirement, severance and other benefits, in more detail on pages 50 through 60.

	Compensation Element	Form	Compensation Objective	Relation to Objective
Fixed	Base Salary	Fixed annual cash paid bi-weekly	Compensate executives for their level of responsibility and sustained individual performance based on market data.	Merit salary increases are based on subjective performance evaluations as well as actual performance against defined objectives.
Variable Performance- and/or Stock-Based Compensation	Annual Cash Incentive Awards	Variable cash paid on an annual basis based on achievement of pre-established goals	Motivate executives to focus on achievement of our annual business objectives.	The amount of the annual incentive award, if any, is entirely dependent on achievement of pre-established Company and individual goals.
	Long-Term Equity Incentive Awards	Restricted Stock Units	Align executive interests with shareholder interests; retain key executives.	Provide equity that will have same value as shares owned by shareholders; subject to stock ownership guidelines.
		Performance Share Units	Aligns executive interests with shareholder interests; creates a strong financial incentive for achieving or exceeding long-term performance goals.	The named executive officers receive equity only if the pre-established goals are achieved.
		Restricted Stock*	Aligns executive interests with shareholder interests, retains key executives, rewards achievement of long-term goals.	The named executive officers receive a special one-time restricted stock grant upon achievement of specific goals.

* A special one-time grant was awarded to Messrs. Schuller, Fox, Rhodes, and Luning as part of the Peoples Natural Gas Closing.

Competitive Pay Positioning

We measure the competitiveness of our program for our named executive officers against the median compensation for comparable positions at other companies in our benchmark group composed of other investor owned utilities.

Our goal is to provide total direct compensation that is competitive with the market median for each named executive officer. Based on the information supplied by the consultant, the total target direct compensation for each of our named executive officers was within the competitive range of the benchmark market data for each of their positions during 2020.

46   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Executive Compensation

Section 2 How We Determine Executive Compensation

Section 2

How We Determine Executive Compensation

We emphasize pay for performance, especially for our higher-level executives. Therefore, the named executive officers receive a substantial portion of their total direct compensation from annual cash incentives and long-term equity incentives, which are risk-based incentives based upon achieving company goals. In addition, the percentages of total direct compensation represented by base salary, annual cash incentive opportunities, and equity incentives, respectively, for the named executive officers are generally in line with competitive market median benchmark percentages.

The Role of the Compensation Committee

The Compensation Committee, composed entirely of independent directors, determines the actual amount of each element of annual compensation to award to the Company’s named executive officers with the goal of having the target total direct compensation opportunity for each named executive officer generally within a range of 15% above or below the market median rate for his or her position over time.

The Role of Management

•	Our Senior Vice President, Chief Human Resources Officer assists the Compensation Committee by preparing schedules showing the present compensation of executives, market median rates, target annual cash incentives and target range of equity compensation awards from the information provided by the Compensation Committee’s consultant.
•	Our Chief Executive Officer compiles and presents the supporting information for the individual executives’ performance against their objectives and his recommendations for any discretionary compensation based on his evaluation of the extent of achievement of individual goals (the Individual Factor) under the Annual Plan. He also provides the Compensation Committee with his recommendations for annual salary increases, any changes in target annual cash incentive percentages and equity incentive awards for the other executive officers, but the ultimate decisions regarding compensation for the named executive officers is made by the Compensation Committee.
•	Our Chief Financial Officer provides the Compensation Committee with certifications as to our financial performance for purposes of the Compensation Committee’s determination of the achievement of the Company-specific goals (the Company Factor) for the Annual Plan, our performance against the criteria established by the Compensation Committee for the vesting of restricted share grants and the earning of performance shares. These financial measures are also certified by our Director of Internal Audit.

The Role of the Compensation Committee’s Independent Consultant

The Compensation Committee retained Pay Governance, a nationally recognized compensation consulting firm, as the Compensation Committee’s independent consultant to assist in designing and assessing the competitiveness of our executive compensation program. The Compensation Committee concluded that Pay Governance is an independent consultant after considering the factors relevant to Pay Governance’s independence from management, and NYSE and SEC rules regarding compensation consultant independence.

Annually, the Compensation Committee has the consultant develop a market rate for base salary, total cash compensation, and total direct compensation for each of the named executive officer positions, including the allocation between cash compensation and equity incentives. Each market rate represents the median compensation level that would be paid to a hypothetical, seasoned performer in a position having similar responsibilities and scope, in an organization of similar size and type as the Company.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   47

Executive Compensation

Section 2 How We Determine Executive Compensation

Our 2020 Benchmarking for Competitive Pay

In developing the market median for the named executive officers, the Compensation Committee’s consultant, Pay Governance, used compensation data from our 15 utility peer group companies.

The combination of salary, short-term incentives, and long-term incentives is intended to compensate executives at approximately the 50th percentile of the market when the Company performs at target level.

Pay Governance reviews the Company’s executive compensation program for the Compensation Committee and annually provides the data and analysis described above. The compensation consultant discusses the proposed actual compensation awards for the named executive officers and provides research and input to the Compensation Committee on changes to the compensation program.

In 2020, Pay Governance also analyzed the Company’s executive compensation program to ensure that it remained competitive. Pay Governance uses the median to show the market rate for base salary, total cash compensation and total direct compensation, including the allocation between cash compensation and equity incentives. Pay Governance provides no other services to the Company other than serving as the Compensation Committee’s compensation consultant for executive and director compensation decisions.

Our 2020 Benchmarking Peer Group

A simplified fifteen company peer group is used to benchmark executive pay. This custom peer group was used in 2020 and will continue to be the foundation of our benchmarking approach.

How We Selected our Peer Group

A multi-step screening process was used to determine the final comparator companies.

The initial screening The selection was then Next, and consistent with factors were the GICS narrowed down to water and typical peer company 1industry classification and revenue size. 2gas utilities; however, to ensure a robust sample, certain utilities with a significant electric utility business unit were also chosen as a peer. 3structures, Pay Governance established Essential’s financial scope percentile rank at the middle of the peer group. 5 The peer group was first used to structure the Company’s post-acquisition 2020 executive 4 Peer group selected. Our 2020 peer group is comprised of leading water, gas, and multi-line utilities that were chosen for their operational comparability and because Essential annual and long-term incentive plan designs. anticipates competing with these companies for similar executive talent.

Our peer group is set forth on Appendix A.

48   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Executive Compensation

Section 2 How We Determine Executive Compensation

Shareholder Advisory Vote Impact on Compensation Committee Actions

The Compensation Committee also takes into consideration the results of the advisory votes on the Company’s executive compensation program for the few years prior to the year for which the executive compensation decisions are being made. The Company is committed to providing shareholders with more transparency in metrics and measurements, which you will see as you review our 2020 incentive plan results.

Highlights of 2020 Compensation Plan Changes During 2020, the Compensation Committee made the following key decisions for the compensation plan designs: Used the Company’s select peer group of fifteen companies with revenues, market capitalization and industry focus comparable to Essential’s expansion from water to a combined water and gas Company; Underscored the Company’s commitment to gas safety and environmental protection by altering the 2020 short-term incentive program to incorporate specific measures focused on gas safety and gas environmentalism; Eliminated stock options and replaced them with performance stock units (PSUs) in the long-term incentive program to align with industry norms and the Company’s strategic plan; Retained the Company’s focus on retention of key employees, by continuing to issue restricted stock units (RSUs); Refined the 2020 Total Shareholder Return (TSR) portion of the PSUs from two measures to one TSR measure based on the new fifteen Company peer group; and Revised the balance between cash compensation and long- term incentives for Mr. Franklin to a heavier weighting on long-term incentives in the total compensation package to further underscore the drive for long-term value creation for shareholders.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   49

Executive Compensation

Section 3 2020 Executive Compensation Program

Section 3

2020 Executive Compensation Program

Overview

Our executive compensation program is composed of the following seven elements, which we believe are important components of a well-designed, balanced and competitive compensation program. We use these elements to achieve our compensation program objectives as follows:

Element of Compensation	Objectives
Competitively benchmarked base salaries	Designed to attract and retain named executive officers consistent with their talent and experience; market-based salary increases are designed to recognize the executives’ performance of their duties and responsibilities; and promotions and related salary increases are designed to encourage executives to assume increased job duties and responsibilities.
Short-term incentives or annual cash incentive awards

Intended to reward executives for:

•   improving the quality of service to our customers;

•   controlling the cost of service to our customers by managing expenses and improving performance;

•   achieving economies of scale by the acquisition of additional water and wastewater systems that can benefit from our resources and expertise;

•   disposing of under-performing systems where appropriate; and

•   enhancing our financial viability and performance by the achievement of annual objectives.

Long-term equity incentives

Designed to reward named executive officers for:

•   enhancing our financial health, which also benefits our customers;

•   improving our long-term performance through both revenue increases and cost control; and

•   achieving increases in the Company’s equity and in absolute shareholder value and shareholder value relative to peer companies, as well as helping to retain executives due to the longer-term nature of these incentives.

Retirement benefits	Intended to assist named executive officers to provide income for their retirement.
Non-qualified deferred compensation plan	Designed to allow eligible executives to manage their financial and tax planning and defer current income until a later date, including following retirement or other separation from employment without an additional contribution from the Company.
Double-trigger Change-in-control agreements	Designed to promote stability and dedication to shareholder value in the event of a fundamental transaction affecting the ownership of the Company and to enable the named executive officers to evaluate such a transaction impartially.
Stock ownership guidelines

Designed to focus named executive officers on the long-term performance of the Company and align the interests of our executives with our shareholders by encouraging named executive officers to maintain a significant ownership interest in the Company.

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Executive Compensation

Section 3 2020 Executive Compensation Program

Base Salary

Base salary is designed to provide the named executive officer and all our other employees, with a level of fixed pay that is commensurate with the employee’s role and responsibility. We believe that by delivering base salaries that are reflective of market medians, we are positioned to attract and retain top caliber executives in an increasingly competitive labor market. In 2020, no turnover of the top executive team is indicative of our success in attracting and retaining the executives throughout a significant acquisition and growth process. The Compensation Committee annually reviews the base salaries of the named executive officers as well as all our senior executives, to evaluate whether they are competitive with our industry peers.

The Compensation Committee determines any base salary changes for the named executive officers based on a combination of factors including competitive peer market pay, level of responsibility, experience, and internal pay equity. Additionally, the Compensation Committee considers recommendations from our CEO, Mr. Franklin, reflecting his assessment of the individual’s performance and their contributions to the achievement of business objectives. Mr. Franklin’s pay is evaluated separately by the Compensation Committee with the final recommendation approved by all the independent members of the Board.

A competitive base salary is necessary to attract and retain a talented and experienced workforce. Actual salaries for the named executive officers, other than the Chief Executive Officer whose salary is determined by the Board of Directors using the same criteria, are determined by the Compensation Committee by considering both the market median rate for the position and internal equity with both the other named executive officers and other employees of the Company. The Compensation Committee’s goal is to maintain base salaries generally in line with the market median rate over time for each of the named executive officers, although deviations from this goal may occur due to promotions.

Base salaries are considered for adjustment annually and adjustments are based on general movement in external salary levels, changes in the market rate for the named executive officers’ positions, individual performance, internal equity and changes in individual duties and responsibilities.

NEO 2020 Base Salary

For 2020, the annual increases to the salaries for the named executive officers reflected these assessments and averaged 7.0% which reflected market salaries based on the addition of Peoples Natural Gas into Essential Utilities.

The base salaries approved by the Compensation Committee for 2020, effective March 16, 2020, were as follows: Mr. Franklin, $875,000; Mr. Fox, $432,853; Mr. Schuller, $445,512; Mr. Rhodes, $430,921; and Mr. Luning, $385,683.

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Executive Compensation

Section 3 2020 Executive Compensation Program

Short-Term Incentive Awards

The 2020 Annual Cash Incentive Awards

The Annual Cash Incentive Award Plan is a non-equity incentive plan which provides each named executive officer with the opportunity to earn a cash award tied primarily to Company performance against business objectives with a small individual performance element.

A balanced scorecard approach to this cash incentive ensures that all employees work in the best interests of the shareholders, employees, and customers.

Metric/Weighting	Metric Rationale and Definition Target Performance Range: 50% - 150% of Target
50% Financial

Half of the total award funding is based on the financial performance of the overall Company with the majority (35%) based on Essential Earnings Per Share and 15% based on Return on Equity.

This award measure aligns the executive to results for the shareholders.

• Adjusted Earnings Per Share* 35%
• Return on Equity 15%
20% Safety	From the employee perspective, Essential has a strong commitment to safety with an additional 20% of the award based on the ability of the Company to manage OSHA defined lost time incidents and recordable incidents as well as responsible vehicle accident rates, defined as the number of responsible vehicle accident (RVA) during which the driver failed to do everything reasonable to avoid the accident per million miles driven. The determination of the preventability is based on criteria similar to that found in the National Safety Council’s Guide to Determine Motor Vehicle Accident Preventability Report. Peoples Gas Safety measures compliance with key measures including inspections completed, e.g. regulating station inspections, critical valve inspections, corrosion test station reads, and leak surveys.

• Lost Time/Restricted Time Incidents
• Responsible Vehicle Accident Rate
• Peoples Gas Safety Rate
10% Environmental Stewardship	Environmental stewardship as measured by water and wastewater or gas compliance rates accounts for another 10% of the overall plan. Compliance is defined as a Water or Wastewater event causing the operating system to be out of compliance for at least 1 day out of the available days of the year (365 days in 2020). Reduction in gas leaks outstanding includes the number of leaks outstanding at year end as reported on DOT reports. The gas LTIIP mileage replacement is measured as percentage complete per the approved plan.

• Water Compliance
• Wastewater Compliance • Peoples Gas Leaks • Peoples Gas LTIIP
10% Customer Satisfaction	The customer satisfaction metric (10%) ensures that we balance financial, safety and environmental concerns with our customer service levels. This metric measures the service level in terms of timeliness to answer calls within 30 seconds of receiving a customer call.

• Service Level
10% Individual Performance	Individual performance based on specific goals that align with broader Company goals represent 10% of the formula. At the beginning of 2020, two individual goals were identified for each named executive officer that aligned with the broader Company goals. Each named executive officer was rated on the achievement of each goal.

• Two individual goals set

*	Adjusted EPS is a non-GAAP financial measure. See Appendix B for reconciliation to the GAAP financial measure and adjustments made for purposes of the compensation metric attainment.

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Executive Compensation

Section 3 2020 Executive Compensation Program

2020 Annual Cash Incentive Award Metrics and Targets

The tables and the narrative below detail the 2020 Annual Cash Incentive Award Metrics.

Metric			Target Achievement
Weight	Metric	Metric Components & Weights	50%	100%	150%

50%	Financial	Essential Earnings Per Share* [35%]	$1.50	$1.55	$1.60

		Essential Return on Equity [15%]	5.77%	9.52%	13.27%

20%	Safety	Essential Lost Time/Restricted Time [5%]	2.5	2.0	1.6

		Essential Responsible Vehicle Accident Rate [5%]	3.9	3.3	2.7

		Peoples Gas Safety Rate [10%]	99.98%	99.99%	100.00%

10%	Environmental	Aqua Water Compliance [2.5%]	99.20%	99.55%	99.90%

	Stewardship	Aqua Wastewater Compliance [2.5%]	92.50%	94.50%	96.50%

		Peoples Gas Leaks [2.5%]	905	860	814

		Peoples Gas LTIIP [2.5%]	90.00%	100.00%	110.00%

10%	Customer Satisfaction	Essential Service Level	80.00%	82.00%	84.00%

10%	Individual Goals

* See Appendix B for a reconciliation of non-GAAP financial measures to GAAP financial measures.

2020 Performance

Based on the factors described above, the following table shows the 2020 performance of the Company compared to the targets set in the Annual Plan. The Compensation Committee evaluated the actual attainment of each performance goal, with particular emphasis on the above-target achievement of all goals and determined that the aggregate achievement of the corporate goals was 137.10%. Based on this determination, the table below shows the target annual cash incentive awards and the actual annual cash incentive awards, based on both corporate and individual goals, approved by the Compensation Committee for 2020 for the named executive officers.

2020 Company Performance Metric Scorecard

Metric	Metric Component	50% Threshold	100% Target	150% Maximum	Actuals	Total Attainment	Weight	Achievement
Financial	Essential Earnings Per Share	$1.50	$1.55	$1.60	$1.67	150.00%	35.0%	52.50%
	Essential Return on Equity	–3.75%	0.00%	3.75%	1.02%	113.60%	15.0%	17.04%
Safety	Essential Lost Time/Restricted Time	2.5	2	1.6	1.2	150.00%	5.0%	7.50%
	Essential Responsible Vehicle Accident Rate	3.9	3.3	2.7	2.5	150.00%	5.0%	7.50%
	Peoples Gas Safety	99.98%	99.99%	100.00%	100.00%	150.00%	10.0%	15.00%
Environmental	Aqua Water Compliance	99.20%	99.55%	99.90%	99.63%	111.43%	2.5%	2.79%
Stewardship	Aqua Wastewater Compliance	92.50%	94.50%	96.50%	95.31%	120.25%	2.5%	3.01%
	Peoples Gas Leaks	905	860	814	621	150.00%	2.5%	3.75%
	Peoples Gas LTIIP	90.00%	100.00%	110.00%	104.04%	120.20%	2.5%	3.01%
Customer
Satisfaction	Essential Service Level	80.00%	82.00%	84.00%	87.73%	150.00%	10.0%	15.00%
Individual Goals	Individual Goals	90.00%	100.00%	110.00%	100%	100.00%	10.0%	10.00%
					Total Achievement			137.10%

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Executive Compensation

Section 3 2020 Executive Compensation Program

Additionally, the named executive officers had the following individual goals and achieved the results listed in the table below:

2020 Individual Metric Objectives in Short Term Incentive

	Goals	Results
Christopher H. Franklin	Close the Peoples Natural Gas Transaction.	Closed Peoples transaction in March 2020, leading a successful integration during a pandemic, mobilizing the company to serve customers without service challenges and moved a third of the workforce to a virtual operation.
	Prepare the DELCORA transaction for closing.	Significantly progressed the acquisition closure to an expected close date in 2021.
Daniel J. Schuller	Raise equity and debt capital to term out the revolver, fund the DELCORA acquisition, and support the balance sheet.	Completed $1.1B public debt offering in April 2020 and completed a $308M forward sale of common equity in August 2020.
	Complete repair study and implement tax repair at Peoples.	Completed the repair study and elected tax repair via an IRS Form 3115 filing on March 31, 2020.
Richard S. Fox	Attain related legislative proposals including CAM, FMV, DSIC, SIC as well successful operational plans and rate cases in our states where these opportunities are targeted for achievement.	Successfully attained legislative proposals including CAM, FMV, DSIC, SIC as well successful operational plans and rate cases in our states such as Pennsylvania, Texas, and Ohio.
	Hire and ensure successful transition of President, Peoples.	Conducted a national search for an experienced gas leader, through multiple rounds of interviewing, and hired a strong leader. Led successful transition of Gas President despite the pandemic.
Matthew Rhodes	Advance closing processes for DELCORA and other pending acquisitions so they are efficiently moving through the regulatory and integration process. Continue signing over $60M of additional municipal acquisitions to further grow the Company.	Led the progress towards the closing of DELCORA. Signed agreements for 3 deals in 2020 (in Pennsylvania, Texas and Illinois) with approximately $90 million of purchase price.
	Conduct monthly senior level strategy sessions, culminating in a Q4 Strategy Review with the Board. Implement any board approved changes.	Led monthly meetings throughout the year to review a variety of growth and other strategic objectives culminating in a successful presentation to the Board in October, along with updated Growth Guidelines and Objectives for the Company. Initiated a broader strategic exercise for all senior leaders that will culminate in a Board review of strategic priorities.
Christopher P. Luning	Integrate Aqua/Peoples legal, risk, and insurance programs for a combined Essential Utilities platform.	Integrated the legal, risk, and insurance program to ensure consolidation of programs to deliver efficiencies while ensuring that Company’s risks were appropriately managed.
	Execute Companywide PFAS legal strategy including protecting company’s interests in court proceedings.	Implemented Companywide PFAS strategy. Identified top areas for potential recovery and initiated lawsuits in Pennsylvania against manufacturers and patent holders. Prepared lawsuits to be filed in North Carolina, New Jersey, Ohio, and Virginia.

2020 Named Executive Officer Short Term Incentive Award

Name	2020 Salary Rate* ($)	2020 Target Bonus %	2020 Company Metric Excluding Individual Metric	2020 Individual Metric	Total Factor	STI Payment ($)
Christopher H. Franklin	$875,000	100%	127.10%	14%	141.10%	$1,234,625
Daniel J. Schuller	$445,512	65%	127.10%	14%	141.10%	$ 408,601
Richard S. Fox	$432,853	65%	127.10%	14%	141.10%	$ 396,991
Matthew Rhodes	$430,921	60%	127.10%	14%	141.10%	$ 364,818
Christopher P. Luning	$385,683	60%	127.10%	14%	141.10%	$ 326,519

* The 2020 Salary Rate is an annualized rate

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Executive Compensation

Section 3 2020 Executive Compensation Program

Long-Term Equity Incentive Awards

Our use of equity incentive awards is intended to reward our named executive officers for:

•	Enhancing the Company’s financial health, which also benefits our customers;
•	Improving our long-term performance through both revenue increases and cost control; and
•	Achieving increases in the Company’s equity and shareholder value, as well as helping to retain these executives due to the longer-term nature of these awards.

We make these equity incentive awards under our Amended and Restated Omnibus Equity Compensation Plan (the Plan). Under the Plan, the Compensation Committee and the Board of Directors may grant stock options, dividend equivalents, performance- based or service-based stock units and stock awards, stock appreciation rights and other stock-based awards to officers, directors, key employees and key consultants of the Company and its subsidiaries who are in a position to contribute materially to the successful operation of our business.

Starting in 2011, the Compensation Committee began using a combination of performance share units and restricted stock units to better link the named executive officers’ long-term incentive compensation to performance results that led to increased shareholder value and enhanced our long-term financial stability, which also benefits our customers. As noted, previously, however, the Compensation Committee did not make performance share units awards in 2019 due to the uncertainties associated with the pending Peoples Natural Gas acquisition. In 2020, the long-term incentive program returned to awarding a combination of performance share units and restricted stock units.

We aim to strike a balance between the incentive and retention goals of our equity grants:

• All of the equity grants to our Chief Executive Officer are subject to performance goals.	• For our other named executive officers, seventy percent of the equity grant is performance-based, and thirty percent is in the form of service-based restricted stock units.

Using the market median rates developed by Pay Governance, the Compensation Committee evaluates the annual equity incentive awards made to the named executive officers as part of the total compensation package designed to be competitive with the benchmarked group and our industry. The Compensation Committee does not consider any increase or decrease in the value of past equity incentive awards in making these annual decisions.

In considering the number of equity incentive awards to be granted in total to all employees each year, the Compensation Committee considers the number of equity incentive awards outstanding and the number of equity incentive awards to be awarded as a percentage of Essential’s total shares outstanding.

The number of equity incentive awards granted annually to all employees has been less than 1% of Essential’s total shares outstanding per year for the past several years. It is our equity granting policy to make all equity incentive awards on the same grant date.

Long Term Equity Incentive Awards Mix

Performance-based equity awards provide guidance and incentives to management for building shareholder growth, while restricted share units provide retention benefits while closely aligning management with the shareholders. The Compensation Committee is also focused on tying the awards to the appropriate metric. Below are charts describing the balance between the performance share units’ metrics, performance-based options, and restricted stock units’ payouts for 2018-2021:

Long-Term Equity Mix for 2018-2021

Award Year	Performance Period	Payment Year	Performance Share Units	Performance Based Stock Options	Restricted Stock Units
2018	2018-2020	2021	53%	13%	33%
2019	2019-2021	2022	N/A	70%	30%
2020	2020-2022	2023	65%	N/A	35%
2021	2021-2023	2024	65%	N/A	35%

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Executive Compensation

Section 3 2020 Executive Compensation Program

As a result of the Compensation Committee’s analysis, it established the target percentages of base salary for each named executive officer:

2020 Target LTI (%)
Christopher H. Franklin	230
Daniel J. Schuller	130
Richard S. Fox	135
Matthew Rhodes	105
Christopher P. Luning	105

Vested Performance Share Awards and Status of Outstanding Performance Share Awards

Performance share or performance share unit grants (PSU) (together referred to as performance shares) provide the named executive officer with the opportunity to earn awards of shares based on Company performance against designated pre-determined, objective metrics. Participants are granted a target number of shares or units that can increase to 200% of the target or decrease to zero based on the Company’s actual performance compared to the designated metrics. Dividends or dividend equivalents, as applicable, on the performance shares accrue and will be paid when the performance shares are earned and paid based on the number of shares actually earned, if any. Performance shares vest three years after the grant date.

Performance Goals for 2018 PSUs

The performance goals to be achieved under the PSU awards have been based on the following performance goals, with the weighting of each goal assessed each year.

Metric 1: Essential TSR vs Large Investor-owned Water Companies TSR

Our total shareholder return ordinal ranking at the end of the performance period as compared to the TSR of the other large investor-owned water companies (defined as Metric 1)

- American Water Works Company
- American States Water Company
- Connecticut Water Service, Inc.
- California Water Service Group
- Middlesex Water Company
- SJW Corporation

Payout as a Percent of Target Award (7 companies)

200%
150
100
50
0
1
2
3
4
5
6
7
Ordinal Ranking (including Essential) vs. Peers

Metric 2: Essential TSR vs S&P Midcap Utility Index TSR

Our TSR ordinal ranking compared to the TSR for the companies in the S&P Midcap Utility Index (defined as "Metric 2")

- Allete Inc.
- PNM Resources Inc.
- Essential Utilities, Inc
- Atmos Energy Corp.
- Hawaiian Electric Industries, Inc.
- One Gas Inc.
- OGE Energy Corp.
- IDACORP Inc.
- Black Hills Corp.
- Northwestern Corp.
- New Jersey Resources Corp.
- Vectren Corp.
- MDU Resources Group Inc.
- Southwest Gas Holdings Inc.
- National Fuel Gas Co.
- UGI Corp.

Payout as a Percent of Target Award (16 companies)

200
150
100
50
0
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18
Ordinal Ranking (including Essential) vs. Peers

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Executive Compensation

Section 3 2020 Executive Compensation Program

Metric 3: Operating and Maintenance Expense

The achievement of maintaining Operating and Maintenance ("O&M") expenses within the Company's regulated operations over the performance period (defined as "Metric 3")

Payout Scale

200
150
100
50
0
935
931
923
916
908
Three-year O&M Expense ($ millions)

Metric 4: Rate Base Growth

The achievement of targeted cumulative level of rate base growth as a result of acquisitions.

Payout as a percent of Target Award

200%
150
100
50
50
110
170
210
250
Rate Base Growth from Acquisition ($ millions)

2018-2020 PSU Awards Achievement

The three-year performance period for the PSU awards made by the Compensation Committee in 2018 ended on December 31, 2020. In February 2020, the Compensation Committee determined the achievement of performance goals for the 2018 PSUs.

As a result, the Compensation Committee certified that a 175.00% payout of the 2018 PSU awards was earned in accordance with the following results and weightings:

2018 PSU Metrics	Payout	Weight	Product
Metric 1: TSR Large Investor Owned Water Utilities	100.00%	25.0%	25.00%
Metric 2: TSR S&P Mid-Cap Utilities index	200.00%	25.0%	50.00%
Metric 3: 3 Year O&M Management	200.00%	25.0%	50.00%
Metric 4: 3 Year Rate Base Growth	200.00%	25.0%	50.00%
Total			175.00%

Applying this performance, the table at right shows the Target PSU award and the Actual PSU award approved by the Compensation Committee for the NEOs.

Target PSUs Awarded in 2018		Actual 2018 PSUs Paid Out in 2020
Christopher H. Franklin	19,030	33,302
Daniel J. Schuller	4,750	8,312
Richard S. Fox	4,869	8,520
Matthew Rhodes (hire June 2018)	4,583	8,020
Christopher P. Luning	3,929	6,875

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   57

Executive Compensation

Section 3 2020 Executive Compensation Program

As seen by the charts above, the Compensation Committee believes that its long-term incentive compensation program aligns with the shareholders, combining total shareholder return with objective metrics aimed at increasing shareholder value, with the actual payout based on actual achievement of four metrics that the Compensation Committee believes address share-based and operational metrics that are important to shareholders.

Outstanding PSU Awards

The PSU awards granted in 2020 were redesigned to incorporate the change to one total shareholder return metric from the previous use of a water and mid-cap utility metrics. The performance period began on January 1, 2020 and will end on December 31, 2022 for the 2020 grant. The performance period for the PSU awards for 2021 began on January 1, 2021 and will end on December 31, 2023.

Please see the disclosure under the heading Outstanding Equity Awards at Fiscal Year-End for a description of the status of the 2020 PSU awards.

Restricted Stock

For 2020, in recognition of the closing of the Peoples Natural Gas acquisition, a special one-time grant of 2,988 shares of restricted stock (approximately $100,000) was awarded to Messrs. Schuller, Fox, Rhodes, and Luning.

Adjusted Return on Equity Calculation

The Company’s adjusted return on equity is calculated annually in accordance with the descriptive formula below and if the adjusted return on equity meets or exceeds 150 basis points below the return of equity of the most current Pennsylvania PUC rate award, the awards will vest:

Beginning in 2020, under the redesigned long-term incentive program, stock options have been removed from the program and instead a heavier emphasis is placed on performance share units and restricted share units. This approach has become the foundation of the long term incentive program and will continue in 2021.

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Executive Compensation

Section 3 2020 Executive Compensation Program

Restricted Share Awards

Annual restricted share or restricted stock unit grants (together referred to as restricted shares) entitle the named executive officer to receive the number of shares granted at the end of a given period of time, or in increments over a period of years on the anniversaries of the grant date, provided the named executive officer remains an employee of the Company. However, if separation is due to death, disability, retirement or termination following a Change in Control, then acceleration of the lapse of forfeiture restrictions occurs as set forth in the Plan.

•   Dividends or dividend equivalents, as applicable, are accumulated and paid when the restricted shares are paid.

•   The restricted shares to the other named executive officers (other than the Chief Executive Officer) vest 100% after three years, with vesting subject solely to continued service with the Company.

•   The restricted shares to the Chief Executive Officer vest 100% after three years, with vesting subject to continued service with the Company and the Company’s achievement of at least an adjusted return on equity equal to 150 basis points below return on equity granted by the Pennsylvania Public Utility Commission during the Company’s Pennsylvania water subsidiary’s last rate proceeding, subjected to adjustments as allowed under the Plan.

•   The return on equity will be calculated in the same manner as it is calculated for the purpose of determining the return on equity required for the vesting of stock options.

Other Benefits

Retirement Plans

Our retirement plans are intended to provide competitive retirement benefits to help attract and retain employees. Some of our named executive officers are participants in our qualified pension plan (benefits frozen as of December 31, 2014) (the Retirement Plan), and in our non-qualified pension benefit plan (the Non-Qualified Pension Benefit Plan). Our non-qualified retirement plan is intended to provide executive officers with a retirement benefit that is comparable on a percentage of salary basis to that of our other employees participating in the Retirement Plan by providing the benefits that are limited under current Internal Revenue Service regulations. Benefits continue to accrue for some of our named executive officers in the Non-Qualified Pension Benefit Plan. Starting in 2009, the Company began to fund the trust for the benefits under the Non-Qualified Pension Benefit Plan using trust- owned life insurance. A named executive officer’s retirement benefits under our qualified and non-qualified retirement plan are not taken into account in determining the executive’s current compensation.

•	Effective December 31, 2014, the named executive officers ceased accruing a benefit under the Retirement Plan and their plan compensation and credited service for purposes of determining their benefits was frozen.
•	Vesting service will continue to accrue in the Retirement Plan as long as the named executive officer remains employed by the Company.

Non-Qualified Deferred Compensation Plan

We maintain a non-qualified Executive Deferred Compensation Plan (the Executive Deferral Plan) that allows eligible members of management to defer all or a portion of their salary and annual cash incentives, which enables participants to save for retirement and other life events in a tax-effective manner. Deferred amounts are deemed invested in one or more mutual funds selected by the participant under trust-owned life insurance policies on the lives of eligible executives.

To provide named executive officers with the full Company matching contribution available to other employees under our qualified plans, executives who choose to defer up to six percent of their salary under one of the Company’s 401(k) plans, but do not receive the full Company matching contribution under such qualified plans due to the Internal Revenue Service regulations limiting the total dollar amount that can be deferred under a 401(k) plan ($18,000 for 2016, $18,500 for 2017 and 2018, $19,000 for 2019, and $19,500 for 2020), receive the portion of the Company matching contribution that would otherwise be forfeited by the executive as the Company’s contribution into the Executive Deferral Plan.

•	Effective January 1, 2009, the Company began to fund the trust holding amounts deferred by the participants in the Executive Deferral Plan using trust-owned life insurance.
•	A named executive officer’s deferrals and any earnings on deferrals under our non-qualified deferred compensation plan are not taken into account in determining the named executive officer’s compensation.

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Executive Compensation

Section 3 2020 Executive Compensation Program

Severance Plans

All of the named executive officers are covered by a severance policy. The policy provides the named executive officers with a severance benefit of one full year salary and one full year projected bonus and a minimum of one month of continued medical benefits and a maximum of six months of continued medical benefits following termination, provided that the named executive officer is terminated for any reason other than for cause.

Additionally, on July 1, 2018, Mr. Franklin and the Company entered into an Employment Agreement (Mr. Franklin’s Employment Agreement). Under Mr. Franklin’s Employment Agreement, if the Company terminates Mr. Franklin’s employment without cause or does not renew the term of the Employment Agreement, or if Mr. Franklin terminates his employment for good reason (as defined in the agreement), Mr. Franklin will receive any accrued but unpaid salary and accrued vacation as well as a lump sum equal to (i) 24 months of base salary and (ii) two times the target annual bonus.

If the Company terminates Mr. Franklin’s employment for cause or if he terminates his employment without good reason, or for death or disability, Mr. Franklin (or his estate) will receive any accrued but unpaid salary and accrued vacation. Mr. Franklin’s Employment Agreement expires July 1, 2021 and may be extended for successive one-year terms upon mutual agreement of the Company and Mr. Franklin. Mr. Franklin’s Employment Agreement is filed with our SEC filings.

Double Trigger Change-In-Control Agreements

We maintain change-in-control agreements with the named executive officers. These change-in-control agreements are intended to:

•	minimize the distraction and uncertainty that could affect key management in the event we become involved in a transaction that could result in a change in control of the Company;
•	enable the executives to impartially evaluate such a transaction;
•	provide a retention incentive to our named executive officers; and
•	encourage their attention and dedication to their duties and responsibilities in the event of a possible change-in-control.

Under the terms of these agreements, the covered named executive officer is entitled to certain severance payments and a payment in lieu of the continuation of benefits if his employment is terminated other than for cause, or in the event the executive resigns for good reason, as defined in the agreements, within two years following a change-in-control of Essential. See the description of Potential Payments Upon Termination or Change-in-Control on pages 80 through 84.

These change-in-control agreements are referred to as double trigger agreements because they only provide a benefit to executives whose employment is terminated, or who have good reason to resign, following a change-in-control. These change-in-control agreements do not provide any payments or benefits to the covered executives merely as a result of a change-in-control. The normal annual restricted share, stock option and performance share grants to the named executive officers also contain double trigger provisions. Each of the change-in-control agreements limits the amount of the payments under the agreements to the Internal Revenue Service’s limitation on the deductibility of these payments under Section 280G of the Internal Revenue Code (the Code).

The Company has determined that there will be no tax gross-ups in any change-in-control agreements with executives and that all such agreements will be subject to the limitations under Section 280G of the Code. We believe that the multiples of compensation and other benefits provided under the change-in-control agreements, as described on pages 80 through 84 are consistent with the multiples in the market. Named executive officers who receive payments under their change-in-control agreements in connection with their separation from employment following a change-in-control will not be entitled to any payments under our normal severance policy.

60   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Executive Compensation

Section 4 2020 NEO Compensation and Performance Summaries

Section 4

2020 NEO Compensation and Performance Summaries

Linking Pay and Performance

Here we provide a summary of each of our NEOs 2020 total direct compensation and an overview of their individual performance accomplishments relative to achieving our Company’s annual and long-term performance goals.

Christopher H. Franklin

Chairman, President and Chief Executive Officer

Responsibilities

Mr. Franklin leads and guides the Company’s strategic direction which primarily focuses on the high-quality delivery of water, wastewater and natural gas service in a manner that delivers value for shareholders. He sets the tone for the Company’s culture based on a set of corporate values and objectives which incorporate strong environmental, social and governance practices.

Mr. Franklin leads the Company’s work with legislators, regulators, customers, and communities to create solutions that support economic development and strong communities while preserving and protecting natural resources.

2020 Total Compensation Pay Mix

2020 Key Accomplishments

•   Continued to grow the company with five new municipal acquisitions adding $62.9 million in rate base.

•   Set the course for 2021 with approximately $365.6 million in pending acquisitions, with over 215,000 equivalent dwelling units.

•   Invested nearly $900 million in infrastructure improvements across our footprint.

•   Led the integration of Aqua and Peoples Natural Gas, with over 3,000 employees coming together as Essential Utilities.

•   With a focus on the community, through the Essential Foundation, ensured over $4 million in community giving, including supporting organizations impacted by the Covid-19 pandemic.

•   Established Essential’s commitment to substantially reduce Scope 1 and 2 greenhouse gas emissions, which by 2035, targets a 60%

reduction over Essential’s 2019 emission levels, which is consistent with the rate of reduction necessary over the next 15 years to keep on track with the Paris Agreement.

•   Started a three year technology transformation projection, investing in upgraded systems for our customers and operations to ensure improved customer experience and operational efficiency.

•   Led efforts in Essential’s path for diversity, equity and inclusion with multiple diverse leadership hires in 2020 to ensure Essential continues on its goal to have a diverse workforce reflective of the community we serve. Essential’s efforts to diversify our Board and leadership teams has resulted in recognition in 2020 by Women on Boards and the Forum of Executive Women’s Advancing Women Company Award.

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Executive Compensation

Section 4 2020 NEO Compensation and Performance Summaries

Daniel J. Schuller

Executive Vice President and Chief Financial Officer

Responsibilities

As CFO, Mr. Schuller is responsible for managing Essential’s overall financial condition, including resource and capital allocation, and expense discipline.

He is also responsible for overseeing all corporate finance functions, including financial planning, forecasting, cash flow planning, investment strategies, capital structure, regulatory and rate strategies.

2020 Total Compensation Pay Mix

2020 Key Accomplishments

•   Played instrumental role in completing the March 16, 2020 Peoples closing, including securing $331 million in terms loans, expanding the revolving credit facility from $550 million to $1 billion, and closing the $750 million in PIPE financing. Subsequently repaid these term loans.

•   Secured $500 million term loan to ensure adequate liquidity as COVID-19 broke. Subsequently repaid this term loan.

•   Completed $1.1 billion public debt offering in April and completed a $308 million forward sale of common equity in August.

•   Completed the repair study for Peoples Natural Gas and elected tax repair accounting treatment.

•   Completed the integration of the Finance and Internal Audit organizations of Essential and Peoples.

•   Ensured Finance and Internal Audit’s full engagement in the Service Improvement Project.

Richard S. Fox

Executive Vice President and Chief Operating Officer

Responsibilities

As COO, Mr. Fox is responsible for responsible for the leadership, management and vision to ensure that the company has the proper operational controls, administrative and reporting procedures, and people systems in place to operate effectively and efficiently, grow the business, and ensure financial strength of the company.

Mr. Fox directs the company’s focus on the key operational metrics and performance indicators across all our states.

2020 Total Compensation Pay Mix

2020 Key Accomplishments

•   Attained best-ever annual OSHA defined employee and vehicle accident safety results in both the Aqua and Peoples operating units.

•   Leader in company response to COVID-19 pandemic to provide safe working conditions for employees while still providing essential water and gas services and infrastructure projects.

•   Delivered annual capital investment of approximately $900 million on gas and water infrastructure projects to ensure safe and reliable service for customers.

•   Maintained excellent water and wastewater environmental compliance metrics at Aqua and improved emergency response time, unaccounted for gas, and pipe leaks at Peoples.

•   Integrated the Peoples and Aqua operating teams to ensure culture, inclusion, and combined vision maintained even during COVID-19 pandemic.

•   Filed revised Long Term Infrastructure Improvement Plan (LTIIP) for Peoples to support increased replacement rate of at-risk pipe segments in accordance with the company-proposed acquisition settlement provision.

•   Initiated pipe replacement project in Goodwin-Tombaugh gathering system consistent with Pennsylvania PUC settlement order to ensure continuous service to thousands of natural gas customers.

•   Completed successful rate case in Aqua North Carolina and Aqua New Jersey wastewater and filed a rate case in Aqua Virginia.

•   Passed Fair Market Valuation legislation in Virginia and established new or revised rules for capital investment infrastructure surcharges in Texas, Virginia, and New Jersey.

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Executive Compensation

Section 4 2020 NEO Compensation and Performance Summaries

Matthew Rhodes

Executive Vice President Strategy & Corporate Development

Responsibilities

As EVP of Strategy and Corporate Development, Mr. Rhodes is responsible for driving Essential’s overall strategy and corporate development function, as well as leading the state presidents and business development leads in M&A initiatives. Mr. Rhodes is also responsible for leading the Company’s Market-based businesses.

Mr. Rhodes guides a team of internal and external professionals responsible for due diligence, underwriting/ valuation, financing, ratings, negotiations, and transaction management, in partnership with other members of the executive team.

2020 Total Compensation Pay Mix

2020 Key Accomplishments

•   Led efforts that significantly progressed the closing process for the DELCORA acquisition.

•   Closed six water and wastewater acquisitions in four states that added approximately 12,200 customers and nearly $63 million of rate base.

•   Signed three asset purchase agreements for approximately $90 million of water and wastewater acquisitions that will add 18,400 customers.

•   Led a portfolio review and optimization analysis for Aqua’s and Peoples’ market-based businesses.

•   Completed the sale of our unregulated pipeline joint venture.

•   Led internal process to define the future growth strategy of the Company, along with a game plan for each state and functional area.

•   Actively monitored the landscape of public and private investor owned water and wastewater utilities and analyzed potential opportunities.

Christopher P. Luning

Executive Vice President, General Counsel and Secretary

Responsibilities

Mr. Luning is responsible for acting as a legal and business advisor to the Board of Directors, the CEO, and the senior leadership team. In addition, this position is responsible for the Corporation’s Legal, Internal Audit, and Records Department, is the Company’s designated SEC Compliance Officer, and is responsible for the Corporation’s risk management including its Enterprise Risk Management program and its Insurance policies and programs.

2020 Total Compensation Pay Mix

2020 Key Accomplishments

•   Integrated Aqua/Peoples legal, risk, and insurance programs.

•   Executed companywide PFAS strategy including protecting Company’s interests in court proceedings.

•   Led the Peoples closing, including securing $331 million in term loans and closing the $750 million in PIPE financing.

•   Led the Company’s legal efforts to progress the closing of the Company’s DELCORA Acquisition.

•   Led legal team in the $1.1 billion public debt offering and the $308 million forward sale of common equity.

•   Led the legal defense of the Company’s large litigation matters.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   63

Executive Compensation

Section 5 Our 2021 Short- and Long-Term Incentive Program

Section 5

Our 2021 Short- and Long-Term Incentive Program

2021 Short-Term Incentive Program

New Diversity and Environmental Stewardship Metrics

For 2021, we are adding a new diversity metric (10% weighting) to our short-term incentive plan. The goal is to tie our diversity targets directly to executive compensation, encouraging our NEOs to recognize and build diversity in our operations. Besides our financial performance measures, the plan includes metrics around water and wastewater compliance, gas leaks and infrastructure improvement, customer satisfaction, and employee safety. We believe this incentive program builds on and supports an already strong foundation of management oversight of ESG.

The goal is to encourage our executive to focus on core issues associated with driving long-term shareholder growth and to recognize and build diversity in our operations.

We are proud of the progress we have made in diversity, but we believe we can improve. As a Company, we have set goals to make a difference and are sharing our data openly to hold ourselves accountable, but we are also working with our customers and partners in the industry to move faster together to diversity, inclusion and equity.

Essential believes that supplier diversity is critical for our communities as well as for our business. We want to source from and partner with businesses owned by individuals representative of the diverse communities and neighborhoods where we live, work, and operate each day. This also enriches and strengthens local economies, increases sourcing options, and fosters collaboration and innovation. We have a multiyear plan of increasing the proportion of controllable spend with diverse suppliers from 8.6% today across the company to 15%.

Proposed 2021 Essential Short-Term Incentive Plan

The utilities industry has lagged other sectors in attracting and retaining employees of color. Essential sees great opportunity to strengthen our diversity, equity, and inclusion program. The goal we are setting is based on local labor demographic data to ensure that our employee diversity reflects the communities that we serve. We have a range of diverse recruitment tactics and we believe tying compensation to this is the right decision to accelerate change. We also want to ensure employees of color experience equity and inclusion at Essential. This is why in recent years we have introduced unconscious bias training workshops and employee resource groups, and plan to adopt further supporting practices to achieve our multi-year target of 17% employees of color.

Besides financial measures and this new 10% weighting on diversity, our short-term incentive plan includes metrics around water and wastewater compliance, gas leaks and infrastructure improvement, customer satisfaction, and employee safety. We believe this incentive program builds on and supports an already strong foundation of management oversight of ESG.

The goal is to properly incent management to focus on core issues associated with driving long-term shareholder growth and to recognize and build diversity in our operations.

64   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Executive Compensation

Section 5 Our 2021 Short- and Long-Term Incentive Program

Below is the 2021 STI Plan that the Compensation Committee adopted for all named executive officers:

2021 Essential Short-Term Incentive Plan – Metrics, Weighting and Target Payout Levels

Each metric associated with the 2021 STI plan was carefully considered and appropriately weighted. The chart below illustrates each metric and shows the targets that are to be met to achieve certain payouts:

			2021 Target Payout Levels
Metric	Metric Component	Weight	Threshold	Target	Maximum

Financial (50%)	Essential Earning Per Share	35.00%	$1.61	$1.66	$1.71

	Essential ROE	15.00%	4.52%	9.52%	14.52%

Safety (20%)	Essential Lost Time/Restricted Time	5.00%	2.0	1.65	1.0

	Essential Responsible Vehicle Accident Rate	5.00%	3.2	2.7	2.2

	Peoples Gas Safety	10.00%	99.98%	99.99%	100.00%

Customer Satisfaction (10%)	Essential Service Level	10.00%	80%/30sec	82%/30sec	84%/30sec

Environmental	Aqua Water Compliance	2.50%	99.30%	99.70%	100.00%

Stewardship (10%)	Aqua Wastewater Compliance	2.50%	93.00%	95.50%	98.00%

	Peoples Gas Leaks	2.50%	800	700	600

	Peoples Gas LTIIP	2.50%	97.50%	100.00%	102.50%

Diversity (10%)	Supplier Diversity	5.00%	11.20%	14.00%	16.80%

	Employee Diversity	5.00%	14.20%	14.50%	14.80%

		100.00%

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   65

Executive Compensation

Section 5 Our 2021 Short- and Long-Term Incentive Program

2021 Long-Term Incentive Program

As shown in the charts below, the program for 2021 will be comprised of 65% performance-based incentives and 35% restricted stock units.

2021 Essential Long-Term Incentive Plan

35% RSU 20% Performance 3 Yr O&M 20% Performance Rate Base 25% Performance, TSR Peer Group

2021 Financial Metrics for PSUs

Relative TSR

The most prevalent long-term incentive metric in the peer group. The performance is based on relative TSR rank against our new 15 company peer group, with the percentile ranking determining the overall payout level (0 - 200%). The payout schedule would be:

•   Maximum (200% payout): 90th percentile (or greater)

•   Target (100% payout): 50th percentile

•   Threshold (50% payout): 30th percentile

Additionally, two other internal operating measures were chosen to balance internal financial and operational management with external shareholder results.
Rate base growth	Defined as the approved rate base at the time of acquisition plus subsequent capital invested in the following three years. Rate base growth is central to the Company’s growth platform.
Operations and maintenance performance	To ensure cost effective operations, operations and maintenance targets include the budget plus the first two years in the plan for the regulated businesses only.

The charts below illustrate both of the components and metrics that the Compensation Committee will use to measure the performance of the Company with respect to the award of the shares associated with the PSUs:

2021 PSU Performance Target Payout Percentage

The charts below illustrate the performance that will be required for the 2021 PSUs to be paid out, and at what percentage:

66   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Executive Compensation

Section 5 Our 2021 Short- and Long-Term Incentive Program

LTI Metrics – Rate Base Growth and O&M

These charts illustrate both the Rate Base Growth and the Operations and Maintenance metrics that will be used by the Compensation Committee.

LTI Targets – Essential Rate Base Growth & O&M

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   67

Executive Compensation

Section 6 Compensation Governance Policies and Practices

Section 6

Compensation Governance Policies and Practices

Anti-Hedging and Anti-Pledging Policy

We believe that issuance of incentive and compensatory equity awards to our directors and named executive officers along with our stock ownership guidelines help to align the interests of such officers with our shareholders. As part of our insider trading policy, we prohibit all directors and employees from engaging in hedging or pledging activities with respect to any owned shares or outstanding equity awards. The policy specifically prohibits all insiders from engaging in any short sales of the Company’s securities, buying or selling puts, calls or other derivative securities, or pledging the Company’s securities as collateral for a loan. None of our directors nor any of our named executive officers engaged in any hedging or pledging activities with respect to the Company stock during 2020.

Clawback of Incentive Compensation

In the event of a significant restatement of our financial results caused by executive fraud or willful misconduct, the Compensation Committee reserves the right to review the cash incentive compensation received by the named executive officers with respect to the period to which the restatement relates, recalculate Essential’s results for the period to which the restatement relates and seek reimbursement of that portion of the cash incentive compensation that was based on the misstated financial results from the executive or executives whose fraud or willful misconduct was the cause of the restatement.

In addition, starting with the performance share unit grants and restricted stock unit grants in 2014, all shares issued pursuant to those grants are subject to any applicable recoupment or clawback policies and other policies implemented by the Board, as in effect from time to time.

Limited Perquisites

We offer a limited number of perquisites for our named executive officers. The Board has authorized executive benefits consisting of executive financial planning and annual executive physical exams. The Board regularly reviews the benefits provided to our executives and makes appropriate modifications based on the value of these benefits.

Stock Ownership Guidelines

In 2005, the Board of Directors established stock ownership guidelines for the named executive officers to encourage these executives to maintain a significant ownership interest in the Company and to help align the interests of these executive officers with the long-term performance of the Company. In 2017, these guidelines were modified to recognize the different levels of executives who may be among the named executive officers and to state the guidelines in terms of the number of shares to be held rather than a dollar value, in order to avoid fluctuations in the number of shares to be held based on variations in the Company’s stock price. In establishing the number of shares to be held, the Compensation Committee uses a round number of shares, the value of which approximates the following multiples of the midpoint of the average base salary grade for the executives:

Position	Multiple of Midpoint of 2020 Average Base Salary	Approximate Shares, PSUs, and RSUs To Be Held Based upon December 31, 2020 Share Price
Chief Executive Officer	5	92,500
Executive Vice President	3	26,900

Each named executive officer is expected to have shareholdings consistent with these guidelines within five years after becoming a named executive officer or after receiving a significant promotion. Messrs. Franklin and Fox each received a significant promotion in 2015 and Mr. Schuller was initially hired in 2015 and Mr. Rhodes was initially hired in 2018, starting a new five-year period for each.

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Executive Compensation

Section 6 Compensation Governance Policies and Practices

Shareholdings, as defined for ownership requirement purposes, include shares held directly or beneficially, including shares acquired under our Employee Stock Purchase Plan or 401(k) plans and restricted shares units and performance share units.

An executive who has not achieved the guideline within this five-year period is expected to retain one-half of any equity awards, after any required tax withholding, in Company stock and to use 10% of any annual cash incentive awards after tax to purchase shares of Company stock until the guideline is met. The chart below shows the shareholdings of the named executive officers as of December 31, 2020:

Officer Shareholdings as of December 31, 2020

Name	Position	Shares, PSUs(1), and RSUs Held
Franklin	Chief Executive Officer	188,075
Schuller	Executive Vice President	46,582
Fox	Executive Vice President	38,973
Rhodes	Executive Vice President	25,641
Luning	Executive Vice President	55,423

(1) PSUs listed at target amount.

Executive Compensation Committee Report

The purpose of the Compensation Committee is to assist the Board of Directors in its general oversight of the Company’s compensation programs and the compensation of the Company’s executives. The Compensation Committee Charter describes in greater detail the full responsibilities of the committee and is available on our website: www.essential.co.

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis on pages 41 through 69 with management. Based on this review and discussion, the Executive Compensation Committee recommended to the Company’s Board of Directors, and the Board of Directors approved, the inclusion of the Compensation Discussion and Analysis in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders.

Respectfully submitted,

Members:

Daniel J. Hilferty, Chairperson

Elizabeth B. Amato
Ellen T. Ruff

Lee C. Stewart

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   69

Executive Compensation Tables

The following Summary Compensation Table shows compensation paid to or earned by the named executive officers for 2020.

Summary Compensation Table

							Change in
							Pension Value and Non-qualified
						Non-Equity Incentive Plan	Deferred Compensation	All Other
		Salary	Bonus	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)	($)(2)	($)(2)	($)(1)(3)	($)(4)	($)(5)	($)(6)
Christopher H. Franklin	2020	858,846	—	2,053,175	—	1,234,625	3,008,515	18,198	7,173,359
President and Chief	2019	792,909	—	448,884	997,962	945,110	2,610,971	15,190	5,811,026
Executive Officer	2018	749,321	—	1,158,719	178,220	913,122	535,338	17,957	3,552,677
Daniel J. Schuller	2020	442,515	—	690,876	—	408,601	—	23,689	1,565,681
EVP and Chief Financial Officer	2019	429,134	—	130,355	289,842	341,133	—	31,451	1,221,915
Principal Financial Officer	2018	392,384	—	289,223	44,487	326,439	—	150,121	1,202,654
Richard S. Fox	2020	425,454	—	695,083	—	396,991	821,694	15,901	2,355,123
EVP and Chief Operating Officer	2019	394,682	—	132,893	295,433	329,420	732,586	22,747	1,907,761
	2018	373,257	—	296,461	45,594	311,572	217,073	22,794	1,266,751
Matthew R. Rhodes	2020	424,415	—	561,603	—	364,818	—	19,780	1,370,616
EVP, Strategy &	2019	399,572	—	103,168	229,394	288,949	—	17,471	1,038,554
Corporate Development	2018	203,019	65,000	636,372	36,885	301,801	—	76,605	1,319,682
Christopher P. Luning	2020	379,860	—	513,176	—	326,519	553,681	17,061	1,790,297
SVP, General Counsel	2019	355,830	—	92,365	205,312	256,632	454,709	17,724	1,382,572
and Secretary	2018	339,732	—	239,251	36,797	216,796	31,811	14,562	878,949

(1)	Salary and Non-Equity Incentive Plan Compensation amounts include amounts deferred by the named executive officer pursuant to the Executive Deferral Plan described beginning on page 78.
(2)	The grant date fair value of stock-based compensation is based on the fair market value on the date of grant as determined In accordance with the FASB ASC Topic 718 accounting guidance for stock compensation. The assumptions used in calculating the fair market value are set forth in Note 14, Employee Stock and Incentive Plan contained In the Notes to the Consolidated Financial Statements In the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. For performance shares, the RSUs, and Restricted Stock, the Grant Date Fair Value of Stock and Options Awards shown is based on the target number of the shares underlying the awards granted.
(3)	Non-Equity Incentive Plan Compensation is shown for the year in which the compensation is earned and is generally paid in the following calendar year. See the description of these annual cash Incentive awards above under the CD&A section of this proxy statement.
(4)	Change in Non-qualified Pension Value and Deferred Compensation Earnings. The increase from 2018 to 2019 was primarily due to the significant decrease in the discount rate from 4.30% at December 31, 2018 to 3.35% at December 31, 2019, plus the increase in benefit accrual for each participant. The change in pension value is based on the aggregate change In the actuarial present value of the named executive officer’s accumulated benefit under all defined benefit pension plans (Including non-qualified pension plans) from the pension plan measurement date used for financial statement reporting purposes in the Company’s audited statements for the prior completed fiscal year to the pension plan measurement date used for financial statement reporting purposes in the Company’s audited financial statements for the covered fiscal year. All amounts deferred by participants in the Executive Deferral Plan and all prior deferrals under the Executive Deferral Plan are invested in a variety of mutual funds selected by each participant under trust-owned life insurance used by the Company to fund the Executive Deferral Plan; there are no preferential or above-market earnings on this deferred compensation. Messrs. Rhodes and Schuller are not eligible to participate in the Retirement Plan because they were hired by the Company after the Retirement Plan was closed to new entrants.

70   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Executive Compensation

(5)	All Other Compensation includes the components listed below.

		Dividend Equivalents ($)	Group Life ($)(a)	401(k) Company Match and Company Contribution ($)(b)	Relocation ($)(c)	Car Allowance ($)(d)	Other ($)	Total ($)
Franklin	2020	—	6,450	7,594	—	4,154	—	18,198
	2019	—	3,450	7,997	—	3,743	6,860	22,050
	2018	—	3,450	8,250	—	6,257	195	17,957
Schuller	2020	—	414	19,600	—	3,675	—	23,689
	2019	—	414	24,501	—	6,536	—	31,451
	2018	—	270	22,040	119,867	7,944	—	150,121
Fox	2020	—	4,211	8,550	—	3,140	—	15,901
	2019	—	3,880	8,400	—	10,467	—	22,747
	2018	—	3,648	8,250	—	10,896	—	22,794
Rhodes	2020	—	180	19,600	—	—	—	19,780
	2019	—	180	17,291	—	—	—	17,471
	2018	—	—	—	76,605	—	—	76,605
Luning	2020	—	1,993	6,816	—	8,252	—	17,061
	2019	—	1,852	8,400	—	7,472	—	17,724
	2018	—	1,758	8,250	—	4,554	—	14,562
(a)	Represents the taxable value of group life insurance benefit for the named executive officer.
(b)	Includes Company match and year end contribution to the 401(k) and the non-qualified retirement plan.
(c)	Represents reimbursement provided under the Company’s relocation policy.
(d)	The Company provides the use of Company owned or leased vehicles for several of its named executive officers.

(6)	Total compensation is calculated in accordance with the SEC requirements under Item 402(c) of Regulation S-K, but does not reflect the compensation paid for the year. Specifically, the Total compensation includes the change in pension value in the qualified and non-qualified defined benefit pension plans in which the named executive officers participate. Such pension benefits will not be paid to the named executive officers until they retire from service to the Company.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   71

Executive Compensation

Grants of Plan-Based Awards

The following table contains information regarding equity and non-equity awards granted to the named executive officers in 2020:

Grants of Plan-Based Awards

								All Other Stock Awards:	All Other Option Awards:	Exercise or	Grant Date Fair Value
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)			Number of Shares of	Number of Securities	Base Price of Option	of Stock and Option
		Threshold(2)	Target(3)	Maximum(4)	Threshold	Target	Maximum	Stock or Units(6)(7)	Underlying	Awards	Awards
Name	Grant	($)	($)	($)	(#)	(#)	(#)	(#)	Options(#)	($/Sh)	($)
Franklin	2/26/20	437,500	875,000	1,312,500	26,106	38,244	62,521	—	—	—	2,053,175
Schuller	2/26/20	144,791	289,583	434,374	3,493	6,986	13,972	7,008	—	—	690,876
Fox	2/26/20	140,677	281,354	422,032	3,515	7,029	14,058	7,044	—	—	695,083
Rhodes	2/26/20	129,276	258,553	387,829	2,729	5,458	10,916	6,128	—	—	561,603
Luning	2/26/20	115,705	231,410	347,115	2,443	4,885	9,770	5,799	—	—	513,176

(1)	The named executive officers’ Non-Equity Incentive Plan Awards are calculated based on the named executive officers’ current annual salary multiplied by the executive’s target incentive compensation percentage times the factors described on pages 52 through 54.
(2)	The Threshold Non-Equity Incentive Plan Award is based on the factors described on pages 52 through 54.
(3)	The Target Non-Equity Incentive Plan Award is based on the factors described on pages 52 through 54.
(4)	The Maximum Non-Equity Incentive Plan Award is based the factors described on pages 52 through 54.
(5)	The February 26, 2020 Equity Incentive Plan Awards in these columns are composed of performance-based stock units for the CEO, Mr. Franklin and service-based restricted stock unit grants to the named executive officers other than Mr. Franklin which vest on the third anniversary of the grant date as long as the named executive officer is providing service to the Company.
(6)	The grant date fair value of restricted stock unit awards and restricted stock is based on their fair market value on the date of grant as determined under FASB ASC Topic 718. The assumptions used in calculating the fair market value under FASB’s accounting standard for stock compensation are set forth in Note 14, Employee Stock and Incentive Plan contained in the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
(7)	Represents one-time restricted stock awards.

72   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
			Option		Number of Shares or Units of Stock That	Market Value of Shares or Units of Stock	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights
	Number of Securities Underlying		Exercise	Option	Have Not	That Have Not	That Have Not	That Have Not
	Unexercised Options		Price	Expiration	Vested(1)	Vested(1)(2)	Vested(1)(3)(4)	Vested(1)(2)
Name	(#) Unexercisable	(#) Exercisable	($)	Date	(#)	($)	(#)	($)
Franklin	—	27,053	$ 30.47	2/22/2027
	11,648	23,297	$ 34.51	2/27/2028	39,018	$1,907,877	57,579	$2,788,714
	126,725	63,363	$ 35.94	2/28/2029
Schuller	—	6,789	$ 30.47	2/22/2027	10,778	$ 526,576	15,298	$ 740,549
	2,908	5,815	$ 34.51	2/27/2028
	36,805	18,403	$ 35.94	2/28/2029
Fox	—	6,958	$ 30.47	2/22/2027	10,963	$ 535,666	15,569	$ 753,710
	2,980	5,960	$ 34.51	2/27/2028
	37,515	18,758	$ 35.94	2/28/2029
Rhodes	2,285	4,571	$ 35.44	2/27/2028	8,591	$ 419,326	13,478	$ 652,936
	29,129	14,565	$ 35.94	2/28/2029
Luning	—	5,670	$ 30.47	2/22/2027	7,975	$ 390,020	11,760	$ 569,623
	2,405	4,810	$ 34.51	2/27/2028
	26,071	13,036	$ 35.94	2/28/2029

(1)	All PSUs are subject to the achievement of the applicable performance criteria for the designated performance period, and continued service with the Company to the vesting date; actual results could vary materially at the end of the performance period. All RSUs for Mr. Franklin are subject to the achievement of the applicable performance criteria and his continued service with the Company to the vesting date. All RSUs for the other NEOs are subject to the individual’s continued service with the Company to the vesting date. The following table contains information on outstanding stock option and stock awards held by the named executive officers at December 31, 2020.

	Performance Share Units			Restricted Share Units
		Date to
		be Vested,			Date to	Number
	Performance	Earned and	Number	Vesting	be Earned	of Units
	Period	Paid if	of Units	Period	And Paid	Issued at
Named Executive Officer	Ends	Applicable	Issued(4)	Ends	if Applicable	Target(2)
Franklin	12/31/2020	2/27/2021	33,302	2/27/2021	2/27/2021	12,668
	—	—	—	2/28/2022	2/28/2022	12,383
	12/31/2022	2/26/2023	24,277	2/26/2023	2/26/2023	13,967
Schuller	12/31/2020	2/27/2021	8,312	2/27/2021	2/27/2021	3,162
	—	—	—	2/28/2022	2/28/2022	3,596
	12/31/2022	2/26/2023	6,986	2/26/2023	2/26/2023	4,020
Fox	12/31/2020	2/27/2021	8,520	2/27/2021	2/27/2021	3,241
	—	—	—	2/28/2022	2/28/2022	3,666
	12/31/2022	2/26/2023	7,049	2/26/2023	2/26/2023	4,056
Rhodes	12/31/2020	2/27/2021	8,020	2/27/2021	2/27/2021	2,605
	—	—	—	2/28/2022	2/28/2022	2,846
	12/31/2022	2/26/2023	5,458	2/26/2023	2/26/2023	3,140
Luning	12/31/2020	2/27/2021	6,875	2/27/2021	2/27/2021	2,616
	—	—	—	2/28/2022	2/28/2022	2,548
	12/31/2022	2/26/2023	4,885	2/26/2023	2/26/2023	2,811

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   73

Executive Compensation

Options Exercised and Stock Vested

(2)	The market value of the RSU and PSU awards include accrued and unpaid dividend equivalents. The dividend equivalents are accrued based upon the assumption that the PSUs would be issued at target.
(3)	The PSU grants made in 2018 for the three year performance period ended December 31, 2020 consisted of four performance goal metrics. The PSU grants made in 2020 for the three year period ended December 31, 2022 consisted of three performance goal metrics. These metrics and the associated achievement are determined by the Compensation Committee as described on pages 56 through 58 of this proxy statement.
(4)	The PSU awards that vested on February 27, 2021 were achieved at the 175% level of goal achievement. The following table details the number of PSUs and RSUs that are vested and earned by the named executive officers under the 2018 PSU grants as of the date of this proxy statement.

Named Executive Officer	Performance Period End	Date Vested, Earned and Paid	Number of PSU Shares Issued	Number of RSU Shares Issued
Franklin	12/31/2020	2/27/2021	33,302	12,668
Schuller	12/31/2020	2/27/2021	8,312	3,162
Fox	12/31/2020	2/27/2021	8,520	3,241
Rhodes	12/31/2020	2/27/2021	8,020	2,605
Luning	12/31/2020	2/27/2021	6,875	2,616

Options Exercised and Stock Vested

The following table shows (1) the number of shares of stock options, restricted shares, PSUs or RSUs previously granted to the named executive officers that were exercised, vested or were earned during 2020, and (2) the value realized by those officers upon the exercise, vesting, or payment of such shares based on the closing market price for our shares of Common Stock on the exercise or vesting date.

Options Exercised and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares Acquired	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)	on Vesting (#)(1)	Vesting ($)(2)
Franklin	—	—	45,970	2,095,335
Schuller	—	—	11.474	523,007
Fox	—	—	11,761	536,100
Rhodes	—	—	10,625	483,765
Luning	—	—	9,491	432,633

(1)	The Number of Shares Acquired on Vesting column represents the number of shares of common stock issued upon the earning and vesting of the 2018 PSUs and RSUs in 2021.
(2)	The Value Realized on Vesting column includes the fair value of the shares paid on the vesting date plus dividend equivalents paid for PSUs and RSUs vesting in the amount of $127,338 for Mr. Franklin, $31,784 for Mr. Schuller, $32,580 for Mr. Fox, $28,899 for Mr. Rhodes, and $26,292 for Mr. Luning.

74   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Executive Compensation

CEO to Median Employee Pay Ratio

CEO to Median Employee Pay Ratio

Here we provide information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Franklin:

To determine our median employee, we chose base salary as our consistently applied compensation measure. We annualized this measure of compensation for those who began their employment during 2020. Using a determination date in December 2020, we calculated the median base salary for all required employees. The annual total compensation of the employee identified as the median employee of the Company (other than Mr. Franklin), was $171,731 and, the annual total compensation of Mr. Franklin was $7,173,359. The annual median employee number was higher than normal due to a gain of $80,448 In present value of the pension benefit. The annual total compensation for the median employee and Mr. Franklin were calculated under Item 402(c) of Regulation S-K.

Accordingly, the ratio of the annual total compensation of Mr. Franklin to the median of the annual total compensation of all employees of the Company was estimated to be 42 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, pay ratios reported by other companies may not be comparable to the pay ratio reported above.

Retirement Plans and Other Post-Employment Benefits

Pension Benefits

The following table shows: (1) the number of years of credited service for the named executive officers under our various retirement plans as of December 31, 2020; (2) the actuarial present value of accumulated benefits under those plans as of December 31, 2020; and, (3) any payments made to the named executive officers during 2020 under those plans.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service*(#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Franklin	Retirement Income Plan for Essential Utilities, Inc. and	22	1,336,754	—
	Subsidiaries Non-Qualified Retirement Plan	28	9,433,460	—
Schuller	Retirement Income Plan for Essential Utilities, Inc. and	—	—	—
	Subsidiaries Non-Qualified Retirement Plan	—	—	—
Fox	Retirement Income Plan for Essential Utilities, Inc. and	13	681,581	—
	Subsidiaries Non-Qualified Retirement Plan	19	2,215,104	—
Rhodes	Retirement Income Plan for Essential Utilities, Inc. and	—	—	—
	Subsidiaries Non-Qualified Retirement Plan	—	—	—
Luning	Retirement Income Plan for Essential Utilities, Inc. and	12	568,005	—
	Subsidiaries Non-Qualified Retirement Plan	18	1,470,351	—
*	For benefit accrual purposes, credited service in the Qualified Plan is frozen as of December 31, 2014. For early retirement eligibility purposes, service continues to accrue after December 31, 2014 and will equal that shown for the Non-Qualified Retirement Plan.

Assumptions
Discount Rate: 2.57%

Mortality: For Qualified Plan: blended 50% gender-specific and 50% unisex (blended 50% male and 50% female). Pri-2012 non-disabled annuitant mortality table without collar adjustments projected generationally from 2012 with Scale MP-2020 improvements.

For Non-Qualified Plan: Pri-2012 unisex (blended 50% male and 50% female) non-disabled annuitant mortality tables without collar adjustments projected generationally from 2012 with Scale MP-2020 improvements.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   75

Executive Compensation

Retirement Plans and Other Post-Employment Benefits

Retirement Income Plan (the Retirement Plan)

The Company sponsors a qualified defined benefit Retirement Plan to provide retirement income to the Company’s employees hired prior to certain dates starting in 2003. Effective December 31, 2014, the named executive officers (other than Mr. Schuller, and Mr. Rhodes who are not participants in the plan) ceased accruing a benefit under the Retirement Plan. Specifically, their plan compensation and credited service for purposes of determining their benefits were frozen in the Retirement Plan as of December 31, 2014.

For the portion of the Retirement Plan covering certain of the named executive officers, plan compensation is defined as total compensation paid, but excludes contributions made by the Company to a plan of deferred compensation, distributions from a deferred compensation plan, amounts realized from the exercise of stock options or when restricted shares underlying restricted stock units or performance shares become freely transferable, fringe benefits, welfare benefits, reimbursements or other expense allowances, moving expenses and commissions. The Employee Retirement Income Security Act of 1974, as amended (ERISA), imposes maximum limitations on the annual amount of pension benefits that may be paid, and the amount of compensation that may be taken into account in calculating benefits, under a qualified, funded, defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations.

Benefits earned under the final pay formula for the retirement plan are equal to 1.35% of average plan compensation plus 0.45% of average plan compensation above Covered Compensation for each year of credited service up to 25 years, and 0.5% of average plan compensation for each year of credited service above 25 years. The annual benefit is further subject to a minimum benefit schedule. Average plan compensation is defined as the average of plan compensation over the highest five consecutive years out of the last ten years. Covered Compensation is defined as the average of the Social Security Wage Bases (as defined in the Retirement Plan) in effect for each calendar year during the 35-year period ending with the last day of the calendar year of the benefit determination. Effective December 31, 2014, years of credited service and plan compensation in the Retirement Plan was frozen for the named executive officers (other than Mr. Schuller and Mr. Rhodes).

Under the terms of the Retirement Plan, a Company participant becomes fully vested in his or her accrued pension benefit after five years of credited service. All named executive officers (with the exception of Messrs. Rhodes and Schuller) are vested in the Retirement Plan. Participants may retire as early as age 55 with 10 years of service. Unreduced benefits are available when a participant attains the earlier of age 65 with 5 years of vesting service or age 62 with 30 years of vesting service. Otherwise, benefits are reduced 3% for each year by which retirement precedes the attainment of age 65 or are reduced actuarially in accordance with the terms of the Retirement Plan and federal law if payment occurs before age 55. Pension benefits earned are payable in the form of a lifetime annuity or can be collected as a lump sum benefit. Married individuals may receive a reduced benefit paid in the form of a qualified joint and survivor annuity. Mr. Fox is currently eligible to retire under the Retirement Plan.

Non-Qualified Retirement Plan

Effective December 1, 1989, the Board of Directors adopted a supplemental benefits plan for salaried employees of the Company. On December 1, 2014, the Board of Directors adopted an amended benefits plan for salaried employees of the Company (the Non-Qualified Pension Benefit Plan). The Non-Qualified Pension Benefit Plan is a plan that is intended to provide an additional pension benefit to Company participants in the Retirement Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by the ERISA limitations described above. Effective December 31, 2014, the Non-Qualified Pension Benefit Plan was amended to include credited service and plan compensation that the named executive officers would have otherwise accrued under the Retirement Plan if their benefit had not been frozen in the Retirement Plan. In addition, deferred compensation is excluded from the Retirement Plan plan compensation definition but is included in the calculation of benefits under the Non-Qualified Pension Benefit Plan.

The benefit under the Non-Qualified Pension Benefit Plan is equal to the difference between:

(i)	the amount of the benefit the Company participant would have been entitled to under the Retirement Plan absent such ERISA limitations, absent the freezing of plan compensation and credited service, and including deferred compensation in the final average earnings calculation; and

(ii)	the amount of the benefit actually payable under the Retirement Plan.

Participants may retire as early as age 55 with 10 years of service under the Non-Qualified Pension Benefit Plan. Unreduced benefits are available when a participant attains the earlier of age 65 with 5 years of service or age 62 with 30 years of service. Otherwise, benefits are reduced 3% for each year by which retirement precedes the attainment of age 65. Pension benefits earned under the Non-Qualified Pension Benefits Plan are payable in the form of a lump sum, unless an alternative election is made. An alternative election may be made such that benefits are paid as an annuity for life (and the life of the participant’s spouse upon death), in a series of installments or under certain circumstances transferred at separation from employment to up to five separate distribution accounts under the Company’s Executive Deferral Plan.

76   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Executive Compensation

Retirement Plans and Other Post-Employment Benefits

Messrs. Franklin, Fox, and Luning are earning benefits under the Non-Qualified Pension Benefit Plan and are fully vested in those benefits. Messrs. Franklin and Fox are currently eligible to retire under the Non-Qualified Pension Benefit Plan. Messrs. Rhodes and Schuller do not earn any benefits under the Non-Qualified Pension Benefit Plan. In 2009, the Company began to fund the Non- Qualified Pension Benefit Plan through the use of trust-owned life insurance.

Actuarial Assumptions used to Determine Values in the Pension Benefits Table

The amounts shown in the Pension Benefits Table above are actuarial present values of the benefits accumulated through the date shown. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount, which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Assumptions used to determine the values are the same as those disclosed on the Company’s financial statements as of those dates with the exception of the assumed retirement age and the assumed probabilities of leaving employment prior to retirement. Retirement was assumed to occur at the earliest possible unreduced retirement age (or current age, if later) for each plan in which the executive participates. For purposes of determining the earliest unreduced retirement age, service was assumed to be granted until the actual date of retirement. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age. The key assumptions included in the calculations are as follows:

Retirement Age
	December 31, 2020	December 31, 2019
Discount Rate	2.57%	3.35%
Retirement Age
Franklin	62	62
Fox	65	65
Luning	65	65
Termination, pre-retirement mortality and disability rates	None	None
Post-Retirement Mortality	50% of the present value for the Retirement Plan is calculated using the PRI-2012 gender specific nondisabled annuitant mortality tables projected generationally from 2012 with Scale MP-2018 improvements. 50% of the present value of the Retirement Plan and 100% of the present value for the Non- Qualified Pension Plan is calculated using a 50% male and a 50% female blended PRI-2012 nondisabled annuitant mortality table projected generationally from 2012 with Scale MP-2018 improvements.

50% of the present value for the Retirement Plan is calculated using the PRI-2012 gender specific nondisabled annuitant mortality tables projected generationally from 2012 with Scale MP-2018 improvements. 50% of the present value of the Retirement Plan and 100% of the present value for the Non-Qualified Pension Plan is calculated using a 50% male and a 50% female blended PRI-2012 nondisabled annuitant mortality table projected generationally from 2012 with Scale MP-2018 improvements.

Please note the following with regard to the incremental pension value above that included in the Pension Benefits Table upon retirement, termination, death and disability:

*	Upon termination, the benefits for Mr. Franklin and Mr. Luning are assumed to be payable as an immediate lump sum from the qualified pension plan and lump sum payment at age 55 from the nonqualified plan (as required by the plan provisions of the nonqualified pension plan). Benefits Payable from the qualified pension plan are actuarially equivalent to the benefit payable at age 65. Benefits payable from the non-qualified plan have been reduced for early commencement by 3% per year of commencement prior to age 65 to the assumed age 55 commencement date.

Upon retirement, the benefits for Mr. Fox are payable as an immediate lump sum from the qualified pension plan and the nonqualified pension plan. Benefits have been reduced for early commencement by 3% per year of commencement prior to age 65. Retiree medical plan eligibility is age 55 with 15 years of service. We have not included retiree medical plan values for Mr. Franklin and Mr. Luning since they have not attained retirement eligibility for that plan.

Assumptions
Discount Rate: 2.57%

Mortality:

For Qualified Plan: blended 50% gender-specific and 50% unisex (blended 50% male and 50% female). Pri-2012 non-disabled annuitant mortality table without collar adjustments projected generationally from 2012 with Scale MP-2020 improvements.

For Non-Qualified Plan: Pri-2012 unisex (blended 50% male and 50% female) non-disabled annuitant mortality tables without collar adjustments projected generationally from 2012 with Scale MP-2020 improvements.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   77

Executive Compensation

Non-Qualified Deferred Compensation

Non-Qualified Deferred Compensation

The following table contains information regarding contributions to, earnings on, withdrawals from and balances as of December 31, 2020 for our non-qualified Executive Deferral Plan.

Non-Qualified Deferred Compensation

Name	Registrant Contributions in Last FY ($)(1)	Individual Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Franklin	15,387	—	14,956	—	136,317
Schuller	33,290	—	1,505	—	43,032
Fox	3,440	113,231	64,844	—	552,178
Rhodes	29,496	4,244	1,591	—	39,654
Luning	2,275	—	314	—	4,536

(1)	The Company’s and the named executive officers’ contributions to this plan are included in the base salary earned in 2020 in the Summary Compensation Table.
(2)	In 2020, the deferred amounts were invested in mutual funds chosen by the participant under a trust-owned life insurance policy maintained by the Company to fund the Executive Deferral Plan. The earnings shown in this column include the earnings on those mutual funds.
(3)	Prior year contributions were reflected in the Summary Compensation Table for prior years.

Employees with total projected W-2 compensation for 2020 in excess of $175,000 were eligible to participate in the Company’s Executive Deferral Plan for 2020. Participants may defer up to 90% of their salary and 90% of their non-equity incentive compensation under the Company’s Annual Cash Incentive Compensation Plan. At the time the participant elects to make a deferral under the Executive Deferral Plan, the participant is also required to elect the form of payment with respect to the amounts deferred for the upcoming calendar year. If a separation distribution account is elected, the participant may choose to receive his or her distribution in either a lump sum payment or, subject to certain requirements, in annual installments over 2 to 15 years. If a flexible distribution account is elected, the participant will receive his or her distribution in a lump sum payment. The executive officers, including the named executive officers, may not commence the receipt of their account balances and the earnings on these deferrals sooner than the first day of the seventh month following the date of the executive’s separation from employment.

Potential Payments Upon Termination or Change-In-Control

Double-Trigger Change-In-Control

The Company maintains double-trigger change-in-control agreements with its named executive officers. Payments under these agreements are triggered if the named executive officer’s employment is terminated other than for cause or the executive resigns for good reason, as defined in the agreements, within two years after consummation of a change-in-control transaction involving the Company.

The following table provides a summary of the benefits to which each named executive officer would be entitled under the change-in-control agreements.

Payment in Lieu

Name	Multiple of Base Compensation	Years of Health Benefit Continuation Period	Outplacement Services
Franklin	3	3	36 Months
Fox	2	2	6 Months
Rhodes	2	2	6 Months
Schuller	2	2	6 Months
Luning	2	2	6 Months

78   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Executive Compensation

Potential Payments Upon Termination or Change-In-Control

For purposes of the change-in-control agreements, Base Compensation is defined as current base annual salary, plus the greater of the named executive officer’s target bonus for the year in which the executive incurs a termination of employment, or the last actual bonus paid to the named executive officer under the Annual Cash Incentive Compensation Plan (or any successor plan maintained by the Company), in all capacities with the Company and its subsidiaries or affiliates. The executive’s Base Compensation would be determined prior to reduction for salary deferred by the named executive officer under any deferred compensation plan of Essential and its subsidiaries or affiliates, or otherwise. The named executive officer is entitled to receive a pro-rata share of the named executive officer’s target annual cash incentive compensation based on the portion of the calendar year that has elapsed at the time of the named executive officer’s termination. The named executive officer is also entitled to receive a lump sum payment in lieu of the continuation of certain health benefits for a period of 2 years and outplacement services.

The payment of the multiple of Base Compensation would be made in a lump sum within 60 days after the executive’s termination as defined under the agreement, although under the requirements of Section 409A of the Code, part or all of such payment may need to be deferred until the first day of the seventh month following the date of the named executive officer’s separation from employment. Each executive is required to execute a standard release of the Company as a condition to receiving the payment under the agreement.

For equity incentive awards made under the Plan: (i) for restricted stock units without performance goals, if a change-in-control occurs prior to the vesting date, the restricted stock units would remain outstanding and vest on the vesting date or, if earlier, vest upon a qualified termination event following a change-in-control; (ii) for Options, if a change-in-control occurs prior to any vesting date, the Options would remain outstanding and vest in accordance with the vesting schedule, or, if earlier, accelerate and vest upon a qualified termination event following a change-in-control; and (iii) for performance shares, if a change-in-control occurs, performance would be measured at the date of the change-in-control, and the number of performance shares earned to be determined as of the date of the change-in-control as follows:

•	If a change-in-control occurs more than one year after the grant date, then the number of performance shares earned as of the change-in-control date would be the greater of (i) the amount earned based on actual performance, or (ii) the target number of performance shares.
•	If a change-in-control occurs within one year after the grant date, then the number of performance shares earned as of the change-in-control date would be a pro-rata portion (based on the number of whole months in the applicable performance period worked from the date of grant to the change-in-control) of the greater of (i) the amount earned based on actual performance, or (ii) the target number of performance shares.

Any performance shares that are not earned at the change-in-control date would be forfeited. The vesting of these equity incentives is applicable to all grantees under the Plan.

The number of shares underlying the performance share awards will be earned and paid out at the end of the performance period, or, if earlier, as a double-trigger payment on the date of termination of employment following or in connection with the change-in-control.

For purposes of the change-in-control agreements and the vesting of unvested equity incentives as described above, a change-in- control, subject to certain exceptions, means:

1.	any person (including any individual, firm, corporation, partnership or other entity except Essential, any subsidiary of Essential, any employee benefit plan of Essential or of any subsidiary, or any person or entity organized, appointed or established by Essential for or pursuant to the terms of any such employee benefit plan), together with all affiliates and associates of such person, shall become the beneficial owner in the aggregate of 20% or more of the common stock of Essential then outstanding; or

2.	during any 24-month period, individuals who at the beginning of such period constitute the Board of Directors of Essential cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by Essential’s shareholders, of at least seventy-five percent of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent of the directors in office at the time of such election or nomination who were directors at the beginning of such period; or

3.	there occurs a sale of 50% or more of the aggregate assets or earning power of Essential and its subsidiaries, or its liquidation is approved by a majority of its shareholders or Essential is merged into or is merged with an unrelated entity such that following the merger the shareholders of Essential no longer own more than 50% of the resultant entity.

The change-in-control agreement for Mr. Franklin and the form of change-in-control agreement for the other named executive officers have been filed with the SEC as exhibits to the Company’s periodic report filings.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   79

Executive Compensation

Potential Payments Upon Termination or Change-In-Control

Retirement and other Benefits

Under the terms of our qualified and non-qualified defined benefit retirement plans, eligible salaried employees, including the certain named executive officers, are entitled to certain pension benefits upon their termination, retirement, death or disability. In general, the terms under which benefits are payable upon these triggering events are the same for all participants under the qualified and nonqualified plans. The present value of accumulated pension benefits, assumed payable at the earliest unreduced age (or current age, if later), for the named executive officers is shown in the Pension Benefits Table on page 75. The pension benefit values included in the tables on pages 75 through 77 reflect the incremental value above the amounts shown in the Pension Benefits Table for benefits payable upon each triggering event from all pension plans in the aggregate.

The Company sponsors postretirement medical plans to subsidize retiree medical benefits for employees hired prior to certain dates starting in 2003. Under the postretirement medical plans, employees are generally eligible to retire upon attainment of age 55 and completion of 15 years of service. Upon retirement, eligible participants are entitled to receive subsidized medical benefits prior to attainment of age 65 where the subsidy provided is based upon age and years of service upon retirement. Upon attainment of age 65, eligible participants are entitled to receive employer contributions into a premium reimbursement account which may be used by the retiree in paying medical and prescription drug benefit premiums. Mr. Fox is eligible for these benefits. The postretirement medical benefits shown in the tables on pages 82 through 84 are those which are payable from the Company under each of the triggering events.

Assumptions used to determine the values are the same as those disclosed on the Company’s financial statements. In addition, the Company assumes immediate termination, retirement, death or disability have occurred at December 31, 2020 for purposes of the tables on pages 82 through 84. Participants not eligible to receive benefits if leaving under a triggering event as of December 31, 2020 are shown with zero value in the tables.

Upon termination for any reason, the named executive officer in our Executive Deferral Plan, would be entitled to a distribution of their account balances as shown in the Non-qualified Deferred Compensation table on page 78, subject to the restrictions under the Executive Deferral Plan described on pages 76 and 77. The values of these account balances are not included in the tables on pages 82 through 84. The named executive officers are also eligible for the same death and disability benefits of other eligible salaried employees. These common benefits are not included in the tables on pages 82 through 84.

Under the terms of the Amended and Restated Omnibus Equity Compensation Plan (the Plan):

•	if the employment of the named executive officer terminates, any vested Options will remain exercisable for 90 days following the date of termination, or if shorter, the remaining term of the stock option;
•	if the named executive officer retires, other than in a change-in-control context, a prorated portion of the unvested Options will vest if the applicable performance goal is met for the year in which retirement occurs, and the vested Options will remain exercisable for the full term of the Options;
•	if the named executive officer dies or becomes disabled any unvested portion of any outstanding Options will become immediately vested, and will remain exercisable for one year following the termination date; and,
•	if, in connection with a change-in-control, the named executive officer’s employment is terminated by retirement, termination without cause or disability or death, all unvested stock options will accelerate and vest on the termination date. The vested Options shall be exercisable for the applicable period.

Under the terms of the RSUs granted under the Plan, grantees of RSUs will (i) vest in a pro-rata portion of unvested grants upon the grantee’s termination of employment as a result of retirement, or (ii) vest immediately in unvested grants following the grantee’s termination of employment as a result of death or disability. Shares of Company stock equal to the applicable portion of the restricted stock units shall be issued to the grantee within 60 days following the grantee’s retirement, death or disability, subject to applicable tax withholding and the values of these restricted stock units as of December 31, 2020 are included in the tables on pages 82 through 84.

Under the terms of the performance share unit grants under the Plan, grantees of performance share units will (i) earn a pro- rata portion of unvested grants upon the grantee’s termination of employment as a result of retirement or earn immediately any unvested grants following the grantee’s termination of employment as a result of death or disability. Shares of Company stock equal to the applicable portion of the performance share units shall be issued to the grantee on the vesting date for such performance share units and the estimated values of these performance share units based on interim performance through December 31, 2020 are included in the tables on pages 82 through 84. For purposes of the performance share units tied to the performance goal of cumulative earnings before taxes, the Company’s actual performance is measured against a pro-rata portion of the performance goal as of year-end. Actual performance results for the full performance period may be substantially different from the amounts presented in the tables on pages 82 through 84.

80   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Executive Compensation

Potential Payments Upon Termination or Change-In-Control

Termination

With respect to a termination event other than in connection with a change-in-control, the severance plan applicable to the named executive officers other than Mr. Franklin, and Mr. Franklin’s Employment Agreement as described on page 60, provides the named executive officers with a severance benefit of one full year salary and one full year projected bonus and up to six months of continued medical benefits if the named executive officer is terminated for any reason other than for cause.

In addition, once vested, participants are eligible to receive qualified benefits under the Retirement Plan and nonqualified benefits from the Non-Qualified Pension Benefit Plan. Benefits vest upon attaining five years of service. Pension benefits for Messrs. Franklin, Fox, and Luning are vested and payable from the Retirement Plan as well as the Non-Qualified Pension Benefit Plan.

The full value of the benefits payable due to termination is determined based on the assumed timing and form of the benefits payable as follows: the benefits for Messrs. Franklin, Fox and Luning are payable as an immediate lump sum payment or life annuity from the Retirement Plan and an immediate lump sum payment at age 55 from the non-qualified plans. Benefits have been reduced for early commencement by 3% per year of commencement prior to age 65.

Retirement

In the case of retirement, the present value of benefits is determined in the same manner as termination. Messrs. Rhodes, Schuller, and Luning are not currently eligible for retirement benefits. Messrs. Franklin and Fox are eligible for retirement.

Death

Vested benefits under the Retirement Plan are payable to the participant’s surviving spouse as a single life annuity upon the death of the participant. The benefit will be paid to the spouse as early as the deceased participant’s earliest retirement age (age 55 with ten years of service or age 65). The benefit will be equal to 75% of the benefit calculated as if the participant had separated from service on the date of death (assumed to be December 31, 2020 in the tables on pages 75 through 77), survived to the earliest retirement age and retired with a qualified contingent annuity. Vested benefits under the Non-Qualified Pension Benefit Plan are payable to the participant’s surviving spouse as a lump sum (or in certain cases transferred to the Company’s Executive Deferral Plan) upon the death of the participant. The benefit will be equal to 75% of the benefit calculated as if the participant had separated from service on the date of death (assumed to be December 31, 2020 in the tables on pages 75 through 77), survived to the earliest retirement age and retired with a qualified contingent annuity. For each of the participants, the total present value of pension benefits payable upon death is less than the amount shown in the Pension Benefits Table. For purposes of the benefit calculations shown, spouses are assumed to be three years younger than the participant.

Disability

If an individual is terminated as a result of a disability with less than ten years of service, the benefits are payable in the same amount and form as an individual who is terminated. Individuals who terminate employment as a result of a disability with at least ten years of service are entitled to future accruals until age 65 (or earlier date if elected by the participant) assuming level future earnings and continued service. The benefits are not payable until age 65, unless elected by the participant for an earlier age. Upon the attainment of age 65, the individual would be entitled to the same options as an individual who retired from the Retirement Plan.

Messrs. Franklin, Fox, and Luning have each completed ten years of service. Therefore, for purposes of this present value calculation, these participants are assumed to accrue additional service and earnings until age 65, at which time pension payments are assumed to commence. Mr. Schuller and Mr. Rhodes have not completed ten years of service.

Termination Events Compensation

The total estimated value of the payments that would be triggered by a termination following a change-in-control, a termination other than for cause without a change-in-control, retirement, death or disability for the named executive officers calculated assuming that the triggering event for the payments occurred on December 31, 2020 and assuming a value for our Common Stock as of December 31, 2020 for purposes of valuing the vesting of the equity incentives are shown on the following page:

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   81

Executive Compensation

Potential Payments Upon Termination or Change-In-Control

Christopher H. Franklin

Payments and Benefits Upon Separation	Change-in-Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	6,328,875	3,500,000	—	—	—
Prorated current year bonus	875,000	875,000	875,000	875,000	875,000
Payment of accrued dividend equivalents	180,550	—	134,203	180,550	180,550
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	1,845,161	—	1,107,122	1,845,161	1,845,161
Vesting of performance share units	3,756,188	—	2,093,302	3,756,188	3,756,188
Vesting of stock options	2,604,096	—	1,740,258	2,604,096	2,604,096
Continuation of welfare benefits	91,509	14,514	—	—	—
Outplacement services	67,500	—	—	—	—
Vested Retirement Benefits
Incremental pension value above that included in the Pension Benefits Table	—	—	—	—	1,049,834
Present value of retiree medical benefits	229,783	229,783	229,783	—	229,783
Total	15,978,662	4,619,297	6,179,668	9,260,995	10,540,612

Daniel J. Schuller

Payments and Benefits Upon Separation	Change-in-Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	1,708,226	735,095	—	—	—
Prorated current year bonus	289,583	289,583	289,583	289,593	289,583
Payment of accrued dividend equivalents	47,592	—	34,479	47,592	47,592
Vesting of restricted stock	141,303	—	117,752	141,303	141,303
Vesting of restricted share units	509,692	—	297,953	509,692	509,692
Vesting of performance share units	1,020,797	—	545,620	1,020,797	1,020,797
Vesting of stock options	738,091	—	488,215	738,091	738,091
Continuation of welfare benefits	59,506	14,514	—	—	—
Outplacement services	20,000	—	—	—	—
Vested Retirement Benefits
Incremental pension value above that included in the Pension Benefits Table	—	—	—	—	—
Present value of retiree medical benefits	—	—	—	—	—
Total	4,534,790	1,039,192	1,773,602	2,747,058	2,747,058

82   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Executive Compensation

Potential Payments Upon Termination or Change-In-Control

Richard S. Fox

Payments and Benefits Upon Separation	Change-in-Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	1,659,688	714,207	—	—	—
Prorated current year bonus	281,354	281,354	281,354	281,354	281,354
Payment of accrued dividend equivalents	48,545	—	35,265	48,545	48.545
Vesting of restricted stock	141,303	—	117,752	141,303	141,303
Vesting of restricted share units	518,440	—	303,977	518,440	518,440
Vesting of performance share units	1,036,306	—	422,178	1,036,306	1,036,306
Vesting of stock options	752,952	—	498,222	752,952	752,952
Continuation of welfare benefits	42,222	10,298	—	—	—
Outplacement services	20,000	—	—	—	—
Vested Retirement Benefits
Incremental pension value above that included in the Pension Benefits Table	—	—	358,806	—	1,065,380
Present value of retiree medical benefits	383,462	383,462	383,462	—	383,462
Total	4,884,272	1,389,321	2,401,016	2,778,900	4,227,742

Matthew R. Rhodes

Payments and Benefits Upon Separation	Change-in-Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	1,591,478	430,921	—	—	—
Prorated current year bonus	258,553	258,553	258,553	258,553	258,553
Payment of accrued dividend equivalents	40,892	—	22,365	40,892	40,892
Vesting of restricted stock	141,303	—	117,752	141,303	141,303
Vesting of restricted share units	406,268	—	238,738	406,268	406,268
Vesting of performance share units	869,684	—	344,215	869,684	869,684
Vesting of stock options	577,171	—	379,069	577,171	577,171
Continuation of welfare benefits	59,220	14,444	—	—	—
Outplacement services	20,000	—	—	—	—
Vested Retirement Benefits
Incremental pension value above that included in the Pension Benefits Table	—	—	—	—	—
Present value of retiree medical benefits	—	—	—	—	—
Total	3,964,569	703,917	1,360,692	2,293,871	2,293.871

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   83

Executive Compensation

Potential Payments Upon Termination or Change-In-Control

Christopher P. Luning

Payments and Benefits Upon Separation	Change-in-Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	1,424,404	617,093	—	—	—
Prorated current year bonus	231,410	231,410	231,410	231,410	231,410
Payment of accrued dividend equivalents	37,032	—	27,636	37,032	37,032
Vesting of restricted stock	141,303	—	117,752	141,303	141,303
Vesting of restricted share units	377,138	—	227,399	377,138	377,138
Vesting of performance share units	764,076	—	320,628	764,076	764,076
Vesting of stock options	536,072	—	358,336	536,072	536,072
Continuation of welfare benefits	59,220	14,444	—	—	—
Outplacement services	20,000	—	—	—	—
Vested Retirement Benefits
Incremental pension value above that included in the Pension Benefits Table	221,278	221,278	—	—	1,314,441
Present value of retiree medical benefits	—	—	—	—	—
Total	3,811,933	1,084,225	1,283,161	2,087,031	3,401,472

84   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Proposal 4:

Ratification of an Amendment to the Bylaws Establishing a Standard for Shareholder Access to our Proxy Statement

At the 2021 Annual Meeting, shareholders are being asked to ratify the Board of Directors’ approval of an amendment to the Company’s Bylaws establishing a standard for Shareholders to access our future proxy statements.

Why you should vote to ratify this Amendment

On December 23, 2020, upon the recommendation of the Corporate Governance Committee, the Board of Directors amended and restated the Company’s Amended and Restated Bylaws to add a Bylaw setting forth the process by which shareholders can include their director nominees in the Company’s annual meeting proxy materials (the Proxy Access Bylaw). The Board recommends ratifying this Proxy Access Bylaw which acknowledges shareholder concern about access to the Proxy materials to nominate a certain number of directors.

Because this Proposal 4 provides only a summary of the Proxy Access Bylaw, it may not contain all of the information that is important to you. You should read the Appendix C containing Section 4.15 with the Proxy Access Bylaw carefully before you decide how to vote.

Background

Our Board of Directors regularly reviews our corporate governance practices to ensure that such practices, including the procedures for nominating directors, remain in the best interests of the Company and its shareholders. After carefully and thoroughly considering the issue, and based on shareholder feedback, the Board of Directors amended the Bylaws to add a standard for shareholders to access the Company’s proxy statement.

Summary of Amendment for Ratification

Under the Proxy Access Bylaw, any eligible shareholder, or eligible group of up to 20 shareholders, owning 3% or more of the Company’s common stock continuously for a three-year period and through the date of the next annual meeting of shareholders may, subject to certain limitations and conditions, nominate and include in the Company’s proxy materials for such annual meeting of shareholders a number of director nominees not to exceed the greater of (a) one director and (b) 20% of the directors then serving on the Board (rounded down to the nearest whole number).

As a condition to the use of the Proxy Access Bylaw, the eligible shareholder or eligible group of shareholders and each director nominee must satisfy all of the requirements specified in the Proxy Access Bylaw, including the requirement that notice of a nomination be provided to the Company’s Secretary at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of the definitive proxy statement sent in connection with the preceding year’s annual meeting of shareholders.

The Proxy Access Bylaw took effect upon adoption and the process will be first available to shareholders beginning with the Company’s 2022 annual meeting of shareholders.

The Board of Directors unanimously recommends a vote FOR the ratification of this amendment to the Company’s Bylaws to establish a standard for Shareholder access to the Company’s proxy statement.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   85

Annual Meeting Information

Questions and Answers About the 2021 Annual Meeting

What is the proxy?

The proxy card or electronic proxy that you are being asked to give is a means by which a shareholder may authorize the voting of his or her shares at the meeting if he or she is unable to attend in person. The individuals to whom you are giving a proxy to vote your shares are Christopher P. Luning, our Executive Vice President, General Counsel and Secretary, and Daniel J. Schuller, our Executive Vice President and Chief Financial Officer.

The shares of common stock represented by each properly executed proxy card or electronic proxy will be voted at the meeting in accordance with each shareholder’s direction. Shareholders are urged to specify their choices by marking the appropriate boxes on the proxy card or electronic proxy, or voting via telephone. If the proxy card or electronic proxy is signed, but no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented at the meeting or any adjournment or postponement thereof for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment.

Why am I receiving a Notice of Availability over the Internet?

Under SEC rules, the Company is furnishing proxy materials to many of its shareholders via the Internet, rather than mailing printed copies of those materials to each shareholder. If you received a notice of availability over the Internet of the proxy materials (Notice) by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

The Notice is being sent to shareholders of record as of March 8, 2021 on or about March 22, 2021. Proxy materials, which include the Notice of Annual Meeting of Shareholders, this proxy statement and the Annual Report to Shareholders for the year ended December 31, 2020, including financial statements and other information about the Company and its subsidiaries (the Annual Report), are first being made available to shareholders of record as of March 8, 2021, on or about March 22, 2021.

Who pays for the cost of soliciting proxies?

The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement at the rate suggested by the New York Stock Exchange (the NYSE) of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. In addition, the Company has retained Alliance Advisors LLC to assist in the solicitation of proxies from (i) brokers, bank nominees and other institutional holders, and (ii) individual holders of record. The fee paid to Alliance Advisors LLC for normal proxy solicitation does not exceed $6,000 plus expenses, which will be paid by the Company. Directors, officers and regular employees of the Company may solicit proxies, although no compensation will be paid by the Company for such efforts.

Who is entitled to vote?

Holders of shares of the Company’s common stock (the Common Stock) of record at the close of business on March 8, 2021 are entitled to vote at the meeting. Each shareholder entitled to vote shall have the right to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder’s name.

How many shares can vote?

As of March 8, 2021, there were 245,614,099 shares of Common Stock outstanding and entitled to be voted at the meeting. Shares can be voted in the following way according to the instructions set out in the proxy materials:

•   Electronically via the internet before the meeting at www.proxyvote.com or during the meeting at www. virtualshareholdermeeting.com/WTRG2021;

•   By telephone before the meeting; or

•   By mail.

What is the deadline for voting?

If you vote by proxy, we must receive the proxy by 11:59 P.M. ET on May 4, 2021 in order for your vote to count. If you vote by proxy and are a Plan participant, we must receive the proxy by 11:59 P.M. ET on May 2, 2021 for your vote count. If you vote electronically over the Internet or by telephone, you must do so by 11:59 p.m. ET on May 4, 2021.

If a proxy is executed, can a shareholder still attend the meeting in person?

Yes, execution of the accompanying proxy or voting through an electronic proxy or voting by telephone will not affect a shareholder’s right to attend the meeting and, if desired, vote during the meeting. You can submit a proxy and still attend the meeting without voting during the meeting.

86   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Annual Meeting Information

Questions and Answers About the 2021 Annual Meeting

How do I participate in the virtual Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may participate in the virtual 2021 Annual Meeting.

•   Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the 2021 Annual Meeting will begin promptly at 8:00 a.m., Eastern Time on May 5, 2021. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our shareholders to access the meeting prior to the start time.

•   Log in Instructions. To attend the online Annual Meeting, log in at www.virtualshareholdermeeting.com/WTRG2021. Shareholders will need their unique 16-digit control number, which appears on the Notice or proxy card and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than May 4, 2021, so that you can be provided with a control number and gain access to the meeting.

•   Submitting Questions at the virtual Annual Meeting. Shareholders can submit their questions during the live event, and there will be a question and answer session in accordance with the Annual Meeting’s Rules of Conduct that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. To submit a question, once logged in, use the Q&A button to open the panel, enter a question in the field labeled “Submit a question”, and click submit.

•   The Annual Meeting’s Rules of Conduct will be posted on https://www.essential.co/investor-relations approximately 2 weeks prior to the date of the Annual Meeting.

•   Technical Assistance. Beginning 30 minutes prior to the start of and during the virtual Annual Meeting, we will have support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

•   Availability of live webcast to team members and other constituents. The live audio webcast will be available to not only our shareholders but also our team members and other constituents.

How do I vote at the virtual Annual Meeting?

If you attend the virtual 2021 Annual Meeting and plan to vote at the meeting, you can vote by logging in to the online virtual 2021 Annual Meeting platform. Once logged in, use the Voting button to open the voting and submit your vote. If you are a shareholder of record, you have the right to vote electronically at the 2021 Annual Meeting. If you are the beneficial owner of shares held in street name, you may also vote electronically at the 2021 Annual Meeting if you follow the instructions from your broker, bank or other nominee to vote those shares. Please note, you must get instructions from your broker, bank or other nominee to vote any shares for which you are the beneficial owner, but not the shareholder of record.

Do I have to wait to vote at the virtual Annual Meeting?

No. We recommend that you vote by proxy so that your vote is recorded and counted prior to the meeting. You can still attend the meeting.

Can a shareholder revoke or change his or her vote?

Yes. Any shareholder giving a proxy card or voting by electronic proxy or voting by telephone has the right to revoke the proxy or the electronic or telephonic vote by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted, by executing a proxy bearing a later date, by making a later-dated vote electronically or by telephone, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a previously granted proxy.

What is Householding?

We have adopted a procedure approved by the SEC called householding. Under this procedure, multiple shareholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the Proxy Materials or the Notice. We have undertaken householding to reduce our printing costs and postage fees. Shareholders may elect to receive individual copies of the Proxy Materials or Notice at the same address by contacting Broadridge Financial Solutions, Inc. By telephone at 1-866-540- 7095, or by mail at Broadridge Householding Dept., 51 Mercedes Way, Edgewood, New York 11717. Shareholders who are receiving individual copies of such materials, and who would like to receive single copies at a shared address, may contact Broadridge Financial Solutions, Inc. with this request by using the contact information provided above. Shareholders who are receiving individual copies of such materials, and who would like to receive single copies at a shared address, may contact Broadridge Financial Solutions, Inc. with this request by using the contact information provided above.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   87

Annual Meeting Information

Questions and Answers About the 2021 Annual Meeting

What are the voting requirements to approve each proposal? What is the impact of abstentions and broker non-votes on each proposal?

The following table summarizes the vote required for the approval of each proposal and the impact, if any, of abstentions and broker-non votes.

Proposal	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-Votes
Proposal 1 Election of directors	Plurality of the votes cast*	No effect on this proposal	No effect on this proposal
Proposal 2 Ratification of the appointment of PricewaterhouseCoopers LLP	Affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting	No effect on this proposal	Not applicable as brokers have discretionary authority to vote on this proposal
Proposal 3 Advisory vote on executive compensation	Affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting	No effect on this proposal	No effect on this proposal
Proposal 4 Ratification of the Bylaw Amendment permitting shareholder access to the Proxy Statement	Affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting	No effect on this proposal	No effect on this proposal

*	In accordance with the Company’s current resignation policy, in an election where the only nominees are those recommended by the Board of Directors, any incumbent director who is nominated for re-election and who receives a greater number of WITHHOLD votes than FOR votes for the director’s election shall promptly tender his or her resignation to the Board of Directors.

The Company’s Articles of Incorporation also provide that the affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting is required to take action with respect to any matter properly brought before the meeting, other than the election of directors, on the recommendation of a vote of a majority of the entire Board of Directors. The Company’s Articles of Incorporation also provide that the affirmative vote of at least three quarters of the votes which all voting shareholders, voting as a single class, are entitled to cast is required to take action with respect to any other matter properly brought before the meeting, other than the election of directors, without the recommendation of a vote of a majority of the entire Board of Directors.

What is a quorum?

A quorum of shareholders is necessary to hold a valid meeting of shareholders for the transaction of business. The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the meeting, constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power under NYSE rules for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other holder of record is permitted under NYSE rules to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2021 fiscal year, even if the record holder does not receive voting instructions from you. The record holder may not vote on the election of directors, the advisory vote on the compensation paid to the Company’s named executive officers for 2020, or the approval of the Bylaw Amendment. Without your voting instructions on these matters, a broker non-vote will occur.

Your proxy vote is important. You are asked to complete, sign and return the proxy card or submit an electronic proxy, vote telephonically or provide your broker with instructions on how to vote your shares, regardless of whether or not you plan to attend the meeting.

Information About Proposals Under Consideration at this Annual Meeting

How are directors elected?

Under the Company’s current Articles of Incorporation and Bylaws, directors are elected by a plurality of the votes cast at the meeting. A description of the Company’s resignation policy is included in the question below. Votes may be cast FOR or WITHHOLD for each nominee. The director nominees

88   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Annual Meeting Information

Questions and Answers About the 2021 Annual Meeting

who receive the highest number of votes up to the number of directors to be elected will be elected at the meeting. All of the directors elected at the 2021 Annual Meeting will be elected for one year terms expiring at the 2022 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

What if an incumbent director receives more WITHHOLD votes than FOR votes in an uncontested election?

The Board of Directors adheres to a resignation policy for the election of directors in uncontested elections. Under this policy, in an election where the only nominees are those recommended by the Board of Directors, any incumbent director who is nominated for re-election and who receives a greater number of WITHHOLD votes than FOR votes for the director’s election must promptly tender his or her resignation to the Board of Directors. The Board will evaluate the relevant facts and circumstances in connection with such director’s resignation, giving due consideration to the best interests of the Company and its shareholders. Within 90 days after the election, the independent directors must make a decision on whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will promptly disclose publicly its decision and the reasons for its decision.

The Board of Directors believes that this process enhances accountability to shareholders and responsiveness to shareholder votes, while allowing the Board of Directors appropriate discretion in considering whether a particular director’s resignation would be in the best interests of the Company and its shareholders. The Company’s resignation policy is set forth in the Company’s Corporate Governance Guidelines. Copies of the Corporate Governance Guidelines can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website: www.essential.co.

Why are the shareholders asked to vote on the ratification of the selection of the independent registered public accounting firm?

The Audit Committee of our Board of Directors carefully considers the qualifications of the independent auditors before engaging them to conduct an audit and has the oversight authority with respect to the performance of the independent auditors. The Board of Directors thinks it is important to provide an opportunity for the shareholders to voice any concern with respect to the independent auditors selected, which is the reason for this ratification vote.

What is the impact of the advisory vote on the compensation paid to the Company’s named executive officers, referred to as Say on Pay vote?

The Board of Directors and the Executive Compensation Committee, which is comprised of independent directors, value the opinions of the Company’s shareholders and expect to take into account the outcome of the non-binding advisory vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

What if the amendment to the Company’s Bylaws is not ratified by shareholders?

Under Pennsylvania law, the Board of Directors had the authority to implement proxy access by amending the Bylaws, which was done in December 2020. If the shareholders do not ratify the addition of the proxy access bylaw to our Bylaws, the Board of Directors will consider whether to make any changes to the Bylaws as a result of that vote.

Process for Submitting Shareholder Proposals at the Next Annual Meeting

Who can submit a shareholder proposal at an annual meeting of shareholders?

Shareholders may submit proposals, which are proper subjects for inclusion in the Company’s proxy materials, which are this proxy statement and the form of proxy attached, for consideration at an Annual Meeting of Shareholders, by following the procedures prescribed by Rule 14I(e) of the Securities Exchange Act of 1934, as amended.

What is the deadline for submitting shareholder proposals for inclusion in the Company’s proxy materials for the next annual meeting?

To be eligible for inclusion in the Company’s proxy materials relating to the 2022 Annual Meeting of Shareholders, proposals must be submitted in writing and received by the Company at the address below no later than December 1, 2021.

What is the deadline for proposing business to be considered at the next annual meeting, but not to have the proposed business included in the Company’s proxy materials?

A shareholder of the Company may wish to propose business to be considered at an Annual Meeting of Shareholders, but not to have the proposed business included in the Company’s proxy materials relating to that meeting. Section 3.17 of the Company’s Bylaws requires that the Company receive written notice of business that a shareholder wishes to present for consideration at the 2022 Annual Meeting of Shareholders (other than matters included in the Company’s proxy materials) not earlier than January 27, 2022 or later than February 25, 2022. The notice must meet certain other requirements set forth in the Company’s Bylaws. Copies of the Company’s Bylaws can be obtained by submitting a written request to the Secretary of the Company.

Proposals, notices and requests for a copy of our Bylaws should be addressed as follows:

Corporate Secretary
Essential Utilities, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   89

Annual Meeting Information

Nominating Candidates for Director

Nominating Candidates for Director

How does a shareholder nominate a director for election to the Board of Directors at the 2021 Annual Meeting?

A shareholder entitled to vote for the election of directors may make a nomination for director provided that written notice (the Nomination Notice) of the shareholder’s intent to nominate a director at the meeting is filed with the Secretary of the Company prior to the 2021 Annual Meeting in accordance with provisions of the Company’s Articles of Incorporation and Bylaws.

Section 4.14 of the Company’s Bylaws requires the Nomination Notice to be received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the SEC. The Nomination Notice must contain or be accompanied by the following information:

1.   Residence of the shareholder who intends to make the nomination;

2.   A representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Nomination Notice;

3.   Such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC’s proxy rules had each nominee been nominated, or intended to be nominated, by the management or the Board of Directors of the Company;

4.   A description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

5.   The consent of each nominee to serve as a director of the Company if so elected.

What is the deadline for submitting a Nomination Notice for the 2021 Annual Meeting?

Under the requirements above, a Nomination Notice for the 2021 Annual Meeting must be received by the Secretary of the Company no later than April 20, 2021.

Who chooses the director candidates?

The Corporate Governance Committee identifies, evaluates and recommends director candidates to our Board of Directors for nomination. The process followed by our Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, consideration of candidates proposed by shareholders, meetings from time to time to evaluate potential candidates and interviews of potential candidates.

How are director candidates evaluated?

In considering candidates for director, the Corporate Governance Committee will consider the candidate’s personal abilities, qualifications, independence, knowledge, judgment, character, leadership skills, education, background and their expertise and experience in fields and disciplines relevant to the Company, including financial expertise or financial literacy. When assessing a candidate, consideration will be given to the effect such candidate will have on the diversity of the Board. Diversity of the Board is evaluated by considering a broad range of attributes, including, without limitation, race, gender and national origin, background, demographics, expertise and experience.

Due consideration will also be given to the position the candidate holds at the time of his or her nomination and his or her capabilities to advance the Company’s interests with its various constituencies. The Corporate Governance Committee considers all of these qualities when selecting, subject to ratification by our Board of Directors, candidates for director. The Corporate Governance Committee will evaluate shareholder- recommended candidates in the same manner as it evaluates candidates recommended by others.

What is the deadline for submitting a shareholder recommendation for a director candidate at the 2022 Annual Meeting of Shareholders?

If you would like a director candidate considered by the Corporate Governance Committee for selection as a nominee at the 2022 Annual Meeting of Shareholders, the recommendation should be submitted to the Chairperson of the Corporate Governance Committee at least 120 days before the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting of Shareholders—that is, for nominee recommendations for the 2021 Annual Meeting, no later than December 1, 2021.

What is the process for using the proxy access bylaw for the 2022 Annual Meeting?

The Company Bylaws, at Section 4.15 set forth the process to be followed if you want to have a director nominee included in the Company’s proxy statement for the 2022 Annual Meeting. The Bylaws can be found on our website at www.essential.co/investor-relations. To be timely, a nomination under the proxy access bylaw must be received no earlier than November 1, 2021 and no later than December 1, 2021.

90   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Annual Meeting Information

Communications with the Company or Independent Directors

Communications with the Company or Independent Directors

The Company receives shareholder suggestions which are not in the form of proposals. All are given careful consideration. We welcome and encourage your comments and suggestions. Your correspondence should be addressed as follows:

Corporate Secretary

Essential Utilities, Inc.

762 W. Lancaster Avenue

Bryn Mawr, PA 19010

In addition, shareholders or other interested parties may communicate directly with the independent directors or the lead independent director by writing to the address below. The Company will review all correspondence and provide any comments along with the full text of the shareholder’s or other interested party’s communication to the independent directors or the lead independent director.

The Independent Directors or Lead Independent Director of Essential Utilities, Inc.

C/O Corporate Secretary

762 W. Lancaster Avenue

Bryn Mawr, PA 19010

Additional Information

The Company will provide without charge, upon written request, a copy of the Company’s Annual Report on Form 10-K for 2020 and 2020 Annual Report to Shareholders. Please direct your request to Investor Relations Department, Essential Utilities, Inc., 762 W. Lancaster Ave., Bryn Mawr, PA 19010. Copies of our Corporate Governance Guidelines, Committee Charters and Code of Ethical Business Conduct can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website: www.Essential.co.

Other Matters

The Board of Directors is not aware of any other matters which may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their judgment.

By Order of the Board of Directors,

CHRISTOPHER P. LUNING

Secretary

March 22, 2021

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   91

Appendix A

Essential Utilities Peer Group of Companies:

Investor-Owned Utilities

1.	Alliant Energy
2.	American States Water
3.	American Water
4.	Atmos Energy
5.	Avista Corp.
6.	Black Hills
7.	California Water
8.	New Jersey Resources
9.	NiSource
10.	NorthWestern Corp.
11.	OGE Energy Corp.
12.	One Gas, Inc.
13.	South Jersey Industries
14.	Southwest Gas
15.	Spire, Inc.

A-1   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Appendix B

Reconciliation of Non-GAAP Financial Metrics

Adjusted revenue and adjusted EPS are non-GAAP financial measures that are derived from the following GAAP financial measures:

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income (GAAP financial measure)	$102,707	$64,227	$284,849	$224,543
(1) Transaction-related rate credits issued to utility customers	18,924	—	23,004	—
(2) Transaction-related expenses for the Peoples transaction closed March 16, 2020	—	613	25,573	66,066
(3) Adjustments to provide full-year 2020 run rate of Peoples operating results, including additional net interest expense	—	—	108,132	—
(4) Pre-acquisition interest expense for funds borrowed for acquisition of Peoples, net	—	2,643	—	5,961
(5) Overlapping interest expense on refinanced debt	—	—	—	452
(6) Interest income earned on proceeds from April 2019 equity offerings	—	(6,898)	—	(23,377)
(7) Income tax effect of non-GAAP adjustments	(5,468)	777	(38,450)	(10,149)
Adjusted income (Non-GAAP financial measure)	$116,163	$61,362	$403,108	$263,496
Net income per common share (GAAP financial measure):
Basic	$0.40	$0.28	$1.14	$1.04
Diluted	$0.40	$0.28	$1.12	$1.04
Adjusted income per common share (Non-GAAP financial measure):
Diluted	$0.46	$0.34	$1.58	$1.47
Average common shares outstanding:
Basic	254,403	232,107	249,768	215,550
Diluted	254,774	232,581	254,629	215,931
Average common shares outstanding:
Shares used in calculating diluted net income per common share	254,774	232,581	254,629	215,931
(8) Less: Adjustment for effects of April 2019 common share issuance	—	(37,370)	—	(25,903)
(8) Less: Adjustment for effects of April 2019 tangible equity unit issuance	—	(16,271)	—	(11,278)
Shares used in calculating adjusted diluted income per common share
(Non-GAAP financial measure)	254,774	178,940	254,629	178,750

Adjusted income per share is a key measure of our financial and operational results.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   B-1

Appendix C

Bylaws of
Essential Utilities, Inc.

(Shareholder Proxy Access)

Section 4.15 of Article IV of the Amended and Restated Bylaws of the Corporation, as amended, has been amended to read as follows:

Section 4.15. Proxy Access.

(a)	Inclusion of shareholder nominees in corporation’s proxy statement

(1)   Subject to the provisions of this Section 4.15, if expressly requested in the relevant Proxy Access Nomination Notice (as defined below in Section 4.15(d)(1)), the corporation shall include in its proxy statement for any annual meeting of shareholders (but not at any special meeting of shareholders) and on the corporation’s form of proxy and ballot: (A) the names of any person or persons therein nominated for the election of directors (each, a Shareholder Nominee) by any Eligible Shareholder (as defined below in Section 4.15(c) (1)) or group of up to 20 Eligible Shareholders that, as determined by the board of directors, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures and requirements set forth in this Section 4.15 (such Eligible Shareholder or group of Eligible Shareholders being a Nominating Shareholder); (B) disclosure about each Shareholder Nominee and the Nominating Shareholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement; (C) any statement included by the Nominating Shareholder in the Proxy Access Nomination Notice for inclusion in the proxy statement in support of each Shareholder Nominee’s election to the board of directors (subject, without limitation, to Section 4.15 (e)(2), and provided that such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act, including Rule 14a-9 thereunder (the Supporting Statement)); and (D) any other information that the corporation or the board of directors determines, in their discretion, to include in the proxy statement relating to the Nominating Shareholder and the nomination of each Shareholder Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section 4.15 and any solicitation materials or related information with respect to a Shareholder Nominee.

(2)   For purposes of this Section 4.15, any determination to be made by the board of directors may be made by the board of directors, a committee of the board of directors or any officer of the corporation designated by the board of directors or a committee of the board of directors, and any such determination shall be final and binding on any Eligible Shareholder, any Nominating Shareholder, any Shareholder Nominee and any other person so long as made in good faith (without any further requirements). If any intervening events, facts or circumstances arise subsequent to any such determination, the presiding officer of any annual meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Shareholder Nominee has been nominated in accordance with the requirements of this Section 4.15 and, if not so nominated, shall direct and declare at the meeting that such Shareholder Nominee shall not be considered.

(b)	Maximum number of shareholder nominees

(1)   The corporation shall not be required to include in the proxy statement for an annual meeting of shareholders more Shareholder Nominees than that number constituting the greater of one (1) and 20% of the total number of directors of the corporation then serving on the last day on which a Proxy Access Nomination Notice may be submitted pursuant to this Section 4.15 (rounded down to the nearest whole number) (the Maximum Number).

(2)   The Maximum Number for a particular annual meeting shall be reduced by: (A) each Shareholder Nominee whose nomination is withdrawn by the Nominating Shareholder or who becomes unwilling to serve on the board of directors; (B) each Shareholder Nominee who ceases to satisfy, or each Shareholder Nominee of a Nominating Shareholder that ceases to satisfy, the eligibility requirements in this Section 4.15, as determined by the board of directors; (C) each Shareholder Nominee who the board of directors itself decides to nominate for election at such annual meeting; and (D) the number of incumbent Directors who had been Shareholder Nominees at either of the preceding two annual meetings of shareholders and whose reelection at the upcoming

C-1   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Appendix C

annual meeting of shareholders is being recommended by the board of directors. In the event that one or more vacancies for any reason occurs on the board of directors after the deadline for submitting a Proxy Access Nomination Notice as set forth in Section 4.15(d) but before the date of the annual meeting of shareholders and the board of directors resolves to reduce the size of the board of directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(3)   If the number of Shareholder Nominees pursuant to this Section 4.15 for any annual meeting of shareholders exceeds the Maximum Number then, promptly upon notice from the corporation, each Nominating Shareholder will select one Shareholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the corporation’s common stock that each Nominating Shareholder disclosed as owned in its Proxy Access Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Shareholder has selected one Shareholder Nominee. If, after the deadline for submitting a Proxy Access Nomination Notice as set forth in Section 4.15(d), a Nominating Shareholder or a Shareholder Nominee ceases to satisfy the eligibility requirements in this Section 4.15, as determined by the board of directors, a Nominating Shareholder withdraws its nomination or a Shareholder Nominee becomes unwilling to serve on the board of directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the corporation: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the Shareholder Nominee or any successor or replacement Shareholder Nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (B) may otherwise communicate to the shareholders of the corporation, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Shareholder Nominee will not be included as a Shareholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of shareholders (notwithstanding that proxies in respect of such vote may have been received by the corporation).

(c)	Eligibility of nominating shareholder

(1)   An Eligible Shareholder is a person who has either (A) been a record holder of the shares of common stock of the corporation used to satisfy the eligibility requirements in this Section 4.15(c) continuously for the three-year period specified in Section 4.15 (c)(2) or (B) provides to the secretary of the corporation, within the time period referred to in Section 4.15(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the board of directors determines acceptable.

(2)   An Eligible Shareholder or group of up to 20 Eligible Shareholders may submit a nomination in accordance with this Section 4.15 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the corporation’s common stock throughout the three-year period preceding and including the date of submission of the Proxy Access Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of shareholders. The following shall be treated as one Eligible Shareholder if such Eligible Shareholder shall provide together with the Proxy Access Nomination Notice documentation satisfactory to the board of directors that the Eligible Shareholder consists only of funds that are: (A) under common management and investment control; (B) under common management and funded primarily by the same employer; or (C) a group of investment companies (as defined in the Investment Company Act of 1940, as amended). In the event of a nomination by a Nominating Shareholder that includes a group of Eligible Shareholders, any and all requirements and obligations for an Eligible Shareholder shall apply to each Eligible Shareholder in such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Shareholders constituting the Nominating Shareholder. Should any Eligible Shareholder cease to satisfy the eligibility requirements in this Section 4.15, as determined by the board of directors, or withdraw from a group of Eligible Shareholders constituting a Nominating Shareholder at any time prior to the annual meeting of shareholders, the Nominating Shareholder shall be deemed to own only the shares held by the remaining Eligible Shareholders. As used in this Section 4.15, any reference to a group or group of Eligible Shareholders refers to any Nominating Shareholder that consists of more than one Eligible Shareholder and to all the Eligible Shareholders that make up such Nominating Shareholder.

(3)   The Minimum Number of shares of the corporation’s common stock means 3% of the aggregate number of shares of the corporation’s common stock outstanding as of the most recent date for which such amount is given in any filing by the corporation with the Securities and Exchange Commission prior to the submission of the Proxy Access Nomination Notice.

(4)   For purposes of this Section 4.15, an Eligible Shareholder owns only those outstanding shares of the corporation’s common stock as to which such Eligible Shareholder possesses both: (A) the full voting and investment rights pertaining to such shares and (B) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (w) purchased or sold by such Eligible Shareholder or any of its affiliates in any transaction that has not been settled or closed, (x) that are subject to short positions or were otherwise sold short by such Eligible Shareholder or any of its affiliates, (y) borrowed by such Eligible Shareholder

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   C-2

Appendix C

or any of its affiliates for any purpose or purchased by such Eligible Shareholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares, with cash based on the notional amount or value of outstanding shares of common stock of the corporation or a combination thereof, in any such case, which instrument or agreement has, or is intended to have, or if exercised or settled would have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such Eligible Shareholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic interest in such shares by such Eligible Shareholder or any of its affiliates. An Eligible Shareholder owns shares held in the name of a nominee or other intermediary so long as the Eligible Shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Shareholder. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has loaned such shares; provided that the Eligible Shareholder has the power to recall such loaned shares on not more than five business days’ notice. The terms owned, owning and other variations of the word own shall have correlative meanings. Whether outstanding shares of the corporation are owned for these purposes shall be determined by the board of directors. For purposes of this Section 4.15(c)(4), the term affiliate or affiliates shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(5)   No Eligible Shareholder shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any Eligible Shareholder appears as a member of more than one group, such Eligible Shareholder shall be deemed to be a member of only the group that owns the largest aggregate number of shares of each class of the corporation’s common stock, as reflected in the Proxy Access Nomination Notice

(d)	Proxy access nomination notice

(1)   To nominate a Shareholder Nominee pursuant to this Section 4.15 the Nominating Shareholder (including each Eligible Shareholder in the case of a Nominating Shareholder consisting of a group of Eligible Shareholders) must deliver to the secretary of the corporation at the principal executive offices of the corporation all of the following information and documents in a form that the board of directors determines acceptable (collectively, the Proxy Access Nomination Notice), not less than 120 days nor more than 150 days prior to the anniversary of the date that the corporation first mailed or otherwise distributed its proxy statement for the prior year’s annual meeting of shareholders; provided, however, that if (and only if) the annual meeting of shareholders is not scheduled to be held within a period that commences 30 days before and concludes 30 days after the first anniversary date of the preceding year’s annual meeting of shareholders (an annual meeting date outside such period being referred to herein as an Other Meeting Date), the Proxy Access Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed (in no event shall the adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Proxy Access Nomination Notice):

(i)   one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven days prior to the date of the Proxy Access Nomination Notice, the Nominating Shareholder owns, and has continuously owned for the preceding three years, the Minimum Number of shares, and the Nominating Shareholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Shareholder’s continuous ownership of the Minimum Number of shares through the record date;

(ii)   an agreement to hold the Minimum Number of shares through the annual meeting and to provide immediate notice if the Nominating Shareholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting;

(iii)   a Schedule 14N (or any successor form) relating to each Shareholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Shareholder, as applicable, in accordance with Securities and Exchange Commission rules;

(iv)   the written consent of each Shareholder Nominee to being named in the corporation’s proxy statement, form of proxy and ballot as a Shareholder Nominee and to serving as a director if elected;

(v)   a written notice, in a form deemed satisfactory by the board of directors, of the nomination of each Shareholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating

C-3   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Appendix C

Shareholder: (a) the information that would be required to be set forth in an Advance Nomination Notice pursuant to Section 4.14; (b) a representation and warranty that the Nominating Shareholder acquired the securities of the corporation in the ordinary course of business and did not acquire, and is not holding, securities of the corporation for the purpose or with the intent of changing or influencing control of the corporation; (c) a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than such Nominating Shareholder’s Shareholder Nominee(s); (d) a representation and warranty that the Nominating Shareholder has not engaged in and will not engage in a solicitation within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Shareholder’s Shareholder Nominee(s) or any nominee of the board of directors; (e) a representation and warranty that the Nominating Shareholder will not use any form of proxy and ballot other than the corporation’s form of proxy and ballot in soliciting shareholders in connection with the election of a Shareholder Nominee at the annual meeting; (f) a representation and warranty that each Shareholder Nominee’s candidacy or, if elected, membership on the board of directors would not violate the articles or these bylaws, any applicable law, rule, regulation, order or decree to which the corporation is subject, including rules or regulations of any stock exchange on which the corporation’s shares of common stock are listed; (g) a representation and warranty that each Shareholder Nominee: (i) does not have any direct or indirect relationship with the corporation that would cause the Shareholder Nominee to be deemed not independent pursuant to the corporation’s standards in its Corporate Governance Guidelines and otherwise qualifies as independent under any other standards established by the corporation and the rules of any stock exchange on which the corporation’s shares of common stock are listed; (ii) meets the audit committee and compensation committee independence requirements under the rules of any stock exchange on which the corporation’s shares of common stock are listed; (iii) is a non-employee director for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (iv) is an outside director for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (v) is not and has not been subject to any event specified in Rule 506(d) (1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Shareholder Nominee; and (vi) meets the director qualifications set forth in the corporation’s Corporate Governance Guidelines and any other standards established by the corporation (notwithstanding this clause (g), for the avoidance of doubt, the board of directors is responsible for making the final determination of the Shareholder Nominee’s independence); (h) a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 4.15(c) and intends to continue to satisfy such eligibility requirements through the date of the annual meeting; (i) details of any position of a Shareholder Nominee as an employee, officer or director of any entity, and of any other material relationship with or material financial interest in any entity, within the three years preceding the submission of the Proxy Access Nomination Notice; (j) if desired, a Supporting Statement; and (k) in the case of a nomination by a Nominating Shareholder comprised of a group, the designation by all Eligible Shareholders in such group of one Eligible Shareholder that is authorized to act on behalf of the Nominating Shareholder with respect to matters relating to the nomination, including withdrawal of the nomination;

(vi)   an executed agreement, in a form deemed satisfactory by the board of directors, pursuant to which the Nominating Shareholder (including in the case of a group, each Eligible Shareholder in that group) agrees: (a) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election of the Shareholder Nominee; (b) to file any written solicitation or other communication with the corporation’s shareholders relating to one or more of the corporation’s directors or director nominees or any Shareholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (c) to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder or any of its Shareholder Nominees with the corporation, the shareholders of the corporation or any other person in connection with the nomination or election of Directors, including, without limitation, the Proxy Access Nomination Notice; (d) to indemnify and hold harmless (jointly with all other Eligible Shareholders, in the case of a group of Eligible Shareholders) the corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder or any of its Shareholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under, this Section 4.15; (e) in the event that any information included in the Proxy Access Nomination Notice or any other communication by the Nominating Shareholder (including with respect to any Eligible Shareholder included in a group) with the corporation, the shareholders of the corporation or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (f) in the event that the Nominating Shareholder (including any Eligible

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   C-4

Appendix C

Shareholder in a group) has failed to continue to satisfy the eligibility requirements described in Section 4.15(c), to promptly notify the corporation; and

(vii) an executed agreement, in a form deemed satisfactory by the board of directors, by each Shareholder Nominee: (a) to promptly, but in any event within ten business days after such request, provide to the corporation such other information and certifications, including completion of a director nominee questionnaire, as the corporation may reasonably request; (b) at the reasonable request of the board of directors, any committee or any officer of the corporation, to meet with the board of directors, any committee or any officer of the corporation to discuss matters relating to the nomination of such Shareholder Nominee to the board of directors, including the information provided by such Shareholder Nominee to the corporation in connection with his or her nomination and such Shareholder Nominee’s eligibility to serve as a member of the board of directors; (c) that such Shareholder Nominee has read and agrees, if elected, to comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors; (d) understands his or her duties as a director under Pennsylvania law and agrees to act in accordance with those duties while serving as a director, and (e) that such Shareholder Nominee is not and will not become a party to: (i) any agreement, arrangement or understanding with any person with respect to any direct or indirect compensation, reimbursement or indemnification of the Shareholder Nominee in connection with being a Shareholder Nominee that has not been fully disclosed in writing to the corporation prior to or concurrently with the Nominating Shareholder’s submission of the Proxy Access Nomination Notice; (ii) any agreement, arrangement, or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification of the Shareholder Nominee in connection with service or action as a director of the corporation if so elected; (iii) any agreement, arrangement or understanding with any person or entity as to how such Shareholder Nominee, if elected, will vote or act on any issue (a Voting Commitment) except such as is already existing and has been fully disclosed to the corporation prior to or concurrently with the Nominating Shareholder’s submission of the Proxy Access Nomination Notice; or (iv) any Voting Commitment that could limit or interfere with such Shareholder Nominee’s ability to comply, if elected, with his or her fiduciary duties under applicable law.

(2) The information and documents required by this Section 4.15(d) to be provided by the Nominating Shareholder shall be: (A) provided with respect to and executed by each Eligible Shareholder in the case of a Nominating Shareholder comprised of a group of Eligible Shareholders; and (B) provided with respect to both the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) and limited liability companies (x) in the case of a Nominating Shareholder that is an entity and (y) in the case of a Nominating Shareholder that is a group that includes one or more Eligible Shareholders that are entities. The Proxy Access Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 4.15(d) (other than such information and documents contemplated to be provided after the date the Proxy Access Nomination Notice is provided) have been delivered to and received by the secretary of the corporation.

(e)	Exceptions

(1)   Notwithstanding anything to the contrary contained in this Section 4.15, the corporation may omit from its proxy statement any Shareholder Nominee and any information concerning such Shareholder Nominee (including a Nominating Shareholder’s Supporting Statement) and no vote on such Shareholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Shareholder may not, after the last day on which a Proxy Access Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Shareholder Nominee, if: (A) the corporation receives a notice pursuant to the advance notice requirements set forth in Section 4.14 that a shareholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the corporation; (B) the Nominating Shareholder (or, in the case of a Nominating Shareholder consisting of a group of Eligible Shareholders, the Eligible Shareholder that is authorized to act on behalf of the Nominating Shareholder), or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Section 4.15, the Nominating Shareholder withdraws its nomination or the presiding officer of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 4.15 and shall therefore be disregarded; (C) the board of directors in good faith determines that such Shareholder Nominee fails to satisfy all the standards set forth in Section 4.15(d)(1)(E)(7)(a)-(f), such Shareholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, or if such Shareholder Nominee’s nomination or election to the board of directors would result in the corporation violating or failing to be in compliance with the articles, these bylaws or any applicable law, rule, regulation, order or decree to which the corporation is subject, including any rules or regulations of any stock exchange on which the corporation’s shares of common stock are listed; (D) such Shareholder Nominee was nominated for election to the board of directors pursuant to this Section 4.15 at one of the corporation’s two preceding annual meetings of shareholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received less than 25% of the votes that all shareholders are entitled to cast in favor of the

C-5   ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT

Appendix C

election of such Shareholder Nominee; or (E) the corporation is notified, or the board of directors determines, that the Nominating Shareholder or such Shareholder Nominee has failed to continue to satisfy the eligibility requirements described in Section 4.15(c), any of the representations and warranties made in the Proxy Access Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Shareholder Nominee becomes unwilling or unable to serve on the board of directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Shareholder or such Shareholder Nominee under this Section 4.15.

(2)   Notwithstanding anything to the contrary contained in this Section 4.15, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Shareholder Nominee included in the Proxy Access Nomination Notice, if the board of directors determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (C) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission’s proxy rules or any other applicable law, rule or regulation; or (D) the inclusion of such information in the proxy statement would impose a material risk of liability upon the corporation.

(3)   The corporation may solicit against, and include in the proxy statement its own statement relating to, any Shareholder Nominee.

(f)   This Section 4.15 provides the exclusive method for a shareholder to include nominees for election to the board of directors in the corporation’s proxy materials.

ESSENTIAL UTILITIES, INC. 2021 PROXY STATEMENT   C-6

OUR ESG PROGRAM HIGHLIGHTS Environmental o By 2035, we pledge to achieve a 60% reduction of Scope 1 and 2 greenhouse gas emissions over our 2019 baseline o By 2035, Essential will reduce annual Scope 1 and 2 emissions by 350,045 Metric Tons CO2e compared to its 2019 baseline. This figure is roughly equivalent to any one of these activities taking place over one year: ? Emissions from 76,000 cars on the road ? Emissions from 59,000 homes' electricity usage ? CO2 sequestered by over 457,000 acres of U.S. forest, roughly the massive size of Sequoia National Park1 o Essential consistently outperforms the national average on drinking water quality by 6 to 8 times annually2 Social Diversity and Inclusion o Target to nearly double our diverse supplier controllable spend from 8.6% today to 15% o Target to increase the percentage of our employees of color to 17% o Currently, more than 62.5% of the Board is diverse, including 33% female directors Safety o Strong safety record across water, wastewater and gas operations. Appointment of national safety director to standardize best practices Employee Engagement o High employee engagement, along with focus on wellness and frequent pulse surveys Philanthropy and Community Support o Robust philanthropy and volunteerism programs to engage and support our communities Governance o Governance Committee provides direct oversight of Essential's ESG program at Board level o ESG Oversight Committee provides direct oversight of Essential's ESG program at executive management level o Dedicated Human Right to Water Policy, along with other governance documents, provide clear Company position and guidance on critical ethical issues o Information security and cybersecurity programs adhere to best industry practices and alignment to robust frameworks Reporting o Innovative and dynamic ESG microsite launched in 2020 (https://ESG.essential.co/ ) o ESG Report aligned with Sustainable Accounting Standard Board (SASB) and United Nations Sustainable Development Goals (SDGs) o Three consecutive CDP (Carbon Disclosure Project) filings and first release of Task Force on Climate- Related Financial Disclosure (TCFD) o Reporting in 2021 will fully feature water, wastewater and gas operations 1 U.S. Environmental Protection Agency Equivalencies Calculator. https://www.epa.gov/energy/greenhouse-gas-equivalencies-calculator 2 Measured as percentage of community water systems with health-based violations Design by Addison www.addison.com

Essential
Providing natural resources for life.

877.987.2782
www.essential.co

FSC PLACEHOLDER

Essential Utilities, Inc. 762 W. Lancaster Avenue Bryn Mawr, PA 19010 877.987.2782 www.essential.co

ESSENTIAL UTILITIES, INC. 762 WEST LANCASTER AVENUE BRYN MAWR, PA 19010 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 4, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WTRG2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 4, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D30995-P49613 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ESSENTIAL UTILITIES, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR all of All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. the nominees listed: 1. To elect eight nominees for directors: Nominees: 1) Elizabeth B. Amato 2) Christopher H. Franklin 3) Daniel J. Hilferty 4) Francis O. Idehen 5) Edwina Kelly 6) Ellen T. Ruff 7) Lee C. Stewart 8) Christopher C. Womack 1) The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2021 fiscal year: 3. To approve an advisory vote on the compensation paid to the Company’s named executive officers for 2020: 4. To ratify the Amendment to the Company’s Bylaws to permit shareholder access to future proxy statements. NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at http://essential.co/investor-relations D30996-P49613 Proxy Essential Utilities, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ESSENTIAL UTILITIES, INC. Proxy for Annual Meeting of Shareholders on May 5, 2021 The undersigned hereby appoints Christopher P. Luning and Daniel J. Schuller, or a majority of them or any one of them acting singly in absence of the others, with full power of substitution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Shareholders of Essential Utilities, Inc., to be held virtually at www.virtualshareholdermeeting.com/WTRG2021, at 8:00 a.m., Eastern Time on Wednesday, May 5, 2021 and any adjournments or postponements thereof, and, with all powers the undersigned would possess, if present, to vote all shares of Common Stock of the undersigned in Essential Utilities, Inc. including any shares held in the Dividend Reinvestment and Direct Stock Purchase Plan of Essential Utilities, Inc. as designated on the reverse side. The proxy when properly executed will be voted in the manner directed herein by the undersigned. If the proxy is signed, but no vote is specified, this proxy will be voted: FOR ALL the director nominees listed in Proposal No. 1 on the reverse side; FOR the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2021 fiscal year in Proposal No. 2; FOR the compensation paid to the Company’s named executive officers for 2020 in Proposal No. 3; FOR the Amendment to the Company’s Bylaws to permit shareholder access to future proxy statements in Proposal No. 4; and in accordance with the proxies’ discretion upon other matters properly coming before the meeting and any adjournments or postponements thereof. PLEASE MARK, SIGN, DATE AND PROPERLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE, OR VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET OUT ON THE PROXY CARD. Continued and to be signed on reverse side